As filed with the Securities and Exchange Commission on September 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Argo-Tech Corporation

(Exact name of registrant as specified in its charter)

Delaware	3724	31-1521125
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

23555 Euclid Avenue

Cleveland, Ohio 44117
(216) 692-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

See additional registrants

Paul R. Keen

General Counsel
Argo-Tech Corporation
23555 Euclid Avenue
Cleveland, Ohio 44117
(216) 692-6000
(Name, address, including zip code, and telephone number, including area code, for agent for service)

Copy to:

David P. Porter
Jones Day
901 Lakeside Drive
Cleveland, Ohio 44114
(216) 586-7064

     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable following the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed maximum
Title of each class of	to be	offering price	aggregate	Amount of
securities to be registered	registered	per unit	offering price(1)	registration fee

9 1/4% Senior Notes Due 2011	$250,000,000	100%	$250,000,000	$31,675.00

Guarantees of the 9 1/4% Senior Notes Due 2011(2)	N/A	N/A	N/A	N/A

Total registration fee				$31,675.00

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.

(2)	The 9 1/4% Senior Notes due 2011 of Argo-Tech Corporation will be guaranteed by those of its subsidiaries that are listed in the table of additional registrants. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

      The name and address of the agent for service for the additional registrants is the same as is set forth for Argo-Tech Corporation on the cover page of this registration statement.

Argo-Tech Corporation (Aftermarket)

(Exact name of registrant as specified in its charter)

Delaware	3724	91-1797229
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

23555 Euclid Avenue

Cleveland, Ohio 44117
(216) 692-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Argo-Tech Corporation (HBP)

(Exact name of registrant as specified in its charter)

Delaware	6512	06-1100916
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

23555 Euclid Avenue

Cleveland, Ohio 44117
(216) 692-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Argo-Tech Corporation (OEM)

(Exact name of registrant as specified in its charter)

Delaware	3724	31-1521120
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

23555 Euclid Avenue

Cleveland, Ohio 44117
(216) 692-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Argo-Tech Corporation Costa Mesa

(Exact name of registrant as specified in its charter)

California	3728	33-0198905
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

671 W. Seventeenth Street

Costa Mesa, California 92627-3605
(949) 764-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Durodyne, Inc.

(Exact name of registrant as specified in its charter)

Arizona	3052	86-0301202
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

850 East Teton Road

Tucson, Arizona 85076
(520) 294-3491
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The information in this prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2004

PROSPECTUS

Offer to Exchange

All $250,000,000 Outstanding 9 1/4% Senior Notes due 2011
For 9 1/4% Senior Notes due 2011
of
Argo-Tech Corporation

This Exchange Offer Will Expire at 5:00 p.m.,

New York City Time, on                         , 2004, unless Extended

Material Terms of the Exchange Offer

•	We are offering to exchange all outstanding notes that are validly tendered and not withdrawn for an equal principal amount of notes that are registered under the Securities Act of 1933.

•	The exchange offer is subject to conditions, including that the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Securities and Exchange Commission.

•	You may withdraw your tender of outstanding notes at any time before the expiration of the exchange offer.

•	Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

•	The exchange of notes will not be a taxable exchange for United States federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	Our affiliates may not participate in the exchange offer.

The Exchange Notes

•	The terms of the exchange notes to be issued are substantially identical to the terms of the outstanding notes, except that the registration rights provisions and some of the transfer restrictions relating to the outstanding notes will not apply to the exchange notes.

•	Interest on the exchange notes will accrue at the rate of 9 1/4% per year, payable in cash every six months on June 1 and December 1, with the first payment on December 1, 2004.

•	The exchange notes will be fully and unconditionally guaranteed to the extent allowed by law, on a joint and several basis, by our subsidiary guarantors, as more fully described in this prospectus.

•	The exchange notes will be unsecured, rank equally with all our existing and future senior debt and rank senior to all our existing and future subordinated debt. The exchange notes will be effectively subordinated to all our existing and future secured debt to the extent of the value of the assets securing such debt.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may by amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where those outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      Investing in the exchange notes involves risks. Please consider carefully the “Risk Factors” beginning on page 9 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

References to additional information

      This prospectus incorporates important business and financial information about Argo-Tech Corporation that is not included in or delivered with this prospectus. You may obtain these documents incorporated by reference in this prospectus without charge by requesting the documents, in writing or by telephone, from us at the following address and phone numbers:

23555 Euclid Avenue
Cleveland, Ohio 44117
Attention: Frances S. St. Clair
Telephone: (216) 692-6000

If you would like to request copies of these documents, please do so by                     , 2004 in order to receive them before the expiration of the exchange offer. See “Where you can find more information.”

Where you can find more information

      We have filed a registration statement on Form S-4 with the SEC with respect to the exchange notes offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information on our company and the exchange notes we are offering, you should review the registration statement.

      Following completion of the exchange offer, we will be required to file reports and other information with the Securities and Exchange Commission. These reports, the registration statement and other information are or will be available for reading and copying at the SEC Public Reference Room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site at http://www.sec.gov that contains the registration statement and the reports and other information that we file electronically with the SEC.

PROSPECTUS SUMMARY

      The following summary contains information about Argo-Tech Corporation and this exchange offer. It does not contain all of the information that may be important to you in making a decision to exchange any outstanding notes. For a more complete understanding of Argo-Tech Corporation and this exchange offer, we urge you to read carefully this entire prospectus and the documents incorporated by reference, including the “Risk Factors” and “Forward-looking Statements” sections and our financial statements and the notes to those statements. In this prospectus, unless otherwise indicated or the context requires otherwise, the terms “Argo-Tech,” “the Company,” “we,” “our” or “us” refer to Argo-Tech Corporation, the issuer of the notes, and all of our domestic subsidiaries. All of our current domestic subsidiaries have guaranteed the notes and are referred to in this prospectus as “the guarantors.” As used in this prospectus, “large commercial aircraft” refers to aircraft with seating capacity for at least 70 passengers. Argo-Tech’s fiscal year ends on the last Saturday in October and is identified in this prospectus according to the calendar year in which it ends. For example, the fiscal year ended October 25, 2003 is referred to as “fiscal 2003.” Our fiscal years consist of 52 week periods, except that fiscal 2004 will consist of a 53 week period. Unless otherwise stated, when we refer to Adjusted EBITDA, we are referring to the definition of Adjusted EBITDA contained in footnote (3) to “Selected Consolidated Financial Data”.

Our company

      We are a global designer, manufacturer and servicer of high performance fuel flow devices and systems. We operate in two business segments, Aerospace and Industrial. The Aerospace segment consists of aircraft engine fuel pumps and other engine products, commercial and military products and systems found on a plane’s airframe, and aerial refueling pumps and related equipment. The Industrial segment includes ground fueling nozzles, hoses and other ground fueling components, an automated fuel management system, cryogenic pumps and nozzles and the operation of a business park in Cleveland, Ohio.

Aerospace segment

      We are a leading supplier of main engine fuel pumps to the commercial aircraft industry and a leading supplier of main engine fuel pumps to the military. Main engine fuel pumps are precision mechanical pumps that maintain the flow of fuel to the engine at a precise rate and pressure. We are also a leading supplier of commercial and military airframe products and systems, which are used to transfer fuel to an engine and control fuel between tanks. In addition, we earn significant revenue from aftermarket repair and overhaul sales.

Industrial segment

      We are a leading supplier of ground fueling components and automated fuel management systems, which are used at airports throughout the world. In addition, we design and supply intank pumps and nozzles for liquid natural gas, known as “LNG,” liquid propane gas and other cryogenic fluids, as well as specialty military and industrial hose for aerospace, chemical transfer and marine applications. We also supply products to the industrial gas turbine industry.

      We operate an aerospace certified materials laboratory and a business park in Cleveland, Ohio, where we maintain our headquarters and primary production facilities.

Recent developments

      On June 23, 2004, we completed a refinancing of substantially all of our outstanding indebtedness, including the capital structure of our parent, AT Holdings Corporation, by:

•	purchasing through a tender offer our outstanding $195.0 million aggregate principal amount of senior subordinated notes due 2007, together with a premium of approximately $5.6 million and accrued and unpaid interest of approximately $4.0 million, and redeeming any of these notes that were not tendered;

•	redeeming all of AT Holdings’ outstanding Series A Cumulative Exchangeable Redeemable Preferred Stock (referred to in this prospectus as the “Holdings Preferred Stock”) at 100% of the $30.0 million liquidation preference, together with accrued and unpaid dividends of $27.6 million; and

•	restating $19.8 million of term loans outstanding under our then-existing senior credit facility, together with accrued and unpaid interest of $0.1 million.

      The above transactions and the payment of associated fees and expenses are collectively referred to in this prospectus as the “Refinancing.”

Senior subordinated notes tender offer and consent solicitation

      On June 18, 2004, we completed a tender offer to purchase any and all of our outstanding senior subordinated notes and to solicit consents to certain proposed amendments to the indentures governing those notes. These amendments removed all of the principal restrictive covenants of the senior subordinated notes, other than our obligation to pay interest and principal. We received the requisite consents and effected the proposed amendments on the date we issued the new senior notes. On July 22, 2004, we redeemed all of the senior subordinated notes that were not tendered in the tender offer at a redemption price of $1,028.75 per $1,000 in principal amount of notes, plus accrued and unpaid interest pursuant to the optional redemption provisions of the indentures governing the senior subordinated notes.

Amended credit facility

      We amended and restated our existing credit facility effective as of the date we issued the outstanding notes. The amended credit facility provides for a $30.0 million five-year revolving credit facility and a $15.0 million five-year term loan facility. The amended credit facility is secured and contains customary terms and conditions. See “Description of Other Indebtedness” for more information.

Preferred stock redemption

      All of the shares of Holdings Preferred Stock outstanding on the date we issued the outstanding notes were held by J.P. Morgan Partners (SBIC), LLC, an affiliate of J.P. Morgan Securities Inc., an initial purchaser of the outstanding notes. As part of the Refinancing, all of these outstanding shares were redeemed at 100% of the liquidation preference amount, plus all accrued and unpaid dividends, for a total purchase price of $57.6 million.

Information about Argo-Tech Corporation

      Our principal executive offices are located at 23555 Euclid Avenue, Cleveland, Ohio 44117, and our telephone number is (216) 692-6000. We also maintain a website at www.argo-tech.com. However, information on our website is not a part of this prospectus and you should rely only on the information contained in this prospectus when making a decision to invest in the notes.

The exchange offer

Purpose and Effect	We sold $250.0 million in aggregate principal amount of 9 1/4% senior notes due 2011, referred to in this prospectus as the “outstanding notes,” on June 23, 2004 to J.P. Morgan Securities Inc., Jefferies Quarterdeck, a division of Jefferies & Company, Inc. and NatCity Investments, Inc. to which we refer collectively in this prospectus as the “initial purchasers.” Simultaneously with that sale, we signed a registration rights agreement with the initial purchasers that requires us to conduct this exchange offer.

Registration Rights Agreement	You have the right under the registration rights agreement to exchange your outstanding notes for notes registered under the Securities Act with substantially identical terms. This exchange offer is intended to satisfy that right. After the exchange offer is complete, except as set forth below, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

Under the registration rights agreement, we are required to complete this exchange offer by December 23, 2004. If we fail to satisfy this obligation, we have agreed to pay special interest to each holder of outstanding notes equal to 0.25% per annum on the principal amount of the outstanding notes held by that holder with respect to the first 90-day period immediately following the occurrence of the registration default. The amount of special interest will increase by an additional 0.25% per annum on the principal amount of the outstanding notes with respect to each subsequent 90-day period until the registration default has been cured, up to a maximum amount of special interest for all registration defaults of 1.0% per annum. The accrual of special interest with respect to a registration default will cease upon the cure of that registration default.

After this exchange offer registration statement is declared effective, we are required to keep the registration statement effective for a 90-day period beginning when the exchange notes are first issued in the exchange offer.

The registration rights agreement also requires us to file a shelf registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of any holders that are ineligible to participate in the exchange offer and indicate that they wish to have their outstanding notes registered under the Securities Act. If we are required to file a shelf registration statement and are unable to meet our obligations relating to that shelf registration statement, we would be required to pay special interest to those holders of outstanding notes in the amounts described above.

The Exchange Offer	We are offering to exchange $250.0 million in aggregate principal amount of 9 1/4% senior notes due 2011, which have been registered under the Securities Act of 1933 and which we refer to in this prospectus as the “exchange notes,” for the outstanding notes. We refer collectively in this prospectus to the outstanding notes and the exchange notes as the “notes.”

You may not participate in the exchange offer if you are:

• our “affiliate” within the meaning of Rule 405 under the Securities Act;

• a broker-dealer that acquired outstanding notes directly from us; or

• a Plan unless you can make the representations set forth in this prospectus in “Certain ERISA Considerations.”

To exchange your outstanding notes, you must properly tender them before the exchange offer expires. We will exchange all outstanding notes that are validly tendered and not withdrawn. We will issue the exchange notes promptly after the exchange offer expires.

You may tender your outstanding notes for exchange in whole or in part in integral multiples of $1,000 principal amount.

For a description of the procedures for tendering outstanding notes, see “The Exchange Offer — Procedures for tendering outstanding notes.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless extended by us, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

Consequences of Failure to Exchange Your Outstanding Notes	If you do not exchange your outstanding notes for exchange notes in the exchange offer, your outstanding notes will continue to be subject to the restrictions on transfer provided in the outstanding notes and the indenture governing those notes. In general, the outstanding notes, unless registered under the Securities Act, may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the outstanding notes under the Securities Act.

Conditions to the Exchange Offer	The exchange offer is subject to the following conditions:

• the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Securities and Exchange Commission, which we refer to in this prospectus as the SEC;

• no action or proceeding has been instituted or threatened and no law has been adopted that would reasonably be expected to impair our ability to proceed with the exchange offer;

• no stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement;

• all governmental approvals necessary for the consummation of the exchange offer have been obtained; and

• no change in our business or financial affairs has occurred, which might materially impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We currently expect that each of the conditions will be satisfied and that no waiver of any condition will be necessary. See “The Exchange Offer — Conditions to the exchange offer.”

We reserve the right, subject to applicable law, at any time and from time to time in our reasonable judgment:

• to terminate the exchange offer if specified conditions have not been satisfied;

• to extend the expiration date of the exchange offer and retain all tendered outstanding notes, subject, however, to the right of tendering holders to withdraw their tender of outstanding notes; and

• to waive any condition or otherwise amend the terms of the exchange offer in any respect.

See “The Exchange Offer — Expiration date; extensions; amendments.”

Procedures for Tendering Outstanding Notes	If you wish to tender your outstanding notes for exchange, you must:

• complete and sign the letter of transmittal in accordance with the instructions contained in the letter of transmittal; and

• forward the letter of transmittal by mail or hand delivery, together with any other required documents, to the exchange agent, either with the outstanding notes that you tender or in compliance with the specified procedures for guaranteed delivery of your outstanding notes.

Some brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

Please do not send your letter of transmittal or certificates representing your outstanding notes to us. You should send those documents only to the exchange agent. You should direct any information requests or questions regarding how to tender your outstanding notes to the exchange agent.

Special Procedures for Beneficial Owners	If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact that person promptly if you wish to tender your outstanding notes in the exchange offer.

Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time before the expiration date by delivering a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described under the heading “The Exchange Offer — Withdrawal rights.”

United States Federal Income Tax Consequences	The exchange of outstanding notes for the exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences.”

Resales of Exchange Notes	We believe that you will be able to offer for resale, resell or otherwise transfer exchange notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are:

• acquiring the exchange notes in the ordinary course of your business;

• not participating, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

• not an “affiliate” of us within the meaning of Rule 405 under the Securities Act; and

• not a broker-dealer that acquired the outstanding notes directly from us.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The staff of the SEC has not considered this exchange offer in the context of a no-action letter. We cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer.

If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from those requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See “Plan of Distribution” in this prospectus.

Exchange notes can be transferred to Plans only if they can make the representations set forth in this prospectus in “Certain ERISA Considerations.”

Exchange Agent	The exchange agent for the exchange offer is BNY Midwest Trust Company. The address, telephone number and facsimile number of the exchange agent are set forth in “The Exchange Offer — Exchange agent” and in the letter of transmittal.

Appraisal or Dissenters’ Rights	You have no appraisal or dissenters’ rights in connection with the exchange offer.

The exchange notes

The terms of the exchange notes and the outstanding notes are identical in all material respects, except:

•	the exchange notes will have been registered under the Securities Act;

•	the exchange notes will not contain the registration rights and some of the transfer restrictions that relate to the outstanding notes; and

•	the exchange notes will not contain provisions relating to the payment of special interest to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

The following is a brief description of the terms of the exchange notes:

Securities	$250.0 million aggregate principal amount of 9 1/4% senior notes due 2011.

Maturity	June 1, 2011.

Interest payment dates	June 1 and December 1, commencing December 1, 2004.

Optional redemption	The notes are redeemable at our option, in whole or in part, at any time on or after June 1, 2008, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to June 1, 2007, we may redeem up to 35% of the original principal amount of the notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 109.25% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

Guarantees	The notes are guaranteed by all of our domestic subsidiaries, each of which also guarantees our obligations under our amended credit facility. Any additional subsidiaries that in the future guarantee our indebtedness, including our amended credit facility, or indebtedness of any subsidiary guarantor, will also guarantee the notes. The guarantees will be released when the guarantees of our indebtedness, including our amended credit facility, and the guarantees of any indebtedness of our subsidiary guarantors are released. The guarantees are unsecured senior indebtedness of our subsidiary guarantors and rank equally with respect to indebtedness of our subsidiary guarantors as the notes have with respect to our indebtedness. For both fiscal 2003 and the 40 weeks ended July 31, 2004, our non-guarantor subsidiaries collectively represented less than 3% of each of our sales, operating income, EBITDA and cash flows from operating activities.

Ranking	The notes:

• are unsecured;

• are effectively junior to our secured debt to the extent of the value of the assets securing such debt;

• rank equally with all of our existing and future unsecured unsubordinated debt;

• are senior to any future senior subordinated or subordinated debt; and

• are structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that in the future do not guarantee the notes.

Covenants	We issued the notes under an indenture with BNY Midwest Trust Company, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries (as defined under the heading “Description of Exchange Notes”) to:

• incur additional debt;

• issue redeemable stock and preferred stock;

• repurchase capital stock;

• make other restricted payments including, without limitation, paying dividends and making investments;

• create liens;

• redeem debt that is junior in right of payment to the notes;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• enter into agreements that restrict dividends from subsidiaries;

• enter into mergers or consolidations;

• enter into transactions with affiliates;

• guarantee indebtedness;

• enter into sale/leaseback transactions; and

• enter into new lines of business.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of Exchange Notes.”

Mandatory offers to purchase	The occurrence of a change of control will be a triggering event requiring us to offer to purchase your notes from you at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 365 days to repay senior secured indebtedness, to repay indebtedness under our amended credit facility (with a corresponding reduction in commitment) or to invest in assets related to our business.

Listing	We do not intend to apply for listing of the exchange notes on any securities exchange of for quotation of the exchange notes in any authorized dealer quotation system.

Risk factors

      You should consider carefully all of the information in this prospectus and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors”.

Selected financial data

      You will find selected financial data of Argo-Tech beginning on page 22 of this prospectus.

Ratio of earnings to fixed charges

      The following are the ratio of earnings to fixed charges for each of the fiscal years in the five-year period ended October 25, 2003, the 39 week period ended July 26, 2003 and the 40 week period ended July 31, 2004.

	40 Weeks	39 Weeks
	Ended	Ended		Fiscal Year Ended

	July 31,	July 26,		October 25,		October 26,		October 27,		October 28,		October 30,
	2004	2003		2003		2002		2001		2000		1999

	(Dollars in thousands)

	(Unaudited)
Ratio of earnings to fixed charges(a)	—	1.2	x	1.3	x	1.3	x	1.6	x	1.0	x	1.4x

(a)	For purposes of determining the ratio of earnings available to cover fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest on indebtedness including amortization of deferred financing fees and fixed loan guarantee fees. No ratio is presented for the 40 weeks ended July 31, 2004 as the earnings for that period were $3,231,000 less than the fixed charges.

RISK FACTORS

      You should carefully consider each of the risks and uncertainties we describe below and all of the other information in this prospectus before deciding to invest in the notes. The risks and uncertainties we describe below are not the only ones we face. Additional risks and uncertainties of which we are currently unaware or that we currently believe to be immaterial may also adversely affect our business.

Risks relating to the notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

      Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Forward-looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and capital resources.” If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our amended senior credit facility or the indenture that governs the notes. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our amended senior credit facility and the indenture governing the notes restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

We are a holding company and may not have access to sufficient cash to make payments on the notes.

      We are a holding company with no direct operations. Our principal assets are the equity interests we hold in our operating subsidiaries. As a result, we are dependent upon dividends and other payments from our subsidiaries to generate the funds necessary to meet our outstanding debt service and other obligations. Our subsidiaries may not generate sufficient cash from operations to enable us to make principal and interest payments on our indebtedness, including the notes. In addition, any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. In addition, payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings. Our subsidiaries are permitted under the terms of our indebtedness, including the indenture governing the notes, to incur additional indebtedness that may restrict payments from those subsidiaries to us. We cannot assure you that agreements governing current and future indebtedness of our subsidiaries will permit those subsidiaries to provide us with sufficient cash to fund payments on the notes when due.

      Our subsidiaries are separate and distinct legal entities and, except for our existing and future subsidiaries that will be guarantors of the notes, they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. In addition, any guarantee of the notes will be subordinated to any indebtedness of a subsidiary guarantor that is secured.

Restrictive covenants may adversely affect our operations.

      Our amended senior credit facility and the indenture governing the notes contain various covenants that limit our ability and/or our restricted subsidiaries’ ability to, among other things:

•	incur liens or additional debt or provide guarantees in respect of obligations of other persons;

•	issue redeemable preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase debt;

•	make loans, investments and capital expenditures;

•	engage in sale/leaseback transactions;

•	restrict distributions from our subsidiaries;

•	sell assets and capital stock of our subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person; and

•	enter into new lines of business.

      In addition, the restrictive covenants in our amended senior credit facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under our amended senior credit facility and/or the notes. Upon the occurrence of an event of default under our amended senior credit facility, the lenders could elect to declare all amounts outstanding under our amended senior credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our amended senior credit facility. If the lenders under our credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our amended senior credit facility and our other indebtedness, including the notes. See “Description of Other Indebtedness.”

      Certain of our borrowings, primarily borrowings under our amended senior credit facility, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

      Any default under the agreements governing our indebtedness, including a default under our amended senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium (if any) and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indenture and our amended senior credit facility), we could be in default under the terms of the agreements governing our indebtedness, including our amended senior credit facility and our indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our amended senior credit facility could elect to terminate their commitments thereunder and cease making further loans and institute foreclosure proceedings against our assets and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our amended senior credit facility to avoid being in default. If we breach our covenants under our credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our amended senior credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Exchange Notes.”

The notes and the guarantees will be effectively subordinated to all of our secured debt and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes and the guarantees.

      The notes are general senior unsecured obligations that rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The notes are effectively subordinated to all our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing that indebtedness. As of July 31, 2004, we had $15.0 million of secured indebtedness (all of which is indebtedness under our amended senior credit facility and which does not include availability of approximately $24.2 million under the revolving credit facility). In addition, the indenture governing the notes permits us, subject to some limitations, to incur additional secured indebtedness, and your notes would be effectively junior to any additional secured indebtedness we may incur.

      In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure our secured indebtedness will be available to pay obligations on the notes only after all secured indebtedness, together with accrued interest, has been repaid in full from our assets. Likewise, because our amended credit facility is a secured obligation, our failure to comply with the terms of such facility would entitle those lenders to declare all the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets which serve as collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the notes. Holders of the notes will participate in our remaining assets ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors. There may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding. The guarantees of the notes have a similar ranking with respect to secured and unsecured senior indebtedness of the subsidiaries as the notes do with respect to our secured and unsecured senior indebtedness, as well as with respect to any unsecured obligations expressly subordinated in right of payment to the guarantees.

The notes will be structurally subordinated to all indebtedness of our future subsidiaries that do not become guarantors of the notes.

      You will not have any claim as a creditor against any of our future subsidiaries that do not become guarantors of the notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries.

      For both fiscal 2003 and the 40 weeks ended July 31, 2004, our non-guarantor subsidiaries collectively represented less than 3% of each of our sales, operating income, EBITDA and cash flows from operating activities. At July 31, 2004, our non-guarantor subsidiaries collectively represented less than 3% of our total assets and had approximately $0.3 million of outstanding total liabilities, including trade payables, but excluding intercompany liabilities, all of which would have been structurally senior to the notes.

      In addition, the indenture governing the notes, subject to some limitations, permits these subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

If you do not exchange your notes, you may have difficulty in transferring them at a later time. Your notes will not be accepted for exchange if you do not follow the exchange procedures.

      We will issue exchange notes in exchange for your notes after the exchange agent receives your outstanding notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your notes for exchange. Outstanding notes that are not exchanged will remain subject to restrictions on transfer and will not have rights to registration.

      If you do not participate in the exchange offer, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any outstanding notes are not tendered in the exchange or are tendered but not accepted, the trading market for such notes could be negatively affected due to the limited amount of such notes expected to remain outstanding following the completion of the exchange offer.

      We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. You will receive exchange notes in exchange for your outstanding notes only if, before the expiration date, you deliver all of the following to the exchange agent:

•	certificates for the outstanding notes or a book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent’s account at The Depository Trust Company, or DTC;

•	the letter of transmittal, properly completed and duly executed by you, together with any required signature guarantees; and

•	any other documents required by the letter of transmittal.

      You should allow sufficient time to ensure that the exchange agent receives all required documents before the exchange offer expires. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your outstanding notes for exchange.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

      There is currently no market for the notes, and we cannot assure you that an active trading market will develop for the notes. The notes are not, and we do not intend to have the notes, listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems, although the notes are eligible for trading in the PORTAL market. The initial purchasers have advised us that they intend to make a market in the outstanding notes and the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the outstanding notes or the exchanges notes, and they may discontinue their market-making activities at any time without notice. We cannot assure you as to the development or liquidity of any trading market for the outstanding notes or the exchange notes. The liquidity of any market for the outstanding notes or the exchange notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or the price that you receive when you sell will be favorable.

We may not be able to repurchase the notes upon a change of control.

      Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all notes at 101% of their principal amount plus accrued and unpaid interest. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our credit facility from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our credit facility. Our failure to repurchase the notes upon a change of control would cause a default under the indenture and a cross-default under the credit facility. Our amended senior credit facility also provides that a change of control, as defined in that agreement, will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Our future debt agreements may contain similar provisions.

      In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “Change of Control” under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of “Change of Control” in the indenture to trigger our obligation to repurchase the notes. Therefore, if an event occurs that does not constitute a “Change of Control,” we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of Other Indebtedness” and “Description of Exchange Notes — Change of control.”

Despite current indebtedness levels, we may still be able to incur substantially more debt. An incurrence of additional debt could further exacerbate the risks described above.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. Additionally, our amended credit facility provides commitments of up to $45.0 million in the aggregate. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. The subsidiaries that guarantee the notes will also be guarantors under our amended senior credit facility. See “Description of Exchange Notes” and “Description of Other Indebtedness.”

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees and, if that occurs, you may not receive any payments on the notes.

      The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our subsidiary guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee and, in the case of (2) only, one of the following is also true:

•	we or any of our subsidiary guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

•	payment of the consideration left us or any of our subsidiary guarantors with an unreasonably small amount of capital to carry on its business; or

•	we or any of our subsidiary guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

      If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

      Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      We cannot be certain as to the standards a court would use to determine whether or not we or the subsidiary guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor’s other debt.

      If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

Risks associated with our business and operations

Our sales and earnings are dependent on conditions in the airline industry, and a significant or prolonged downturn in the airline industry or a future terrorist attack could decrease the airline industry’s demand for our products and reduce our sales.

      The majority of our fiscal 2003 gross profit and operating income was derived from sales of products to engine and aircraft manufacturers, airlines and other customers in the aerospace industry. Any downturn in the airline industry could decrease demand for our products and negatively impact our financial condition. The commercial aerospace industry is cyclical and has historically been subject to fluctuations due to general economic conditions. On September 11, 2001, the United States was subjected to terrorist attacks which involved the hijacking of four U.S. commercial aircraft. In the aftermath of the terrorist attacks, passenger traffic on commercial flights was significantly lower than prior to the attacks. Most commercial airlines reduced their operating schedules, lowered fares and implemented cost reduction initiatives. These factors, combined with the impact of the war in Iraq, the outbreak of the Severe Acute Respiratory Syndrome (SARS) virus in 2003, as well as increases in fuel costs and a weak U.S. economy, have resulted in large and continuing financial losses in the airline industry. Major carriers around the world have filed for bankruptcy and others are considering bankruptcy protection. Financial losses and reduced schedules in the airline industry have resulted, and will continue to result, in reduced orders and delivery delays of new commercial aircraft, parking and retirement of older aircraft (eliminating those aircraft from maintenance needs and making spare parts from those aircraft available) and delays in airlines’ purchases of aftermarket parts and service as maintenance is deferred. This will continue to result in decreases in our Aerospace segment sales of original equipment manufacturer (referred to as “OEM” in this prospectus) and aftermarket components and reduce our income and cash flow until such time as conditions in the commercial aerospace industry improve. Any recovery in the aerospace industry will be dependent on continuing improvement in the U.S. economy and the occurrence of any event similar to those described above could delay these recoveries. We refer you to our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the adverse impact that these factors have had on our results of operations.

The aerospace industry is subject to significant government regulation and oversight and failure to comply with these regulations could increase the cost of operating our business.

      The aerospace industry is highly regulated in the United States and in other countries. We must be certified or accepted by the Federal Aviation Administration, the United States Department of Defense and similar agencies in foreign countries and by individual OEMs in order to sell and service parts and components used in specific aircraft models. If material certifications, authorizations or approvals are revoked or suspended, our operations will be curtailed. In the future, new and more demanding government regulations may be adopted or industry oversight may be increased. We may have to incur significant additional costs to achieve compliance with new regulations or to reacquire a revoked or suspended approval, which could reduce our profitability.

We compete with a number of established companies, virtually all of which have significantly greater financial, technological and marketing resources than we do. We may not be able to compete effectively with these companies, which could adversely affect our business and financial condition.

      The aerospace industry is a highly competitive global industry which has experienced significant consolidation in recent years. This consolidation has caused, and its continuation will amplify, the pricing pressures discussed in the risk factor below regarding the concentration of customers for our products. We may not achieve the cost savings and operational improvements expected from our business strategy or if those savings and improvements are not sufficient to allow us to compete favorably in the future with other larger, consolidated competitors. Competition among aerospace component manufacturers is based on engineered solutions, product quality, customer support, pricing and on-time delivery. In the industrial segment, competition varies by product, but is typically based on engineered solutions, price, product quality and on-time delivery. We may not be able to compete with our competitors, which are typically divisions of large corporations that have significantly greater financial resources than we do. In addition, some suppliers have obtained, and continue to obtain, Parts Manufacturing Authority or “PMA,” from the Federal Aviation Administration to manufacture and sell various Argo-Tech components in the aerospace aftermarket, which has increased the level of competition in this significant portion of our business. While we have attempted to respond to this competition, a significant increase in PMA certifications for our products would further increase this competitive effect.

If we are unable to meet future capital requirements or to continue our research and development activities, or recoup some of our capital and research and development expenditures, our competitive position may suffer.

      In securing new business, we are typically required to expend significant amounts of capital for engineering, research and development, tooling and other costs. Generally, we seek to recoup these costs through pricing and aftermarket revenues over time, but we may be unsuccessful due to competitive pressures and other market constraints, or due to the terms of our contracts. Although we believe that we will be able to fund these expenditures through cash flow from operations and borrowings under our amended senior credit facility, we cannot assure you that we will have adequate funds to make all the necessary capital and research and development expenditures or that the amount of future expenditures will not be materially in excess of our anticipated expenditures. If we are unable to make necessary capital and research and development expenditures or to continue our research and development activities, our business and our competitive position will suffer.

      In addition, there are a limited number of commercial main engine fuel pump platforms launched each year, and only two significant programs will begin in fiscal year 2004. Because these programs result in long-term supply contracts and generate significant aftermarket revenues during the long lifetime of the program, it is very important to our business and future profitability that we are named the main engine fuel pump supplier on one of these programs. We recently learned that we will not be named as the main engine fuel pump supplier on one of these programs. If we do not win the second program, our business and competitive position will suffer.

There are a limited number of customers for certain products and the loss of a significant customer would reduce demand for our products and reduce our sales.

      Because of the importance of a few large customers and the high degree of concentration of OEMs in the aerospace industry, our business is exposed to a high degree of risk related to customer concentration. In fiscal 2003, our ten largest customers accounted for approximately 50.4% of our net revenues. A loss of significant business from any of these customers would be harmful to our cash flows, thereby making it more difficult for us to make payments on the notes.

      Due to the relatively small number of customers in the aerospace industry, customers, particularly OEM customers, are often able to influence prices and other terms of sale for certain of our products. There is substantial and continuing pressure from OEMs in the aerospace industry to reduce costs, including costs associated with outside suppliers like us. We attempt to resist downward pricing pressure, while trying to preserve our business relationships with these customers, but we are not always successful. At the same time, it is difficult for us to offset these downward pricing pressures through alternative, less costly sources of raw materials. See “Risk Factors — Our business and profitability is affected by the price and continuity of supply of certain necessary raw materials and component parts.”

We have fixed-price contracts with some of our customers and we bear the risk of costs in excess of our estimates.

      We have entered into multi-year, fixed-price contracts with some of our OEM customers, where we have agreed to supply our products for a fixed price and, accordingly, realize all the benefit or detriment resulting from any decreases or increases in the costs of making these products. Sometimes we accept a fixed-price contract for a product that we have not yet produced, which increases the risks of delays or costs in excess of our estimates. The costs that we incur in fulfilling these contracts may vary substantially from our original estimates.

      Most of our contracts do not permit us to recover for increases in input prices, taxes or labor costs, although some contracts provide for renegotiation to address certain material adverse changes. Any increase in those costs could increase the cost of operating our business.

A significant portion of our sales is, and is expected to continue to be, from government contracts that are subject to reductions in defense spending, government regulation and risks particular to government contracts. The termination of any of our government contracts would reduce demand for our products and reduce our sales.

      Approximately 37% of our sales in fiscal 2003 were related to U.S. designed military products. In addition, foreign military sales are affected by U.S. government regulations, regulations by the purchasing foreign government and political uncertainties in the U.S. and abroad. The U.S. defense budget has fluctuated in recent years. Although we have experienced increased military sales as a result of military actions in Afghanistan and Iraq, there can be no assurance that the U.S. defense budget will not decline or that sales of defense-related items to foreign governments will continue at present levels. A significant disruption or decline in U.S. military expenditures in the future would materially decrease our military sales. In addition, we are subject to risks particular to contracts with the U.S. government. These risks include the ability of the U.S. government to unilaterally:

•	suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations;

•	terminate existing contracts, with or without cause, at any time;

•	reduce the value of existing contracts;

•	audit our contract-related costs and fees, including allocated indirect costs; and

•	control or potentially prohibit the export of our products, technology or other data.

      Any unexpected termination of a significant government contract would reduce our sales and profitability.

A portion of our revenue is derived from international sources, which exposes us to additional uncertainty.

      Approximately 41.5% of our fiscal 2003 net revenue was derived from shipments to destinations outside of the United States and Canada. Sales outside of the United States and Canada are subject to other various risks, including:

•	governmental embargoes or foreign trade restrictions on antidumping duties;

•	changes in U.S. and foreign governmental regulations;

•	tariffs;

•	other trade barriers;

•	the potential for nationalization of enterprises;

•	economic downturns;

•	inflation;

•	environmental laws and regulations;

•	political, economic and social instability; and

•	difficulties in receivable collections and dependence on foreign personnel and foreign unions.

Our level of indebtedness could impede our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the notes.

      We are significantly leveraged. As of July 31, 2004, our total indebtedness was $265.0 million. Our substantial degree of leverage could have important consequences for you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

•	a substantial portion of our cash flows from operations will be dedicated to payments on our indebtedness and will not be available for other purposes, including our operations, capital expenditures and future business opportunities;

•	the debt service requirements of our other indebtedness could make it more difficult for us to satisfy our financial obligations, including those related to the notes;

•	certain of our borrowings, including borrowings under our credit facility, are, and are expected to continue to be, at variable rates of interest, exposing us to the risk of increased interest rates;

•	it may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

•	it may increase our vulnerability to a downturn in general economic conditions or in our business, and may make us unable to carry out capital spending and research and development activities that are important to our growth.

We depend on the skill and experience of our senior executives.

      Our success depends upon the efforts, abilities, experience and expertise of the executive officers of our senior management team. Our senior executives have extensive experience in our industry and with our business products and customers. There is competition for these kinds of personnel in the aerospace industry. The failure to retain and/or recruit additional or substitute senior executives and/or other key employees could have a material adverse effect on us.

Our operations depend on maintaining a skilled workforce and any interruption in the work force at our facilities or those of OEMs and their suppliers could curtail our operations.

      Because we maintain a relatively small inventory of finished goods, and because the aerospace industry operates on relatively long production lead times, an interruption of our work force due to strikes, work stoppages, shortages of appropriately skilled production and professional workers or other interruption materially could impact our operations.

      Our operations are highly dependent on an educated and trained workforce. All of our hourly employees at our Cleveland facility are represented by the United Auto Workers, or UAW, union under a collective bargaining agreement that will expire on March 31, 2008.

      Many OEMs and their suppliers also have unionized work forces. Work stoppages or slowdowns experienced by OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled aircraft. Any interruption experienced by OEMs or their suppliers could result in cancellations, reductions or delays in orders by our customers, which could reduce demand for our products and reduce our sales.

Our business and profitability is affected by the price and continuity of supply of certain necessary raw materials and component parts.

      We rely on one supplier for CPM-10V, a powdered metal used in the manufacture of certain pump components. If we were unable to obtain adequate supplies of CPM-10V at commercially reasonable prices, our operations could be interrupted. Increased costs associated with supplied materials or components could increase our costs of production and could reduce our profitability if we are unable to make corresponding increases in the prices of our products. We maintain a relatively small inventory of raw materials and component parts, and our business would suffer if supply is reduced or terminated by our suppliers. Although we believe that alternative suppliers, or alternate materials or components, could be identified, the lengthy and expensive Federal Aviation Administration and OEM certification process associated with aerospace products could prevent efficient replacement of a material or supplier.

We depend on our Cleveland, Ohio and Costa Mesa, California facilities.

      We believe that our success to date has been, and future results of operations will be, dependent in large part upon our ability to manufacture and deliver products promptly upon receipt of orders and to provide prompt and efficient service to our customers. As a result, any disruption of our day-to-day operations could have a material adverse effect on our business, customer relations and profitability. Our Cleveland, Ohio and Costa Mesa, California facilities are the primary production, research and marketing facilities for our products, and the Cleveland facility also serves as our corporate headquarters. A fire, flood, earthquake or other disaster or condition that damaged or destroyed either of those facilities could disable these functions which are critical to our business.

We have potential exposure resulting from environmental matters.

      Our business operations and facilities are subject to a number of federal, state, local and foreign laws and regulations that govern the discharge of pollutants and hazardous substances into the air and water as well as the handling, storage and disposal of such materials and other environmental matters. Compliance with such laws is a significant obligation for us at each of our facilities. We would be subject to serious consequences, including fines and other sanctions, and limitations on our operations due to changes to, or revocations of, the environmental permits applicable to our facilities if we fail to comply. Environmental laws and regulations where we operate have become increasingly strict, and may become more strict in the future. This could result in increased compliance costs and increased risk of fines and sanctions for violations.

      Under certain environmental laws, liability associated with investigation or remediation of hazardous substances can arise at a broad range of properties, including properties currently or formerly operated by an entity, as well as properties to which an entity sent hazardous substances or wastes for treatment, storage, or disposal. Costs and other obligations can arise from claims for toxic torts, natural resource and other damages, as well as the investigation and clean up of contamination at such properties. Under certain environmental laws, such liability may be imposed jointly and severally, so a party may be responsible for more than its proportionate share and may even be responsible for the entire liability at issue. The extent of any such liability can be difficult to predict.

      Our operations at some of our properties involve hazardous materials. Our Cleveland and Costa Mesa facilities are currently the subject of environmental remediation regarding contamination resulting from the operations of our predecessors. Those predecessors have indemnified us for substantially all remediation costs at each site. We cannot assure you, however, that those parties will continue to satisfy their indemnification obligations or that we would not be ultimately responsible at either or both of these sites for potentially significant environmental liabilities. In addition, we cannot assure you that additional contamination, either at one or both of these sites or at other locations, will not be identified in the future that could result in significant liabilities and obligations to us.

We have a potential risk of product liability and warranty claims.

      Our operations expose us to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by us, or the irregularity or failure of metal products we have processed or distributed. In an effort to improve operating margins, some customers have delayed the replacement of parts beyond our recommended lifetime, which may undermine aircraft safety and increase our risk of liability.

      We believe that our liability insurance is adequate to protect us from future product liability claims. However, we cannot assure you that we will not experience any material product liability losses in the future, that we will not incur significant costs to defend such claims, that our insurance coverage will be adequate if claims were to arise or that we would be able to maintain insurance coverage in the future at an acceptable cost. A successful claim brought against us in excess of our available insurance coverage may have a material adverse effect on our business.

      In the ordinary course of our business, contractual disputes over warranties can arise. In most cases, financial responsibility for warranty costs is contractually retained by our customer so long as the customers’ specifications are met, but we may nonetheless be subjected to requests for cost sharing or pricing adjustments as a part of our commercial relationship with the customer.

Our cash flows and capital resources may be adversely affected by exercises of rights to require us to repurchase or redeem securities of AT Holdings.

      Certain holders of common stock and warrants to purchase common stock of AT Holdings have “put” rights, or rights to require us or AT Holdings to repurchase their securities. Depending on the number of puts and the determined value of AT Holdings common stock at the time of the put, such obligations could from time to time have a material adverse effect on our cash flow and capital resources. There can be no assurance that we will have sufficient cash in the future to meet these obligations.

      Under the terms governing our Employee Stock Ownership Plan (“ESOP”), participants in the ESOP may put to us, subject to certain restrictions, shares of AT Holdings common stock received from the ESOP at their current value, as determined annually by an independent financial consulting firm (the “ESOP valuation”). Participants may put shares to us after their termination of employment and in specified instances after attaining age 55 with 10 or more years of participation in the ESOP (the “diversification option”). If we do not satisfy the repurchase obligation in cash, we are required to pay the balance of the repurchase price in the form of a promissory note that would be repayable in equal installments over 5 years. In fiscal 2001, 2002 and 2003, we were required to repurchase an aggregate of approximately $1.6 million, $0.5 million and $0.3 million, respectively, of redeemable ESOP stock, which we purchased using available cash. Beginning in 2004, the diversification option became available to eligible ESOP participants, and as a result, our repurchase obligations may increase. In addition, the valuation of AT Holdings common stock by the independent financial consulting firm generally corresponds to our financial performance. If our performance continues to improve and the value of AT Holdings common stock increases, the cost of our repurchase obligations will also increase. See “Management — Compensation pursuant to employee benefit plans — Employee Stock Ownership Plan.”

      Certain management and director stockholders of AT Holdings, including the executives named in the executive compensation table included elsewhere in this prospectus and other AT Holdings stockholders, are party to the AT Holdings Stockholders’ Agreement dated December 17, 1998. Pursuant to the stockholders’ agreement and subject to certain limitations, such management and director stockholders have the right, upon termination of their employment or directorship, as the case may be, to put to AT Holdings all but not part of their shares of AT Holdings common stock for a purchase price equal to the greater of (i) the most recent ESOP valuation (as determined by an independent financial consulting firm) or (ii) the sale price of AT Holdings common stock in any transaction within the last year in which 10% or more of AT Holdings common stock was sold. If AT Holdings cannot satisfy its repurchase obligations in cash (which would be provided by a dividend from Argo-Tech), or is prevented from doing so by the terms of the agreements governing the indebtedness of AT Holdings or its affiliates, including the notes, AT Holdings is required to pay the balance of the repurchase price in the form of a subordinated promissory note. These management and director stockholders currently own approximately 132,896 shares and options to purchase shares, or 21.1%, of AT Holdings common stock.

      J.P. Morgan Partners (SBIC), LLC holds immediately exercisable warrants to purchase 46,025 shares, or 7.3%, of AT Holdings common stock. At any time on or after December 31, 2005, J.P. Morgan Partners

(SBIC), LLC can require AT Holdings to redeem any or all of the warrants, in which case AT Holdings must make a cash payment for the value of each warrant redeemed. At July 31, 2004, the value of these warrants was approximately $2.1 million based on the most recent ESOP valuation of AT Holdings common stock by the independent financial consulting firm. The purchase price of the warrants could be higher, as J.P. Morgan Partners (SBIC), LLC is not required to accept the price determined in connection with the ESOP valuation by the independent financial consulting firm.

We may be unable to identify attractive acquisition candidates, successfully integrate our acquired operations or realize the intended benefits of our acquisitions.

      One of our business strategies is to pursue targeted complementary product line or business acquisition opportunities. We intend to evaluate potential acquisitions and engage in discussions with acquisition candidates. We cannot assure you that suitable acquisition candidates will be identified and acquired in the future or that we will be able to accomplish our strategic objectives as a result of any acquisition. Our ability to finance acquisitions may be constrained by our high degree of leverage. Our amended credit facility and the terms of the notes may significantly limit our ability to make acquisitions and incur indebtedness in connection with the acquisitions. We cannot assure you that our acquisition strategies will be successfully received by customers or achieve their intended benefits. We will encounter various risks in acquiring other product lines or businesses, including the possible inability to integrate an acquired product line or business into our operations, diversion of management’s attention and unanticipated problems or liabilities, some or all of which could adversely affect us.

We have only a limited ability to protect our intellectual property rights, which are important to our success.

      Our success depends, in part, upon our ability to protect our proprietary technology and other intellectual property. We rely upon a combination of trade secrets, confidentiality policies, nondisclosure and other contractual arrangements and patent, copyright and trademark laws to protect our intellectual property rights. The steps we take in this regard may not be adequate to prevent or deter reverse engineering or infringement or other violation of our intellectual property, and we may not be able to detect unauthorized use or take appropriate and timely steps to enforce our intellectual property rights. In addition, the laws of some countries may not protect and enforce our intellectual property rights to the same extent as the laws of the United States.

FORWARD-LOOKING STATEMENTS

      This prospectus includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate.

      By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the aerospace industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. Factors that could change forward-looking statements are, among others:

•	changes and/or cyclicality in the aerospace industry;

•	governmental regulation and oversight in the aerospace industry;

•	levels of competition in the aerospace industry;

•	the impact of terrorism and war on airline travel and the airline industry;

•	our ability to meet future capital requirements;

•	loss of a significant customer;

•	risks associated with fixed-price contracts;

•	out ability to win supply contracts on new commercial engine programs;

•	costs associated with product liability and warranty claims;

•	risks associated with our international operations;

•	changes in environmental or other applicable governmental regulations;

•	reduction in military and/or defense spending and risks associated with government contracts;

•	changes in our relationship with our employees;

•	availability of essential materials used in our products;

•	risks associated with protection of our intellectual property rights;

•	the other factors described in this prospectus under the heading “Risk Factors;” and

•	other unforeseen circumstances.

      In addition, even if our results of operations, financial condition and liquidity and the development of the aerospace industry are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

      You should read carefully the factors described in the “Risk Factors” section of this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

      Any forward-looking statements, which we make in this prospectus, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

MARKET AND INDUSTRY DATA AND FORECASTS

      This prospectus includes market share and industry data and forecasts that we obtained from industry publications and surveys and internal company sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS AND TRADENAMES

      This prospectus includes tradenames and trademarks of other companies. Our use or display of other parties’ tradenames, trademarks or products is not intended to and does not imply a relationship with or endorsement or sponsorship of us by the tradename or trademark owners.

USE OF PROCEEDS

      We will not receive any cash proceeds for the issuance of the exchange notes. Because we are exchanging the exchange notes for the outstanding notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness.

SELECTED CONSOLIDATED FINANCIAL DATA

      The following table sets forth selected historical consolidated financial data of Argo-Tech for (i) the fiscal years 1999 through 2003, which have been derived from Argo-Tech’s audited consolidated financial statements for those periods and (ii) the 39 weeks ended July 26, 2003 and the 40 weeks ended July 31, 2004, which have been derived from our unaudited consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, results of operations and cash flows for the unaudited interim periods. Results for the 40 weeks ended July 31, 2004 are not necessarily indicative of results that may be expected for the entire year. Argo-Tech’s fiscal year ends on the last Saturday in October and is identified according to the calendar year in which it ends. For example, the fiscal year ended October 25, 2003 is referred to as “fiscal 2003.” All of the fiscal years presented consisted of 52-week periods. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this prospectus.

40 Weeks	39 Weeks
Ended	Ended	Fiscal Year Ended

July 31,	July 26,	October 25,	October 26,	October 27,	October 28,	October 30,
2004	2003	2003	2002	2001	2000	1999

(Unaudited)	(Dollars in thousands)
Operating results
Net revenues	$137,388	$115,373	$160,726	$155,303	$173,208	$159,353	$176,178

Gross profit	58,398	47,489	66,191	66,634	79,033	66,870	79,396
Selling, general and administrative	21,441	19,308	26,417	23,359	23,094	24,404	28,791
Research and development	8,682	6,784	9,525	11,722	10,265	9,597	9,281
Amortization of intangibles	2,560	2,560	3,414	3,721	7,515	7,517	7,478

Income from operations	25,715	18,837	26,835	27,832	38,159	25,352	33,846
Interest expense	15,995	16,005	21,257	21,434	24,534	25,644	25,003
Debt extinguishment expense	12,961	—	—	—	—	—	—
Other, net	(10)	(26)	(529)	(97)	(51)	(402)	(516)
Income tax provision (benefit)	(369)	790	1,579	569	2,876	(642)	4,021

Net income (loss)	$(2,862)	$2,068	$4,528	$5,926	$10,800	$752	$5,338
Balance sheet data (at end of period):
Cash and cash equivalents	$3,587	$9,874	$14,057	$17,769	$8,057	$5,174	$3,873
Total assets	243,751	251,957	255,797	260,333	273,574	277,334	294,745
Working capital	36,806	31,931	34,934	33,352	35,904	33,277	35,378
Total debt	265,000	221,271	219,349	235,045	253,380	264,762	276,987
Redeemable ESOP stock, net(1)	14,677	9,822	14,612	8,835	13,994	20,983	43,212
Stockholder’s equity/ (deficiency)(2)	(89,250)	(29,734)	(29,928)	(31,633)	(42,119)	(58,842)	(78,955)
Other data:
Adjusted EBITDA(3)	$33,024	$25,577	$36,867	$38,447	$54,066	$42,671	$56,194
Adjusted EBITDA margin(4)	24.0%	22.2%	22.9%	24.8%	31.2%	26.8%	31.9%
Net cash flows provided by operating activities	$17,786	$8,829	$15,673	$30,724	$18,063	$22,427	$15,298
Net cash flows used in investing activities	(1,035)	(1,287)	(1,939)	(1,785)	(1,885)	(3,025)	(8,637)
Net cash flows used in financing activities	(27,221)	(15,399)	(17,446)	(19,227)	(13,295)	(18,101)	(14,366)
Depreciation and amortization of intangibles and deferred financing fees	7,097	7,483	10,053	10,387	15,214	15,635	15,973
Capital expenditures	1,035	1,287	1,939	1,785	1,885	3,025	6,050
Ratio of earnings to fixed charges(5)	—	1.2	x	1.3	x	1.3	x	1.6	x	1.0	x	1.4x

(1)	Redeemable ESOP Stock has been excluded from stockholder’s equity/(deficiency) due to the ability of holders of the ESOP Stock to “put,” subject to certain restrictions, the shares of ESOP Stock to Argo-Tech at the most recent valuation of our independent consulting firm.

(2)	Includes a dividend of $50.0 million to AT Holdings in fiscal 1999 from the issuance of $55.0 million in principal amount of our senior subordinated notes, issued at a 5% discount, and $57.7 million to AT Holdings in the 40 week period ended July 31, 2004 from the proceeds of the $250.0 million of senior notes.

(3)	“EBITDA” is net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA further adjusted to exclude ESOP compensation expense, amortization of purchase accounting, non-cash compensation costs, write-off of inventory acquisition step-up, debt extinguishment expenses and a fixed asset write-off. EBITDA and Adjusted EBITDA do not represent, and should not be considered as alternatives to, net income or cash flows provided by operating activities, as determined by GAAP, and our calculations thereof may not be comparable to that reported by other companies. EBITDA and Adjusted EBITDA are included in this prospectus because they are a basis upon which we assess our liquidity position and because certain covenants in our borrowing arrangements are tied to similar measures. We also believe that it is widely accepted that EBITDA and Adjusted EBITDA provide useful information regarding a company’s ability to service and/or incur indebtedness. This belief is based on our negotiations with our lenders who have indicated that the amount of indebtedness we will be permitted to incur will be based, in part, on our EBITDA and our Adjusted EBITDA. EBITDA and Adjusted EBITDA do not take into account our working capital requirements, debt service requirements, tax payments, capital expenditures and other commitments and, accordingly, are not necessarily indicative of amounts that may be available for discretionary use. We believe that inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors.

      The following table reconciles Adjusted EBITDA to EBITDA and net income:

	40 Weeks	39 Weeks
	Ended	Ended	Fiscal Year Ended

	July 31,	July 26,	October 25,	October 26,	October 27,	October 28,	October 30,
	2004	2003	2003	2002	2001	2000	1999

	(Unaudited)		(Dollars in thousands)
Net income (loss)	$(2,862)	$2,068	$4,528	$5,926	$10,800	$752	$5,338
Add:
Depreciation and amortization	5,409	5,685	7,601	8,329	13,074	13,494	14,039
Interest expense(a)	15,995	16,005	21,257	21,434	24,534	25,644	25,003
Income tax provision (benefit)	(369)	790	1,579	569	2,876	(642)	4,021

EBITDA	$18,173	$24,548	$34,965	$36,258	$51,284	$39,248	$48,401
Add:
ESOP compensation expense(b)	1,890	1,008	1,874	1,344	2,091	2,972	4,322
Amortization of purchase accounting(c)	—	21	28	259	4	296	411
Non-cash compensation/benefit cost(d)	—	—	—	586	526	—	2,983
Debt extinguishment expense(e)	12,961	—	—	—	—	—	—
Write-off of inventory acquisition step-up	—	—	—	—	—	155	77
Fixed asset write-off	—	—	—	—	161	—	—

Adjusted EBITDA	$33,024	$25,577	$36,867	$38,447	$54,066	$42,671	$56,194

(a)	Interest expense includes the amortization of deferred financing fees.

(b)	Represents the value of the shares committed to be released by the ESOP trustee under the ESOP’s provisions for allocation to participants and recognized as a non-cash compensation expense.

(c)	Represents the incremental depreciation relating to plant and equipment written up to its fair market value under purchase accounting applied to the acquisition of Argo-Tech Corporation Costa Mesa (formerly J.C. Carter Company, Inc.). Such amortization is included in cost of sales.

(d)	In fiscal year 1999, this represents the non-cash expense associated with the vesting of stock options and stock appreciation rights. In fiscal year 2001, this represents the non-cash expense related to the remeasurement of the stock option plans whose expiration date was extended. In fiscal year 2002, this represents the non-cash expense related to a salary early retirement program.

(e)	Represents the write-off of deferred financing fees associated with the refinancing of our 8 5/8% senior subordinated notes and the amendment and restatement of our credit agreement, amounts paid for the tender, consent and redemption of our senior subordinated notes and the recognition of the remaining accretion on a portion of our senior subordinated notes that were issued at a discount.

      The following table reconciles Adjusted EBITDA to net cash flow from operating activities:

	40 Weeks	39 Weeks
	Ended	Ended	Fiscal Year Ended

	July 31,	July 26,	October 25,	October 26,	October 27,	October 28,	October 30,
	2004	2003	2003	2002	2001	2000	1999

	(Unaudited)		(Dollars in thousands)
Adjusted EBITDA	$33,024	$25,577	$36,867	$38,447	$54,066	$42,671	$56,194
Change in operating assets and liabilities	1	(624)	(1,239)	15,823	(6,559)	5,342	(11,566)
Interest expense	(15,995)	(16,005)	(21,257)	(21,434)	(24,534)	(25,644)	(25,003)
Income tax benefit (provision)	369	(790)	(1,579)	(569)	(2,876)	642	(4,021)
All other adjustments	387	671	2,881	(1,543)	(2,034)	(584)	(306)

Net cash provided by operating activities	$17,786	$8,829	$15,673	$30,724	$18,063	$22,427	$15,298

(4)	Adjusted EBITDA margin is computed as Adjusted EBITDA as a percentage of net revenues.

(5)	For purposes of determining the ratio of earnings available to cover fixed charges, earnings consist of income before taxes plus fixed charges. Fixed charges consist of interest on indebtedness including amortization of deferred financing fees and fixed loan guarantee fees. No ratio is presented for the 40 weeks ended July 31, 2004 as the earnings for that period were $3,231,000 less than the fixed charges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with our financial statements and the notes to those statements and other financial information included elsewhere in or incorporated by reference into this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in the forward-looking statements. For more information regarding forward-looking statements, see “Risk Factors” and “Forward-Looking Statements”.

Overview

      We are a global designer, manufacturer and servicer of high performance fuel flow devices and systems. We operate in two business segments, Aerospace and Industrial. The Aerospace segment consists of aircraft engine fuel pumps and other engine products, commercial and military products and systems found on a plane’s airframe, and aerial refueling pumps and related equipment. The Industrial segment includes ground fueling nozzles, hoses and other ground fueling components, an automated fuel management system, cryogenic pumps and nozzles and the operation of a business park in Cleveland, Ohio. Financial information by business segment can be found in Note 13 to the audited consolidated financial statements and Note 8 to the unaudited consolidated financial statements included elsewhere in this prospectus.

      The following is management’s discussion and analysis of certain significant factors which have affected Argo-Tech’s financial position and operating results during the periods presented in the accompanying condensed consolidated financial statements. Argo-Tech’s fiscal year ends on the last Saturday of October and is identified according to the calendar year in which it ends.

Critical accounting policies

      Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which enable the fair presentation of our financial position and results of operations. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its consolidated financial statements.

      Revenue Recognition. Revenues are generally recognized when goods are shipped or services provided, at which time title and risk of loss passes to the customer. Substantially all sales are made pursuant to firm, fixed-price purchase orders received from customers. We have executed long-term supply agreements with certain of our OEM customers. These agreements require Argo-Tech to supply all the amounts ordered by the customers during the term of the agreements (generally three to five years) at specified prices. Under certain of these agreements, we expect to incur losses. Provisions for estimating losses on these contracts are made in the period in which such losses are identified based on cost and pricing information and estimated future shipment quantities provided by the customer. The cumulative effect of revisions to estimated losses on contracts is recorded in the accounting period in which the amounts become known and can be reasonably estimated. Such revisions could occur at any time there are changes to estimated future revenues or costs. Revenue from certain fixed price engineering contracts for which costs can be reliably estimated are recognized based on milestone billings. Variations in actual labor performance, changes to estimated profitability and final contract settlements may result in revisions to the cost estimates. Revisions in cost estimates as contracts progress have the effect of increasing or decreasing profits in the period of revision. We record estimated reductions to revenue for volume-based incentives based on expected customer activity for the applicable period. Revisions for volume-based incentives are recorded in the accounting period in which such estimates can be reasonably determined.

      Valuation of Accounts Receivable and Allowance for Doubtful Accounts. We evaluate the collectibility of our trade receivables based on a combination of factors. We regularly analyze our customer accounts, and when we become aware of a specific customer’s inability to meet its financial obligation to us, such as in the case of bankruptcy filings, we immediately record a bad debt expense and reduce the related receivable to the amount we reasonably believe is collectible. We estimate the allowance for doubtful accounts based on the aging of the accounts receivable, customer creditworthiness and historical experience. Our estimate of the allowance amounts includes amounts for specifically identified losses and a general amount for estimated losses. If circumstances change or economic conditions deteriorate, our estimates of the recoverability of receivables could be further adjusted.

      Valuation of Inventories. Our inventory purchases and commitments are made in order to build inventory to meet future shipment schedules based on forecasted demand for our products. Inventories are stated at the lower of cost or market, with cost being determined on the first-in, first-out, or FIFO, method. Periodically, we perform a detailed assessment of inventory, which includes a review of, among other factors, historical sales activity, future demand requirements, product life cycle and development plans and quality issues. Based on this analysis, we record provisions for potentially obsolete or slow-moving inventory to reflect inventory at net realizable value. These provisions could vary significantly, either favorably or unfavorably, from actual requirements based upon future economic conditions, customer inventory levels or competitive factors that were not foreseen, or did not exist, when the valuation allowances were established.

      Valuation of Goodwill and Intangible Assets. Goodwill and identified intangible assets are recorded at fair value on the date of acquisition. Intangible assets other than goodwill are recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed or exchanged, regardless of our intent to do so. Intangible assets, such as goodwill, that have an indefinite useful life are not amortized. All other intangible assets are amortized over their estimated useful lives. We review goodwill and purchased intangible assets for impairment annually, or whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Our asset impairment review assesses the fair value of the assets based on the future cash flows the assets are expected to generate. This approach uses our estimates of future market growth, forecasted revenue and costs and appropriate discount rates. When impairment is identified, the carrying amount of the asset is reduced to its estimated fair value.

Results of operations

      The following table presents, for the periods indicated, selected items in our consolidated statements of income as a percentage of net revenues.

	40 Weeks Ended	39 Weeks Ended	Fiscal Year Ended

	July 31,	July 26,	October 25,	October 26,	October 27,
	2004	2003	2003	2002	2001

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Gross profit	42.5%	41.2%	41.2%	42.9%	45.6%
Operating expenses	23.8%	24.9%	24.5%	25.0%	23.6%
Income from operations	18.7%	16.3%	16.7%	17.9%	22.0%
Interest expense	11.6%	13.8%	13.2%	13.7%	14.1%
Debt extinguishment expense	9.4%	—	—	—	—
Other, net	—	—	(0.3)%	—	—
Income (loss) before income taxes	(2.3)%	2.5%	3.8%	4.2%	7.9%
Income tax provision (benefit)	(0.2)%	0.7%	1.0%	0.4%	1.7%
Net income (loss)	(2.1)%	1.8%	2.8%	3.8%	6.2%

Export sales

      Substantially all of our export sales are denominated in U.S. dollars. Export sales for the 40 week period ended July 31, 2004 and for fiscal years 2003, 2002 and 2001 were $53.1 million, $66.7 million, $68.6 million and $80.8 million, respectively. Sales to Europe for the 40 week period ended July 31, 2004 and for fiscal years 2003, 2002 and 2001 were $34.1 million, $30.4 million, $28.0 million and $35.0 million, respectively. Export sales to all other regions, individually less than 10%, were $19.0 million, $36.3 million, $40.6 million and $45.8 million for the 40 week period ended July 31, 2004 and for fiscal years 2003, 2002 and 2001, respectively.

Fluctuations of operating results; Limitation of quarterly comparisons

      Argo-Tech’s results of operations are subject to fluctuations from quarter to quarter due to changes in demand for our products, changes in product mix and other factors. Demand for our products can vary from quarter to quarter due to changes in demand for, and timing of deliveries of, OEM, aftermarket and military products and services. In particular, the timing of Argo-Tech’s aftermarket sales tends not to occur on a predictable schedule and, furthermore, the sales tend to occur in large quantities that can significantly impact quarterly comparisons. Accordingly, year-to-year and quarter-to-quarter comparisons of quarterly results may not be meaningful, and quarterly results during the year are not necessarily indicative of the results that may be expected for any future period or for the entire year.

Results of operations for the 40 week period ended July 31, 2004 compared with the 39 week period ended July 26, 2003

      Net revenues for the 40 week period ended July 31, 2004 increased $22.0 million, or 19.1%, to $137.4 million from $115.4 million for the 39 week period ended July 26, 2003. This increase was primarily due to an increase in aerospace revenues of $12.2 million and a $9.8 million increase in industrial revenues. The increase in aerospace revenues was attributable to an increase of $6.3 million of commercial aerospace revenues and an increase of $5.9 million in military revenues. Commercial OEM revenues increased $1.7 million, or 11.5%, to $16.5 million and commercial aftermarket revenues increased $4.6 million, or 11.1%, to $46.0 million in the 40 week period ended July 31, 2004. Commercial OEM revenues increased primarily as a result of an increase in pump requirements from our customers. Commercial aftermarket revenues increased primarily due to increases in repair and overhaul services and demand for spare parts. Military revenues increased primarily due to revenue related to increased sales on a variety of OEM and aftermarket main engine fuel pumps and components as well as an increase in revenues related to airframe components on various OEM and OEM development programs, partially offset by a decrease in aftermarket revenues related to airframe components. Industrial revenues increased $9.8 million, primarily attributable to an increase of $8.7 million in ground fueling revenues, of which $7.0 million was attributable to military sales, and $1.3 million in cryogenic pump revenues, offset by a slight decrease in business park revenues.

      Aerospace gross profit for the 40 week period ended July 31, 2004 increased $8.1 million, or 21.0%, to $46.7 million from $38.6 million in the 39 week period ended July 26, 2003. Gross margin increased to 46.7% for the 40 week period ended July 31, 2004 from 44.0% in the 39 week period ended July 26, 2003. The increase in gross profit and gross margin is primarily attributable to an increase in higher margin commercial aerospace aftermarket revenues, an increase in military revenues and an increase in operating efficiencies at both our Cleveland and Costa Mesa facilities. Industrial gross profit for the 40 week period ended July 31, 2004 increased $2.8 million, or 30.8%, to $11.9 million from $9.1 million in the 39 week period ended July 26, 2003, primarily as a result of an increase in ground fueling gross profit, attributable to increased revenues, offset by a decrease in cryogenic gross profit, attributable to an increase in manufacturing costs. Gross margin decreased to 31.8% in the 40 week period ended July 31, 2004 from 33.0% in the 39 week period ended July 26, 2003, primarily attributable to an increase in manufacturing costs for our cryogenic pump products.

      Operating expenses for the 40 week period ended July 31, 2004 increased $4.0 million, or 13.9%, to $32.7 million from $28.7 million in the 39 week period ended July 26, 2003. This increase is primarily due to an increase in selling, general and administrative expenses of $2.1 million and research and development expenses of $1.9 million. The increase in selling, general and administrative expenses of $2.1 million was related to increased incentive compensation and marketing costs, including commissions and royalties. The increase in research and development expenses is primarily due to a decrease in customer paid development expenses. Operating expenses as a percentage of revenues decreased to 23.8% for the 40 week period ended July 31, 2004 as compared to 24.9% for the 39 week period ended July 26, 2003.

      Income from operations for the 40 week period ended July 31, 2004 increased $6.9 million, or 36.7%, to $25.7 million from $18.8 million in the 39 week period ended July 26, 2003. As a percentage of revenues, income from operations for the 40 week period ended July 31, 2004 increased to 18.7% from 16.3% for the 39 week period ended July 26, 2003. These increases were primarily due to increased sales of higher margin commercial aerospace aftermarket revenues, an increase in military revenues and an increase in ground fueling revenues, partially offset by an increase in cryogenic pump manufacturing costs and higher operating expenses.

      Interest expense was $16.0 million for both the 40 week period ended July 31, 2004 and the 39 week period ended July 26, 2003. An increase in interest expense due to a higher outstanding borrowing and interest rate on our $250.0 million 9 1/4% senior notes issued in June 2004 was offset by lower outstanding borrowing and interest rates on our credit facility.

      Debt extinguishment expense of $12.9 million was incurred in the 40 week period ended July 31, 2004. This expense is for the write-off of $6.1 million of deferred financing fees associated with the refinancing of our 8 5/8% senior subordinated notes and the amendment and restatement of our credit agreement, $5.5 million for the tender, consent and redemption fees associated with the refinancing of the 8 5/8% senior subordinated notes and recognition of the remaining accretion of $1.3 million on a portion of the 8 5/8% senior subordinated notes that were issued at a discount.

      The income tax benefit was $0.3 million for the 40 week period ended July 31, 2004 as compared to a provision of $0.8 million for the 39 week period ended July 26, 2003. This decrease in income tax is primarily due to a decrease in pre-tax income and a lower estimated effective tax rate in the current year due to the debt extinguishment expenses.

      Net income for the 40 week period ended July 31, 2004 decreased $5.0 million to a loss of $2.9 million from income of $2.1 million for the 39 week period ended July 26, 2003, primarily due to the revenue and expense factors discussed above.

Fiscal 2003 compared with fiscal 2002

      Net revenues for fiscal 2003 increased $5.4 million, or 3.5%, to $160.7 million from $155.3 million for fiscal 2002. This change was due to an increase in aerospace revenues of $0.3 million and a $5.1 million increase in industrial revenues. The increase in aerospace revenues was attributable to an increase of $9.8 million in military revenues offset by a decrease of $9.5 million in commercial revenues. Commercial OEM revenues decreased $0.6 million, or 2.9%, to $20.2 million and commercial aftermarket revenues decreased $8.9 million, or 13.7%, to $56.3 million. Commercial OEM revenues declined as a result of lower overall engine requirements from our customers in response to decreasing aircraft build rates. Commercial aftermarket revenues were lower primarily due to a decrease in the demand for spare part sales and repair and overhaul activities. The lower demand for aftermarket sales and activities is a result of the reduced flying by commercial airlines, the availability of spare parts taken from parked aircraft and deferral of maintenance. Military revenues increased primarily due to revenue related to increased sales on a variety of OEM and aftermarket aerial refueling components, main engine fuel pump and airframe components, as well as an increase in revenues related to airframe components on various OEM development programs. Industrial revenues increased $5.1 million, primarily due to an increase in ground fueling and cryogenic pump revenues offset by a decrease in industrial gas turbine revenues. Approximately 41.5% of fiscal 2003 net revenues were attributable to export sales to foreign customers compared to 44.2% in fiscal 2002. Substantially all such sales were denominated in U.S. dollars.

      Aerospace gross profit for fiscal 2003 decreased $1.4 million, or 2.6%, to $53.5 million from $54.9 million for fiscal 2002. Gross margin decreased to 44.2% for fiscal 2003 from 45.4% for fiscal 2002. The decrease in gross profit and gross margin is primarily attributable to a decrease in higher margin commercial aerospace aftermarket revenues and an increase in non-cash ESOP compensation expense partially offset by an increase in military revenues and a change in classification and allocation of $2.1 million of certain costs to selling, general and administrative expenses. Industrial gross profit for fiscal 2003 increased $0.6 million, or 4.8%, to $13.0 million from $12.4 million in fiscal 2002. The increase in gross profit was attributable to an increase in ground fueling revenues partially offset by an increase in utility costs associated with the operation of our business park and a decrease in industrial gas turbine revenues. Gross margin, which decreased to 33.0% in fiscal 2003 from 36.1% in fiscal 2002, was lower primarily due to the increase in utility costs, an unfavorable sales mix of ground fueling products and an increase in cryogenic pump manufacturing costs.

      Operating expenses for fiscal 2003 increased $0.6 million, or 1.5%, to $39.4 million from $38.8 million in fiscal 2002. Selling, general and administrative expenses increased $3.0 million due to a $2.1 million change in classification and allocation of certain costs from cost of sales, an increase in marketing costs, bid and proposal costs, legal costs, severance costs associated with a reduction in the salaried workforce and an increase in non-cash ESOP compensation expense offset by the non-recurrence of a non-cash expense of $0.6 million related to a salaried employee early retirement program in fiscal 2002. Research and development expenses decreased $2.2 million due to an increase in customer paid development expenses, which are included in cost of revenues, and a decrease in spending related to programs nearing completion. Operating expenses as a percent of revenues decreased to 24.5% for fiscal 2003 from 25.0% in fiscal 2002.

      Income from operations for fiscal 2003 decreased $1.0 million, or 3.6%, to $26.8 million from $27.8 million in fiscal 2002. As a percent of revenues, income from operations for fiscal 2003 decreased to 16.7% from 17.9% in fiscal 2002. These decreases were primarily due to the decrease in higher margin commercial aerospace aftermarket revenues partially offset by an increase in military and industrial revenues, an increase in utility costs associated with the operation of our business park and an increase in selling, general and administrative expenses offset by a decrease in research and development expenses discussed above.

      Interest expense for fiscal 2003 decreased $0.2 million, or 0.9%, to $21.2 million from $21.4 million for fiscal 2002 due to lower outstanding borrowings which were partially offset by an increase in interest rates on the term loans under our credit facility and increased amortization of deferred financing fees resulting from the amendment of that credit facility in January 2003.

      The income tax provision for fiscal 2003 increased $1.0 million to $1.6 million from $0.6 million in fiscal 2002. A reconciliation of the income tax provision can be found in Note 11 to the audited consolidated financial statements included elsewhere in this prospectus.

      Net income for fiscal 2003 decreased $1.4 million to $4.5 million from $5.9 million for fiscal 2002 primarily due to the revenue and expense factors discussed above.

Fiscal 2002 compared with fiscal 2001

      Net revenues for fiscal 2002 decreased $17.9 million, or 10.3%, to $155.3 million from $173.2 million for fiscal 2001. This change was due to a decrease in aerospace revenues of $21.1 million and a $3.2 million increase in industrial and other revenues. The decrease in aerospace revenues was attributable to a decrease of $29.9 million in commercial revenues and an increase of $8.8 million in military revenues. Commercial OEM revenues decreased $10.0 million, or 32.6%, to $20.8 million and commercial aftermarket revenues decreased $19.9 million, or 23.3%, to $65.2 million. Commercial OEM revenues declined as a result of lower overall engine requirements from our customers in response to decreasing aircraft build rates. Commercial aftermarket revenues were lower primarily due to a decrease in the demand for spare part sales and repair and overhaul activities. The lower demand for aftermarket sales and activities is a result of the reduced flying by commercial airlines, the availability of spare parts taken from parked aircraft and deferral of maintenance. Military revenues increased 33.8% primarily due to revenue related to increased sales of KC-135 aerial refueling pumps, F-16 and F-22 airframe components, F-18E/ F 480 gallon fuel tank components and higher sales of aftermarket parts and overhaul activities on a variety of aerial refueling and airframe programs. Industrial revenues increased $3.2 million, primarily due to an increase in ground fueling and cryogenic pump and nozzle revenues offset by a decrease in industrial gas turbine revenues. Approximately 44.2% of fiscal 2002 net revenues were attributable to export sales to foreign customers compared to 46.6% in fiscal 2001. Substantially all such sales were denominated in U.S. dollars.

      Aerospace gross profit for fiscal 2002 decreased $14.4 million, or 20.8%, to $54.9 million from $69.3 million for fiscal 2001. Gross margin decreased to 45.4% for fiscal 2002 from 48.8% for fiscal 2001. The decrease in gross profit and gross margin is primarily attributable to the decreased sales of higher margin commercial aerospace aftermarket revenues, a $0.6 million provision for potential losses for inventory on hand and termination claims relating to the bankruptcy of a former airframe customer, and lower absorption of fixed manufacturing overhead. Industrial gross profit for fiscal 2002 increased $2.8 million, or 29.2%, to $12.4 million from $9.6 million for fiscal 2001. Gross margin increased to 36.1% from 30.9% for fiscal 2001. The increase in gross profit and gross margin is primarily attributable to the favorable mix of higher margin ground fueling revenues.

      Operating expenses for fiscal 2002 decreased $2.1 million, or 5.1%, to $38.8 million from $40.9 million in fiscal 2001. This decrease is primarily attributable to the cessation of goodwill and workforce in place amortization of $3.8 million as a result of adopting SFAS No. 142, “Goodwill and Other Intangible Assets” as of October 28, 2001, offset by increases in research and development expenses of $1.4 million and selling, general and administrative expenses of $0.3 million, which includes a non-cash expense of $0.6 million related to a salaried employee early retirement program. Operating expenses as a percent of revenues increased to 25.0% for fiscal 2002 from 23.6% in fiscal 2001.

      Income from operations for fiscal 2002 decreased $10.3 million, or 27.0%, to $27.8 million from $38.1 million for fiscal 2001 and decreased as a percentage of net revenues to 17.9% in fiscal 2002 from 22.0% in fiscal 2001. These decreases were due to the decrease in higher margin commercial aerospace aftermarket revenues, a $0.6 million provision for potential losses for inventory on hand and termination claims relating to the bankruptcy of a former airframe customer, and lower absorption of fixed manufacturing overhead offset by an increase in industrial revenues and lower operating expenses discussed above.

      Interest expense for fiscal 2002 decreased $3.1 million, or 12.7%, to $21.4 million from $24.5 million for fiscal 2001 due to lower outstanding borrowings and lower interest rates on the term loans under our credit facility.

      The income tax provision for fiscal 2002 decreased $2.3 million, or 79.3%, to $0.6 million from $2.9 million in fiscal 2001. This decrease is primarily due to a lower pre-tax income of $6.5 million for fiscal 2002 as compared to $13.7 million for fiscal 2001. A reconciliation of the income tax provision can be found in Note 11 to the audited consolidated financial statements included elsewhere in this prospectus.

      Net income for fiscal 2002 decreased $4.9 million to $5.9 million from $10.8 million for fiscal 2001 primarily due to the revenue and expense factors discussed above.

Liquidity and capital resources

      Argo-Tech is a holding company that receives all of its operating income from its subsidiaries. As a result, Argo-Tech’s primary source of liquidity for conducting business activities and servicing its indebtedness has been cash flows from operating activities.

      Cash and cash equivalents for the 40 week period ended July 31, 2004 decreased $10.5 million to $3.6 million. The decrease was primarily due to transactions related to issuing $250.0 million of 9 1/4% senior notes due 2011, amending and restating our senior credit facility and capital expenditures, partially offset by an increase in net income from operating activities. The proceeds from the offering of the notes, together with cash on hand and borrowings of $15.0 million under our amended and restated senior credit facility, were used to: purchase through a tender offer and a redemption all of our outstanding $195.0 million 8 5/8% senior subordinated notes due 2007; dividend to AT Holdings Corporation $57.6 million for the redemption of all of AT Holdings’ outstanding Series A Cumulative Exchangeable Redeemable Preferred Stock at 100% of its $30.0 million liquidation preference, together with accrued and unpaid dividends of $27.6 million; repay $19.8 million of term loans outstanding under our existing senior credit facility; and pay transaction fees and expenses of $7.5 million. Prior to amending and restating our senior credit facility, $6.0 million of scheduled payments had been made.

      As a result of the Refinancing, long-term debt at July 31, 2004 consisted of $15.0 million principal amount of term loans and $250.0 million principal amount of senior notes. Scheduled payments of $6.0 million were made on the term loans in the 40 week period ended July 31, 2004. Our amended and restated senior credit facility provides for a $30.0 million five-year revolving credit facility and a $15.0 million five-year term loan facility. At July 31, 2004, Argo-Tech has available, after $5.8 million in letters of credit, a $24.2 million revolving credit facility. As of July 31, 2004, there were no outstanding borrowings on the revolving credit facility. The credit facility contains no restrictions on the ability of Argo-Tech’s subsidiaries to make distributions to Argo-Tech.

      Cash Flows from Operating Activities. Cash provided by operating activities for the 40-week period ended July 31, 2004 increased $9.0 million, to $17.8 million, from $8.8 million in the 39 week period ended July 26, 2003 primarily as a result of an increase in income from operations. Cash provided by operating activities for fiscal 2003 decreased $15.0 million to $15.7 million primarily as a result of an increase in receivables and inventory. Cash provided by operating activities for fiscal 2002 increased $12.6 million to $30.7 million primarily as a result of a decrease in receivables and inventory.

      Cash Flows from Investing Activities. Net cash used in investing activities was $1.0 million, $1.9 million, $1.8 million and $1.9 million for the 40-week period ended July 31, 2004 and the fiscal years 2003, 2002 and 2001, respectively, for expenditures for the purchase of property, plant and equipment. These expenditures reflect a normal amount of capital investments necessary to maintain our efficiency and manufacturing capabilities.

      Cash Flows from Financing Activities. Cash used in financing activities for the 40-week period ended July 31, 2004 was $27.2 million. This was primarily as a result of the issuance of $250.0 million of senior notes offset by the purchase of senior subordinated notes, a dividend to AT Holdings Corporation, our parent company, for the redemption of all of AT Holdings’ outstanding Series A Cumulative Exchangeable Redeemable Preferred Stock, scheduled repayments and the restatement of our credit facility and payment of transaction fees and expenses. Cash used in financing activities for fiscal 2003 was $17.4 million, which was primarily used to make scheduled repayments of long-term debt and payment of financing related fees associated with amending our credit agreement. Cash used in financing activities for fiscal 2002 and 2001 was $19.2 million and $13.3 million, respectively, which was primarily used to make scheduled repayments of long-term debt and for AT Holdings’ repurchase of common stock from various former employees.

      Capital expenditures for the 40 week period ended July 31, 2004 totaled $1.0 million compared to $1.3 million for the 39 week period ended July 26, 2003. Argo-Tech expects to incur capital expenditures of approximately $1.9 million for the remainder of fiscal year 2004 relating to the continued maintenance of facilities, equipment and systems to support current operating activities. Our capital expenditures for fiscal 2003 totaled $1.9 million, which were related to maintaining existing facilities and equipment and systems to support current operating activities.

      Our expected future contractual cash obligations and other commercial commitments for the next several fiscal years, as of July 31, 2004, are as follows (in millions):

						2009 and
	2004(1)	2005	2006	2007	2008	Thereafter	Total

Term loan facility	$0.2	$0.7	$0.7	$0.7	$6.7	$6.0	$15.0
9 1/4% senior notes						250.0	250.0
Operating leases	0.5	0.7	0.4	0.1	0.1		1.8
Other long-term obligations(2)	—	21.6	23.1	23.1	23.1	69.5	160.4

Total contractual cash obligations	$0.7	$23.0	$24.2	$23.9	$29.9	$325.5	$427.2

(1)	Contractual obligations for fiscal 2004 subsequent to July 31, 2004.

(2)	Represents interest payments on the senior notes. Interest on the term loan facility is excluded as it is not fixed and determinable. Funding for retirement and other post-employment benefits for future years is also excluded as it is not determinable.

      We believe that cash flow from operations will provide adequate funds for our working capital needs, planned capital expenditures and near term debt service obligations. Our ability to fund our operations, make planned capital expenditures, and to make scheduled payments on our indebtedness depends on our future operating performance and cash flow. We may need to refinance all or a portion of our indebtedness on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. These items are subject to prevailing conditions and to financial, business, and other factors, some of which are beyond our control.

New accounting standards

      In June 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. We determined the adoption of this statement had no effect on our consolidated financial statements.

      In November 2002, the FASB issued FASB Interpretation No. (“FIN”) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a rollforward of the entity’s product warranty liabilities. See Note 9 to our audited consolidated financial statements and Note 5 to our unaudited consolidated financial statements included elsewhere in this prospectus for this disclosure. We will apply the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002. We have not guaranteed any other obligation before or after December 31, 2002 that would require disclosure under FIN 45.

      In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.” FIN 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. FIN 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The provisions of this interpretation became effective upon issuance. Argo-Tech is not associated with variable interest entities; therefore, the adoption of this statement did not have any effect on our consolidated financial position or results of operations.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments (as identified in the scope of the statement), as a liability (or an asset in some circumstances), that were previously classified as equity. We determined the adoption of this statement had no effect on our consolidated financial statements.

      In December 2003, the FASB issued a revised FIN 46, “Consolidation of Variable Interest Entities.” FIN 46 requires existing, unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. Argo-Tech is not associated with variable interest entities; therefore, the adoption of this statement did not have any effect on our consolidated financial position or results of operations.

      In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act was enacted, which introduced a Medicare prescription drug benefit and a federal subsidy to sponsors of retiree health-care plans that provide a benefit at least actuarially equivalent to the Medicare benefit. In accordance with FASB Staff Position (“FSP”) Statement of Financial Accounting Standards (“SFAS”) No. 106-2, we have elected to defer recognition of the effects of the new Medicare Act. The accumulated postretirement benefit obligation and net periodic postretirement benefit cost do not reflect the provisions of the new Medicare Act. Specific authoritative guidance on accounting for the federal subsidy is pending and may require changes to previously reported information.

      In December 2003, the FASB issued a revision to SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” which expands the disclosure requirements regarding plan assets and benefit obligations for Argo-Tech’s two noncontributory defined benefit pension plans and its postretirement benefit plan. We adopted the provisions of this statement effective with the period beginning February 1, 2004. See Note 6 to our unaudited consolidated financial statements included elsewhere in this prospectus for this disclosure.

BUSINESS

Our company

      Argo-Tech Corporation, a Delaware corporation, was formed in 1986 to acquire the Power Accessories Division of TRW. Today, we are a global designer, manufacturer and servicer of high performance fuel flow devices and systems. We operate in two business segments, Aerospace and Industrial. The Aerospace segment consists of aircraft engine fuel pumps and other engine products, commercial and military products and systems found on a plane’s airframe, and aerial refueling pumps and related equipment. The Industrial segment includes ground fueling nozzles, hoses and other ground fueling components, an automated fuel management system, cryogenic pumps and nozzles and the operation of a business park in Cleveland, Ohio.

Aerospace segment

      We are the world’s leading supplier of main engine fuel pumps to the commercial aircraft industry and a leading supplier of main engine fuel pumps to the military. Main engine fuel pumps are precision mechanical pumps that maintain the flow of fuel to the engine at a precise rate and pressure. Our main engine fuel pumps are installed in over 60% of large commercial aircraft in service today. We are the sole-source supplier of main engine fuel pumps for all CFM 56 series engines, which power all Boeing 737 and certain of the Airbus A-318, A-319, A-320, A-321 and A-340 aircraft. The CFM 56 series engine powers approximately 52% of all large commercial aircraft shipped in 2003. We are also the sole-source supplier of main engine fuel pumps for all engines used on the Boeing 777 aircraft, including the new longer range Boeing 777, and on all regional jets manufactured by Bombardier and Embraer having seating capacity for at least 70 passengers.

      We are also a leading supplier of commercial and military airframe products and systems, which are used to transfer fuel to an engine and control fuel between tanks. Our airframe products are installed in approximately 80% of the current worldwide large commercial aircraft fleet and over 75% of the current fixed-wing U.S. military fleet. In addition, we are a leading global supplier of military aerial refueling pumps and related equipment, with our products installed on 100% of U.S. designed military aircraft equipped with aerial refueling capabilities.

      During the long life cycle of aircraft containing our products, we earn significant aftermarket revenue from repair and overhaul sales. On average, a commercial aircraft will experience five to six main engine fuel pump overhauls over its 30-year life span.

Industrial segment

      We are the leading supplier of ground fueling components and automated fuel management systems, which are used at airports throughout the world. Our ground fueling systems are currently installed in over 65% of airports worldwide. In addition, we design and supply in-tank pumps and nozzles for liquid natural gas (“LNG”), liquid propane gas and other cryogenic fluids, as well as specialty military and industrial hose for aerospace, chemical transfer and marine applications. In addition, we supply products to the industrial gas turbine industry.

      We operate an aerospace certified materials laboratory and a business park in Cleveland, Ohio, where we maintain our headquarters and primary production facilities.

Competitive strengths

      We believe our key competitive strengths are:

      Large existing installed base with significant aftermarket revenue. We have the largest installed base of large commercial aircraft main engine fuel pumps (over 23,000) in the aerospace industry, significantly larger than our nearest competitor. Our installed base also includes over 7,300 military engine pumps and accessories; over 64,000 small main engine fuel pumps for helicopters, turboprop and business aircraft and engine fuel actuation devices; over 15,000 aerial refueling components; and over 250,000 airframe accessories such as pumps, valves, controllers and actuators. This extensive installed base provides us with significant aftermarket revenues from spare parts and repair and overhaul sales.

      Significant barriers to entry. We compete in a market with significant barriers to entry. Manufacturers of aerospace parts and components are required to obtain airworthiness certification by the Federal Aviation

Administration for products used on commercial aircraft, by the U.S. Department of Defense for products used on U.S. military aircraft or by similar agencies in most foreign countries. We believe that the industry’s stringent regulatory and certification requirements for our products, our large existing installed base and our technological leadership create significant barriers to entry for potential competitors.

      Diversified revenue base. We have diversified our revenue base, historically derived from large commercial aircraft, across other aerospace, military and industrial markets. Approximately 45% of our sales for the 40 week period ended July 31, 2004 were derived from commercial aerospace products and aftermarket sales, 39% from military products and 16% from other industrial products. In the aerospace market, our business has expanded into the general aviation and business jet markets. Our revenue from military programs increased over 75% in the last two fiscal years, from $33.4 million to $59.0 million, and we expect revenues from military programs to further increase as a result of projected increases in U.S. Department of Defense spending over the next few years. Our re-entry into the LNG pump market has diversified our industrial revenue base. Our military and industrial revenues are not linked to commercial aircraft cycles, providing alternative sources of revenue during the periodic downturns in the commercial aerospace business cycle.

      Product innovation and technological leadership. We believe that Argo-Tech is a technological leader in our businesses. Over the last 15 years, we have maintained our technological leadership by employing over 100 engineers and investing over 5% of revenues annually in product development. We believe our latest main engine fuel pump technology will allow us to maintain our leading position in the large main engine fuel pump market. This patent-pending technology supplies our customers with one of the lightest, most heat-efficient engine fuel systems available in the industry. In addition, our airframe fuel system technology has led to Argo-Tech’s selection as the fuel system integrator on three new micro jets, the Eclipse 500, the Adam A700 and the Javelin, and on the new Northrop-Grumman X47 Joint Unmanned Combat Aircraft System. We developed a patented ground fueling digital pressure control used by refuelers at numerous airport locations. Our industrial cryogenic pumps, which use aerospace technology, are among the smallest, most efficient pumps in the industry, significantly improving useable LNG tank capacity.

      Strong relationship with customers. We have developed strong relationships with our aerospace original equipment manufacturer, or “OEM,” customers (including Airbus, Boeing, Cessna, EADS, Eclipse, General Electric, Lockheed Martin, Northrop Grumman, Pratt & Whitney, Rolls-Royce and SNECMA), airline customers (including American Airlines, Delta, Japan Air Lines, Lufthansa and United Airlines), freight carrier customers (including FedEx and United Parcel Service) and industrial customers (including ExxonMobil, Royal Dutch Shell and Samsung). We have been a supplier of aircraft main engine fuel pumps to engine manufacturers for over 40 years, and have maintained strong relationships with major airlines since the late 1960s. We believe we have a reputation with our customers for quality, on-time delivery and service across all of our product lines.

      Proven record of our experienced management team. Our senior management team, in place since 1991, has successfully operated our business under a highly leveraged capital structure through some of the most difficult market cycles in the history of the aerospace industry. Under our management team’s leadership, we have generated free cash flow and reduced debt through the successful reduction of inventory levels, improved quality, improved on-time performance and reduced manufacturing lead times while diversifying our revenue base into additional aerospace, military and industrial products.

Business strategy

      Our strategy is to broaden and grow Argo-Tech’s leadership position in the aerospace and precision industrial supply industries.

      Increase aerospace systems sales. We believe that the aerospace industry increasingly prefers system integrators over component suppliers. Through supplier relationships and/or partnership arrangements, we have become a leading integrator of fuel systems to micro-jet and other small jet airframe OEMs. We intend to leverage the breadth of our aerospace fuel component library, together with our systems integration capabilities, to increase our sales of fuel systems for both airframes and engines. Our Cost Effective Next-Generation Technology Systems, known as CENTS, is one of the most efficient engine fuel systems available in the industry, allowing it to be considered as an engine fuel system retrofit for existing systems. Argo-Tech’s engine and airframe fuel systems, when combined, can save weight, reduce fuel costs and manage heat in the fuel system, primarily by saving energy and reducing the number and complexity of components.

      Broaden our aerospace component supply. Through a cooperative relationship with Lufthansa, we began to supply the aerospace industry with precision components in 2000 by obtaining Part Manufacturing Authority, or “PMA,” awards from the Federal Aviation Administration. A holder of a PMA can manufacture and sell the components covered by the PMA in the Aerospace aftermarket. Through our Aviation Component Solutions (“ACS”) division, we currently have over 200 approved products and are adding products to the PMA approval cycle at a rate of over 20 products per month. ACS currently has four development partners, including Lufthansa, which assist ACS in increasing the rate at which new products are added to the ACS catalog.

      Expand ground fueling capabilities. We intend to further expand our ground fueling product offerings on airport fueling vehicles through internal development, partnerships and selective acquisitions. Since the end of fiscal 2001, we have nearly tripled our ground fueling military net revenues, primarily driven by sales of our unisex fueling coupling and other proprietary product offerings. We have also developed digital pressure control valves that incorporate a microprocessor to enhance fuel flow control, allowing for reduced fueling time. Since 1997, we have developed and supplied nearly 200 of our AVR 2000 operating and scheduling systems to various locations around the world. Together with a partner, we developed a meter product line for use on fueling vehicles. Through an acquisition in 1999, we acquired Durodyne, Inc., a specialty hose manufacturer, to complement our ground fueling business. Through these efforts, our ground fueling sales have more than doubled in less than five years. We intend to further expand our ground fueling product offerings with filters, valves, pumps and other product opportunities.

      Expand LNG product lines. We intend to continue to expand our sales of pumps and nozzles in the growing LNG marketplace, which we re-entered on an OEM basis in 2002. We recently acquired a patented LNG nozzle product line, which we have expanded to complement our LNG pump business. Although we have experienced losses on LNG pump contracts since re-entering the OEM business, we have redesigned our products and manufacturing processes to better meet our customers’ needs, which we believe will lead to improved results in future periods. We believe that the application of our aerospace technology to LNG pumps has positioned our products as some of the most efficient, smallest and most capable LNG pumps available today, and we plan to move aggressively to increase sales in this market.

      Enhance operating efficiencies. We have a well-established continuous improvement program that includes the Lean Manufacturing and Six Sigma techniques. We regularly review our operations for opportunities to reduce costs and increase manufacturing efficiencies through improved use of production facilities, rationalization of our vendor base and more efficient resource allocation. Continued enhancements of operating efficiencies include the transfer of production between facilities to absorb fixed overhead, the refinement of integrated computer systems at our Costa Mesa, California facility, the strengthening of our certified operator and supplier certification programs and the reassignment of some engineering resources to the development of new products and technologies. Continuous improvement is critical to our ability to achieve operating efficiencies. These cost reduction efforts contributed to our ability to generate net cash from operating activities during the industry downturn experienced following the September 11, 2001 terrorist attacks and we believe they have positioned us to benefit from an industry recovery.

      Pursue selective acquisitions. Although major acquisitions are not a key part of our strategy, we believe that acquisition opportunities exist that complement both our aerospace and industrial businesses. We will continue to pursue targeted complementary product line or business acquisitions where we believe we can enhance value. Our management team has successfully acquired and integrated two businesses since 1997, as well as completed several product line extensions through acquisition.

Products

Aerospace

      Main engine fuel pumps. Main engine fuel pumps are precision mechanical pumps, mounted to the aircraft’s engines, that maintain the flow of fuel to the engine at a precise rate and pressure. These pumps consist of an aluminum body which is cast by certified subcontractors. We then machine the casting, manufacture a variety of other components, assemble the final product and perform rigorous testing at our Cleveland facility.

      We are the sole source supplier of main engine fuel pumps for all CFM56 series engines, the most popular series of large commercial aircraft engines used today. The CFM56 series engines power all Boeing 737 and certain of the Airbus A-318, A-319, A-320, A-321 and A-340 aircraft. We are also the sole-source supplier of main engine fuel pumps for all engines used on the Boeing 777 aircraft, including the new longer range Boeing 777 and on all regional jets manufactured by Bombardier and Embraer having seating capacity for at least 70 passengers.

      Our products include large regional and business jet applications, including the main engine fuel pumps used on the BR700 series engine, which is used on the high-end Bombardier Global Express, the Gulfstream Aerospace Corp. V aircraft and the Boeing 717. We supply main engine fuel pumps for the GE CF34-8 engine, which is used on the Bombardier CRJ700 and CRJ900 regional and business aircraft and the Embraer ERJ-170, a 70 passenger regional jet. We also supply main engine fuel pumps for the GE CF34-10 engine which is used on the Embraer ERJ-190 and the new ARJ 21 regional jet to be manufactured by AVIC I Commercial Aircraft Co. Ltd. in China.

      As shown in the following chart, our main engine fuel pumps are used across the full spectrum of commercial engine designs. We believe that our experience with engine systems of all sizes and performance characteristics is a competitive advantage in the bidding process for component supply contracts for newly designed engine systems.

Commercial main engine fuel pumps*

				Argo-Tech
	Engine type by pump supplier			share of	Number of
				Installed	Argo-Tech
Airframe	Argo-Tech	Sundstrand	Goodrich	based	pumps

Boeing
717	BR715	—	—	100%	275
727	JT8D	—	—	100%	2,118
737-200	JT8D	—	—	100%	1,592
737- 3/900	CFM56	—	—	100%	6,612
747- 1/300	JT9D	CF6	RB211	59%	1,150
747-400	PW4000	CF6	RB211	35%	848
757	RB211-535	PW2000	—	59%	1,210
767	JT9D/PW4000	CF6	—	32%	176/405
777	Trent 800/GE90/
	PW4000 Series	—	—	100%	374/266/278
MD-11	PW4000	CF6	—	40%	234
DC 9/10/50	JT8D	—	—	100%	1,088
MD80/90	JT8D	—	—	100%	2,330
Airbus
A300	PW4000/JT9D	CF6	—	35%	244/49
A310	PW4000/JT9D	CF6	—	39%	122/70
A318/319/ A320/ A321	CFM56	V2500, PW6000	—	59%	2,475
A330	Trent700/PW4000	CF6	—	80%	238/216
A340	CFM56	—	Trent 500	94%	493
Bombardier
100	—	—	CF34-3	0%
200	—	—	CF34-3	0%
700	CF34-8	—	—	100%	232
900	CF34-8	—	—	100%	TBD**
Embraer
135	—	—	AE3007	0%
145	—	—	AE3007	0%
170	CF34-8	—	—	100%	16
190	CF34-10	—	—	100%	TBD**

*	Source: Airline Monitor — July 2003, AirCraft Analytical Systems — July 2003 and Argo-Tech data

**	Argo-Tech has been selected as the sole source supplier of main engine fuel pumps for this program; however, the airframe is not yet in commercial service.

      Airframe products. Fuel pumps and other airframe fuel transfer control systems in the airframe are necessary to transfer fuel to the engine systems and to maintain aircraft balance by shifting fuel between tanks. We design and manufacture complete fuel systems and fuel subsystems such as refuel/defuel, engine feed and fuel level control. We also design and manufacture a wide variety of fuel components consisting of boost and transfer fuel pumps, fuel flow proportioners and airframe valves, adapters, nozzles and caps. These systems and components are used for fueling, storing, transferring and engine feed functions during ground and flight operations. Argo-Tech is the fuel system supplier for the Eclipse 500, a new generation of business jet manufactured by Eclipse Aviation Corporation, as well as for the Adam A700, the Javelin and the Northrop-Grumman X47 Joint Unmanned Combat Aircraft System.

      Aerial refueling systems. Aerial refueling systems permit military aerial tankers to refuel fighter, bomber and other military aircraft while in flight. We are a major supplier of components for aerial refueling systems, which are produced only for military applications. Aerial refueling components we manufacture, including pumps, hose and couplers, are installed in the refueling systems of 100% of U.S. designed military aircraft equipped with aerial refueling capability.

Industrial

      Ground fueling products. Ground fueling systems are used to transfer fuel from underground fuel tanks and ground fueling trucks to the fuel receptacle of the aircraft. We manufacture various ground fueling hydrants, couplers and nozzles for commercial and military airports around the world, as well as specialty industrial hose. We also manufacture digital pressure control valves. These valves incorporate a microprocessor to enhance fuel flow control and allow for accurate measurement of pressure at the delivery receptacle thereby optimizing the fuel flow and pressure.

      We also sell fuel management systems, including the Argo-Tech-developed AVR2000 Aviation Refueling Management System, which is used at nearly 200 sites worldwide. It is the leading hardware and software system for customized fuel utilization management, data collection and billing in the industry.

      Cryogenic products. We design and supply high performance submerged motor pumps for cryogenic gases and fluids. We have also introduced LNG nozzles and receptacles for use on alternative fuel vehicles. We believe these products position us favorably in this emerging market.

      Industrial gas turbine products. As a result of our established record of performance with our Aerospace engine products, we have gained entry into the Industrial & Marine Gas Turbine, or “IMGT,” market. Our current IMGT products include designed to specification lubrication and scavenge pumps, liquid fuel delivery pumps and precision liquid fuel flow dividers. We offer complete aftermarket support for these products, including technical support, supply of spare parts, product repair and overhaul and on-site service.

Aftermarket sales

      Aftermarket sales comprise the largest component of our business, and consist primarily of spare parts sales and overhaul, retrofit, repair and technical support to commercial and military customers worldwide.

Customers

Aerospace

      OEM customers for our aerospace products include the world’s major aircraft engine manufacturers: General Electric, Honeywell, Pratt & Whitney (including Pratt & Whitney Canada), Rolls-Royce (including Rolls-Royce Allison and Rolls-Royce Deutschland), SNECMA and Williams International Corp. Customers for our airframe pumps and valves include Airbus, Boeing, Cessna, Gulfstream, Lockheed Martin, Northrop Grumman, Raytheon and various U.S. government agencies. Orders for military components can be directly received from government entities and through customers such as Boeing, General Electric, Lockheed Martin and Pratt & Whitney. Our aftermarket customers include all major aircraft and engine repair facilities and all major airlines. Currently, the total number of airline and third party customers for our spare parts, overhaul and repair exceeds 200. Upsilon International Corporation and two other related entities, as distributors of certain of our products to foreign customers, accounted for approximately 15% of our net revenues for the fiscal year ended October 25, 2003. See “Related Party Transactions — Distribution agreements.” No other customer accounted for more than 10% of our net revenues during this period.

Industrial

      Most commercial ground fueling products are sold to customers through independent distributors, while military ground fueling products are usually sold directly to the government. Customers in the domestic markets include a variety of airlines, airports and various fixed base operators. In international markets, our ground fueling products are purchased by several oil companies, including ExxonMobil, Royal Dutch Shell and several state-run oil companies and airport authorities.

      Our cryogenic pump customer base includes shipping vessels operated by domestic and foreign carriers, liquefied gas ship loading terminal owners, liquefied gas receiving terminals, petrochemical plants, Samsung and other large architectural and engineering companies worldwide, electric power generation companies and alternate fuel vehicle fleet operators.

      Our industrial gas turbine products are utilized in three market sectors: power generation, mechanical drive and marine. Major customers for these products include Rolls Royce Energy Systems, Rolls Royce Power Engineering, Siemens Westinghouse and Statoil.

Sales and marketing

      OEM customers in both the Aerospace and Industrial segments select suppliers primarily on the basis of custom design capabilities, product quality and performance, prompt delivery, price and aftermarket support. We believe that we meet these requirements in a timely, responsive manner which has resulted in an extensive installed base of components and substantial aftermarket revenues.

      We market and sell our OEM and aftermarket products through a combination of direct marketing, internal sales personnel, independent manufacturing representatives and U.S. and international distributors. We supply main engine fuel pump spare parts directly to domestic airlines and third-party overhaul shops, while foreign customers that purchase main engine fuel pump products receive their spare parts through Upsilon International Corporation, which operates a distribution facility in Torrance, California.

Suppliers and raw materials

      We use a certified supplier program that demands a commitment to 100% quality and on-time deliveries. Supplier performance is measured by our comprehensive supplier rating system. Currently, our supplier base includes approximately 800 companies.

      Our largest supplier expenditure relates to outsourcing of component machining. We have derived significant savings by taking advantage of advances in machining technologies and by coordinating engineering with our suppliers. Agreements are in place with our key long term suppliers that provide most of the outside supplier component machining.

      Aluminum castings used in the manufacture of main engine fuel pumps are the highest volume raw material supplied to us. Key long term certified suppliers provide the majority of these castings. We also buy quantities of steel bar stock to produce gears and shafts from multiple producers. However, CPM-10V, a powdered metal essential for the manufacture of certain of our main engine fuel pumps, is a proprietary product available only from Crucible Specialty Metals. We do not have a contractual arrangement with Crucible Specialty Metals; we purchase CPM-10V pursuant to standard purchase orders. Another material has been identified as an alternative to CPM-10V, but that material has not yet been certified by our customers.

Manufacturing, repair and overhaul

      Argo-Tech has five manufacturing, repair and overhaul facilities:

•	A 150 acre business park in Cleveland, Ohio

•	A 9.2 acre facility in Costa Mesa, California

•	An 85,000 square foot facility in Tucson, Arizona

•	A 6,000 square foot facility in Inglewood, California

•	A 3,500 square foot facility in Henley-on-Thames, England

      In the Aerospace segment, main engine fuel pumps and some models of our airframe fuel pumps are manufactured, repaired and overhauled at our Cleveland, Ohio facility. The remaining Aerospace segment products are manufactured, repaired and overhauled in our Costa Mesa facility. The Inglewood, California facility is exclusively an overhaul and repair shop for our main engine fuel pump products.

      In the Industrial segment, all products are manufactured in the Costa Mesa facility with three exceptions: (i) industrial hose products which are manufactured in our Tucson facility; (ii) the AVR 2000 airport fuel management system, which is produced at our Henley-on-Thames, England facility; and (iii) industrial and marine gas turbine products, which are manufactured at our Cleveland facility. Repair and overhaul of Industrial segment products is conducted in our Cleveland and Costa Mesa facilities.

      Most of the products at our Cleveland facility are manufactured internally. This facility houses our senior management and the majority of our Aerospace engineering and design staff, sales team and production and main distribution facilities. This facility is organized around manufacturing “cells” that produce bearings, gears, housings and shafts for assembly. By creating cells, the necessary people, machinery, materials and methods are focused on distinct products and processes. Each manufacturing cell includes members from each of the Manufacturing, Quality, Production Control, Statistical Process Control and Manufacturing Engineering disciplines. Our design engineering staff is also organized into cells which correspond to and complement the manufacturing cells. The manufacturing and engineering cells work together to achieve the timely design and production of our products.

      In contrast to our substantial reliance on internal manufacturing of products in Cleveland, we outsource most of the machining and pre-assembly production of products in Costa Mesa to external providers. However, we do maintain internal equipment capacity at our Costa Mesa facility, which enables us to produce small quantity, quick turn components to reduce setup/breakdown times on smaller jobs and for the manufacturing control of key parts. We have lowered the cost of products manufactured in Costa Mesa by outsourcing capital intensive tasks such as casting and machining, while completing final assembly and testing on the premises.

      All of the industrial hose products manufactured at our Tucson facility are processed internally. The software relating to the AVR 2000 airport fuel management system is written internally at our Henley-on-Thames facility, while the hardware relating to the system is sourced from two third parties.

      In addition to our manufacturing facilities, we maintain sophisticated testing facilities at our Cleveland and Costa Mesa locations. These testing facilities allow for simulation of typical conditions and stresses that will be experienced by our products during use. Our products are also thoroughly tested for design compliance, performance and durability. To facilitate quality control and product development, we maintain a sophisticated chemistry and metallurgy laboratory at our Cleveland facility.

      We have obtained and preserved our quality management system certifications. ISO-9001:2000 and AS 9100 Revision A certifications are recognized by most of our customers, as well as by the Federal Aviation Administration and U.S. government supply organizations.

Intellectual property

      We rely on intellectual property, including a number of trade secrets, trademarks and patented and unpatented technology, to operate our business. We will continue to dedicate technical resources toward the further development of proprietary products and processes to maintain our competitive position in the markets we serve. Although we consider our intellectual property rights to be valuable, we do not believe that the loss of any such rights would have a material adverse effect on us.

Government regulations

      The commercial aerospace industry is highly regulated by the Federal Aviation Administration in the United States, the Joint Aviation Authorities in Europe and the Civil Aviation Authority in England, while the military aerospace industry is governed by military quality (MIL or ISO-9000) specifications. We are required to be certified by one or more of these entities and, in some cases, by individual OEMs, in order to engineer and service parts and components used in specific aircraft models. We must also satisfy the requirements of our customers, including OEMs and airlines, that are subject to Federal Aviation Administration regulations, and provide these customers with products that comply with the government regulations applicable to commercial flight operations. In addition, the Federal Aviation Administration requires that various maintenance routines be performed on aircraft components. We currently satisfy or exceed these maintenance standards in our repair and overhaul activities. We maintain repair stations approved by the Federal Aviation Administration at our Cleveland, Ohio, Costa Mesa, California and Inglewood, California facilities.

      Our aviation and metals operations are also subject to a variety of worker and community safety laws. The Occupational Safety and Health Act of 1970, known as “OSHA,” mandates general requirements for safe workplaces for all employees. In addition, OSHA provides special procedures and measures for the handling of certain hazardous and toxic substances. We believe that our operations are in material compliance with OSHA’s health and safety requirements.

Competition

      Competition among aerospace component manufacturers is based on engineered solutions, product quality, customer support, pricing and on-time delivery. Competitors in the Aerospace segment are primarily divisions of large corporations. Virtually all of Argo-Tech’s competitors have significantly greater financial resources than does Argo-Tech. Our primary competitors in the aerospace segment include Cobham, Goodrich, Hamilton Sundstrand, Intertechnique and Parker-Hannifin.

      In the Industrial segment, competition varies by product, but is typically based on engineered solutions, price, product quality and on-time delivery. Our primary competitors in the industrial segment include Ebara, Nikkiso and Meggitt.

Backlog

      We believe that unfilled orders are not necessarily an indicator of future shipment levels of our products. As customers demand shorter lead times and flexibility in delivery schedules, they have also revised their purchasing practices. As a result, notification of firm orders may occur only within 30 to 60 days of delivery. In addition, due to the government funding process, backlog can vary on a period-to-period basis depending on the stage of completion of the contracts represented by such backlog. Therefore, we believe that the backlog of unfilled orders at fiscal year end cannot be relied upon as a valid indication of our sales or profitability in a subsequent year.

Development expense trends

      In connection with new aerospace product development programs, we incur significant research and development expenditures to design, test and qualify main engine fuel pumps and accessories for engine and airframe OEMs. Research and development expenditures are expensed as incurred, and such expenses are expected to continue at historical levels. Research and development expense was $8.7 million, $9.5 million, $11.7 million and $10.3 million for the 40 week period ended July 31, 2004 and for the fiscal years ended October 25, 2003, October 26, 2002 and October 27, 2001, respectively.

Employees

      As of July 31, 2004, we had 684 full-time employees of which 414 are salaried and 270 are hourly. The 168 hourly employees located at our Cleveland facility are represented by the UAW under a collective bargaining agreement that will expire on March 31, 2008.

Environmental matters

      Our operations are subject to a number of national, state and local environmental laws in the United States and other countries, and to regulation by government agencies, including the U.S. Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the emission, discharge, generation, management, transportation and disposal of pollutants and hazardous substances. These authorities may require response actions to hazardous substances which may be or have been released to the environment, and require us to obtain and maintain permits in connection with our operations. This extensive regulatory framework imposes significant compliance burdens and risks.

      Although we seek to maintain our operations and facilities in compliance with applicable environmental laws, there can be no assurance that we have no violations, or that changes in such laws, regulations or interpretations of such laws or in the nature of our operations will not require us to make significant additional expenditures to ensure compliance in the future. Currently, we do not believe that we will have to make material capital expenditures for our operations to comply with environmental laws or regulations of which we are aware, or to incur material costs for environmental remediation during the 2004 fiscal year.

      Our Cleveland facility is currently the subject of environmental remediation activities. The cost of these activities is the responsibility of TRW, now a subsidiary of Northrop Grumman, under the terms of the purchase agreement by which we acquired TRW’s Power Accessories Division in 1986. Remediation has been underway since 1989 and is expected to continue for the foreseeable future. TRW has funded all necessary remediation costs and we expect that TRW will continue to do so in the future. We estimate that TRW has spent in excess of $15 million for environmental remediation at our Cleveland facility.

      The TRW purchase agreement also requires TRW, for a period of 20 years from the date of the 1986 purchase agreement, to indemnify us for:

•	costs associated with third party environmental claims relating to environmental conditions arising from activities conducted by TRW during its operation of its Power Accessories Division that have not been conducted by us after our purchase of the assets of the division in 1986; and

•	a portion of the costs associated with third party environmental claims arising from activities conducted by TRW and us, the portion of the costs to be paid by each party being determined based on the length of time each party conducted the activity giving rise to the claim.

      We have received no third party environmental claims relating to the Cleveland facility.

      In March 1986, a two thousand gallon underground storage tank was removed from our Costa Mesa facility. Petroleum hydrocarbon soil contamination was discovered during the removal of the tank, prompting the Orange County Health Care Agency to require a site assessment. Subsequent site investigations revealed that groundwater underlying the site is impacted by trichloroethene and perchloroethylene. In 1990, the Regional Water Quality Control Board issued a Cleanup and Abatement Order to J.C. Carter Company, Inc. (which we acquired in 1997 and now operate as a wholly-owned subsidiary named Argo-Tech Corporation Costa Mesa) relating to the investigation and remediation of groundwater contamination. To date, the full extent of the groundwater contamination has not been ascertained. By virtue of our acquisition of Carter, Carter’s responsibility for satisfying the cleanup order could affect us. However, we have obtained indemnification from Carter’s selling stockholders for, among other things, all costs and expenses related to satisfaction of the order. As a result, since our acquisition of Carter, we have not paid any material portion of these costs and expenses. This indemnification does not expire. However, there can be no assurance that such indemnification obligations with respect to the cleanup order will continue to be satisfied by the selling stockholders. See “Risk Factors — We have potential exposure resulting from environmental matters.”

Properties

      We own and operate a 150-acre business park in Cleveland, Ohio, which includes 1.8 million square feet of engineering, manufacturing and office space. We occupy approximately 475,000 square feet for our main engine fuel pump, airframe fuel pump and industrial gas turbine businesses and lease almost one million square feet of the facility to third parties. We believe that this facility’s machinery, plants and offices are in satisfactory operating condition. We also believe that it has sufficient capacity to meet our foreseeable future needs without significant additional capital expenditures.

      We also own a 9.2-acre facility in Costa Mesa, California, which encompasses 165,000 covered square feet. We manufacture certain of our Aerospace airframe and aerial refueling products and accessories, and Industrial ground fueling and cryogenic products equipment at this facility. We believe that our Costa Mesa facility has sufficient capacity to permit further growth in those product lines without significant additional capital expenditures.

      Our leased facility in Tucson, Arizona encompasses 85,000 square feet and includes available space for expansion. We manufacture specialty industrial hose for aerospace, chemical transfer and marine applications at this facility. We believe this facility has sufficient capital and capacity to permit further growth in those product lines without significant additional capital expenditures.

      Our Inglewood, California leased facility occupies approximately 6,000 square feet. Its primary purpose is to repair and overhaul main engine fuel pumps owned by airline customers. Inglewood’s assets include test stands for testing fuel pumps after overhaul and a small machine shop for simple rework of pump components.

      A leased facility at Henley-on-Thames, England occupies approximately 3,500 square feet. Its primary activities are the design, development and support of aviation refueling management systems.

Legal proceedings

      We are not presently involved in any material legal proceedings. However, during the ordinary course of business, we are, from time to time, threatened with, or may become a party to, legal actions and other proceedings.

MANAGEMENT

Directors and executive officers

      The following table sets forth certain information concerning our directors and executive officers. Directors serve until their successors are elected at each annual meeting. Officers hold office until their successors are elected and qualified.

Name	Age	Position

Michael S. Lipscomb	58	Chairman, President and CEO, Director
Paul R. Keen	55	Executive Vice President, General Counsel and Secretary, Director
Frances S. St. Clair	49	Executive Vice President and CFO, Director

      Michael S. Lipscomb has been Chairman, President & Chief Executive Officer since 1994. Mr. Lipscomb joined TRW’s corporate staff in February 1981 and was made Director of Operations for the Power Accessories Division in 1985. Mr. Lipscomb was named Vice President of Operations when Argo-Tech was formed in 1986, becoming President in 1990 and Chairman and Chief Executive Officer in 1994. Mr. Lipscomb has also served as a director of Argo-Tech and AT Holdings since 1990.

      Paul R. Keen is Executive Vice President, General Counsel and Secretary. Mr. Keen was named Vice President and General Counsel in 1987, became Secretary in December 1990 and was promoted to Executive Vice President in December 2003. Prior to 1987, he spent the majority of his career with TRW as Senior Counsel, Securities and Finance and as primary legal counsel to two operating groups. Mr. Keen joined the Board of Directors of Argo-Tech in April 1999. Mr. Keen served as a member of the Board of Directors of AT Holdings from September 2003 to September 2004.

      Frances S. St. Clair is Executive Vice President and Chief Financial Officer. Ms. St. Clair joined the Company in 1991 as Controller and was promoted to Vice President and Controller in November 1991. Ms. St. Clair was promoted to Chief Financial Officer in November 1992 and to Executive Vice President in December 2003. Ms. St. Clair received her C.P.A. certification in 1984. Ms. St. Clair joined the Board of Directors of Argo-Tech in April 1999. Ms. St. Clair served as a director of AT Holdings from September 2001 to September 2003 and rejoined in the Board in September 2004.

Director compensation

      Since 1999, Argo-Tech has not compensated its directors. AT Holdings pays its directors a quarterly fee of $3,000 plus $4,000 and reasonable out-of-pocket expenses for each board meeting attended. Fees paid to Mr. Lipscomb, Mr. Keen and Ms. St. Clair for service on the board of AT Holdings are included in the “Annual compensation” table below.

Executive Compensation

      The following table sets forth, for the fiscal years 2003, 2002 and 2001, certain information about the compensation paid to or accrued by us for the Chief Executive Officer and each of our other executive officers (the “Named Executives”).

	Annual compensation

	Fiscal			All other
Name and principal position	Year	Salary	Bonus	compensation(1)(2)

Michael S. Lipscomb	2003	$461,112	$225,023	$50,475
Chairman, President and CEO	2002	$419,193	$222,172	$46,458
	2001	$419,193	$272,475	$46,414
Paul R. Keen	2003	$246,480	$83,310	$12,806
Executive Vice President,	2002	$232,530	$85,339	$5,759
General Counsel and Secretary	2001	$232,530	$104,639	$6,013
Frances S. St. Clair	2003	$225,000	$76,050	$23,582
Executive Vice President and CFO	2002	$200,016	$73,504	$25,630
	2001	$200,016	$90,007	$9,277

(1)	Other annual compensation did not exceed the lesser of $50,000 or 10% of salary plus bonus of any of the Named Executives in 2001, 2002 or 2003.

(2)	The amounts listed consist of the value of life insurance provided by us for the benefit of the Named Executives in excess of the value of life insurance provided by us for the benefit of all other salaried employees. For Mr. Lipscomb, the amounts listed also include $27,000 for fiscal year 2003 and $22,000 for each of the fiscal years 2002 and 2001, respectively, paid as AT Holdings directors’ fees. For Mr. Keen, the amounts listed also include $7,000 for fiscal year 2003 paid as AT Holdings directors’ fees. For Ms. St. Clair, the amounts listed also include $20,000, $22,000 and $5,500 for fiscal years 2003, 2002 and 2001, respectively, paid as AT Holdings directors’ fees.

Management retention agreements

      Stay pay and severance agreements. We have entered into a stay pay and severance agreement with each of the Named Executives. Our Board of Directors believes that these agreements benefit us by securing the continued services of key management personnel and by enabling management to perform their duties and responsibilities without the distracting uncertainty generally associated with a change in control.

      The agreements provide that, if a change in control (as defined in the agreements) occurs and the executive remains employed by us on a full-time basis through the effective date of the change in control, the executive will receive a single lump sum “stay payment” equal to 25% of the sum of the highest annual base salary and the highest bonus amount received by the executive in the preceding five years.

      The agreements also provide that if an executive’s full-time employment is terminated without cause (as defined in the agreements), either before or after a change in control has occurred, or upon a voluntary termination of employment by an executive upon the reduction of his or her base salary by 5% or more, if the reduction is not a result of a company policy to reduce the salaries of a substantial number of officers or employees, or if the executive ceases to be employed in a position involving substantially the same level of responsibility or duties as performed by the executive on the date the agreement was executed (a “Qualifying Voluntary Termination”), the executive will receive a basic severance payment. The payment will consist of a single lump sum equal to the sum of the highest annual base salary and the highest bonus amount received by the executive in the preceding five years.

      Additional payments will be made to the executive in the event that a change in control has occurred and the executive’s employment is terminated without cause within the six-month period following the effective date of such change in control, or upon a Qualifying Voluntary Termination within that period. The executive will receive additional severance payments equal to the amount he or she would have received had employment continued, at the same intervals and at the same rate of base salary the executive was receiving during the month preceding termination, until the six-month anniversary of the effective date of the change in control. These additional severance payments, if paid, would be in addition to the basic severance payment and the stay payment described above.

      Each executive is entitled to several other benefits contained in the agreements, including:

•	life, health, medical/hospital, dental, and vision insurance benefits for a period of 12 months in the event that an executive’s full-time employment is terminated without cause or upon a Qualifying Voluntary Termination, either before or after a change in control has occurred; and

•	gross-up payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) upon any payment made to the executive under the agreements, subject to certain limitations.

      We have agreed to be solely responsible for any and all attorneys’ fees and related expenses incurred by the executive in the event that we fail to comply with our obligations under the agreements.

      Trust agreement. In connection with an additional stay pay agreement with Mr. Lipscomb, we entered into a trust agreement, which established an irrevocable grantor trust for the benefit of Mr. Lipscomb as the beneficiary. The stay pay agreement provides for payment of $315,600 on January 1, 2007, or earlier, upon Mr. Lipscomb’s voluntary or involuntary termination of full-time employment with us, with or without cause (as defined in the stay pay agreement).

      The assets to be held by the trust include the original deposit of principal and any other contributions made by us, at our option. These trust assets are to be disposed of by the trustee when certain conditions in Mr. Lipscomb’s stay pay agreement occur or when the trustee is directed by two officers of Argo-Tech, other than Mr. Lipscomb, to dispose of the assets.

      If the amount disbursed by the trustee exceeds the amount to which Mr. Lipscomb or his qualifying successor is entitled under the stay pay agreement, Mr. Lipscomb or his qualifying successor is entitled to retain such excess. The trust assets and any income earned on those assets remain at all times subject to the claims of our general creditors under state and federal law.

      The stay pay agreement also provides for the payment of attorneys’ fees if enforcement of the stay pay agreement becomes necessary, and contains certain restrictions on certain types of competitive activity by Mr. Lipscomb. The benefits provided by the trust and the stay pay agreement and the trust agreement are in addition to the benefits provided under Mr. Lipscomb’s Stay Pay and severance agreement described above and Mr. Lipscomb’s employment agreement described below.

      Employment agreements. We have also entered into employment agreements with Mr. Lipscomb and Mr. Keen, which also provide for the payments of severance benefits upon termination of employment without cause (as defined in the employment agreements). In the event of such a termination, Mr. Lipscomb will receive all salary and bonuses for a period of twelve months from the date of termination, in an amount equal to all salary and bonuses received during the twelve month period immediately preceding termination and a continuation of benefits during such period. Mr. Keen will receive, in the event of such a termination, a single lump sum payment equal to twenty-four months of his base salary, in an amount calculated from the base salary in effect for the full month immediately preceding the date of termination. Mr. Keen will receive life, health, medical/hospital, dental and vision insurance benefits for a period of twelve months following termination. Mr. Keen’s agreement also provides for the payment of attorneys’ fees if enforcement of the agreement becomes necessary, and contains restrictions on certain competitive activities by Mr. Keen.

      The benefits provided by these additional agreements are provided in addition to the benefits and payments provided under the severance stay pay and severance agreements and Mr. Lipscomb’s trust agreement.

Compensation pursuant to employee benefit plans

Salaried Pension Plan

      Our Salaried Pension Plan was established effective November 1, 1986. Prior to July 1, 1994, our regular, permanent salaried employees were eligible to participate in this plan. Participation in the plan was closed to any person who was not a participant on June 30, 1994, and all benefit accruals ceased as of the close of business on June 30, 1994. The benefits of participants in the Salaried Pension Plan who were employees on June 30, 1994 became vested (to the extent otherwise non-vested) as of the close of business on June 30, 1994. Employee contributions were neither required nor permitted.

      The normal monthly retirement benefit under the Salaried Pension Plan is 1.25% of a participant’s final average monthly compensation multiplied by the participant’s years of benefit service. Compensation earned after June 30, 1994, and service performed after June 30, 1994, are not taken into account in determining a participant’s benefit under the Salaried Pension Plan. Final average monthly compensation means the average monthly compensation (computed before withholdings, deductions for taxes or other purposes and salary reduction amounts under the Salaried Savings Plan (as defined and discussed below)) paid or payable to the participant for the five calendar years which produce the highest such average, determined as if the participant’s employment terminated on June 30, 1994 (or, if earlier, the date the participant’s employment actually terminated or the participant ceased to be within the class of employees eligible to participate in the Salaried Pension Plan). If a participant ceased to be within the class of employees eligible to participate or a participant’s employment terminated (or is deemed to have terminated) prior to July 1 of a calendar year, that calendar year is not taken into account for purposes of determining final average monthly compensation. A participant’s vested benefit cannot be less than the participant’s vested benefit under the Salaried Pension Plan, if any, as of October 31, 1989.

      The Code limits the maximum annual retirement benefit payable under the Salaried Pension Plan and the maximum amount of annual compensation that can be taken into account in calculating benefits under the Salaried Pension Plan.

      At retirement, based on benefits accrued as of June 30, 1994, the monthly retirement benefits payable to each of the individuals named in the “Annual compensation” table above are:

Monthly
Name	benefit

Michael S. Lipscomb	$1,799.32
Paul R. Keen	$1,188.83
Frances S. St. Clair	$411.56

      The benefits shown above are in the form of a single life annuity commencing as of the first day of the month after the participant attains age 65. Benefits may commence at any time after age 55 if the participant had at least five years of service when the participant’s employment terminated. Actuarial reductions would apply for early commencement and for payment in the form of a joint and survivor annuity.

      The normal form of payment under the Salaried Pension Plan is a single life annuity. However, participants may elect payment of retirement benefits under several joint and survivor forms of payment, subject to the requirement that a married participant receive benefits in the form of a joint and survivor annuity with the spouse as contingent annuitant unless the spouse consents to the participant’s election of another form of payment, another contingent annuitant or both, as applicable.

Salaried Savings Plan

      Our Employee Savings Plan for salaried employees (the “Salaried Savings Plan”) has been in place since 1987. Regular, permanent salaried employees who have completed at least 3 months of service are eligible to participate in the plan. All assets of the plan are held in trust. Participants may elect to have “tax-deferred” (401(k) compensation reduction) contributions made to the plan of up to 40% of their eligible compensation. Participants may also elect to have after-tax contributions made to the Plan of up to 20% of their eligible compensation. In addition, participants over the age of 50 are allowed to make catch-up contributions (up to $2,000 in 2003 and $3,000 in 2004). Employer matching contributions to the plan ceased on July 1, 1994. For periods before July 1, 1994, the Salaried Savings Plan provided for employer matching contributions as follows: Basic matching contributions of 25% of each participant’s tax-deferred contributions not in excess of 3% of compensation and discretionary additional matching contributions of a percentage (within the range of 0% and 125% established for each fiscal year (the “plan year”)) of each participant’s tax-deferred contributions not in excess of 3% of compensation. A participant’s benefit under the plan is the balance of the participant’s accounts attributable to tax-deferred contributions, after-tax contributions and the vested balance of the participant’s accounts attributable to employer matching contributions. Tax-deferred contributions and after-tax contributions are always 100% vested. Participants (including former employees) whose accounts attributable to employer matching contributions had not been forfeited prior to November 1, 1994, became, to the extent otherwise nonvested, 100% vested. Benefits are payable in the form of a single lump sum payment.

      The Code limits the maximum annual contributions that can be made to the Salaried Savings Plan and the maximum amount of annual compensation that can be taken into account in calculating contributions to the Salaried Savings Plan. Contributions for a plan year on behalf of certain highly compensated individuals may also be limited to comply with the Code’s nondiscrimination requirements.

      Benefits are generally payable after a participant’s employment terminates. A participant who is an employee may, however, apply for an in-service distribution of all or a portion of the participant’s vested account balance after attainment of age 591/2 or in the event of a hardship (as defined in the Salaried Savings Plan). A participant may apply for an in-service distribution of after-tax contributions at any age and for any reason. A participant who is a “party in interest” may apply for a loan of up to 50% of the participant’s vested account balance (subject to a $50,000 maximum) under the Salaried Savings Plan.

Employee Stock Ownership Plan

      The ESOP was established in 1994 with the participation of Argo-Tech’s salaried employees at its Cleveland facility. GreatBanc Trust Company serves as the plan’s trustee, and holds all of its assets in trust.

      On May 17, 1994, the trustee purchased 420,000 shares of common stock of AT Holdings with the proceeds of a $16.8 million loan from us to the ESOP. The term of the loan ended on April 28, 2004 and the loan was repaid in full. The interest rate for the loan was fixed for the ten-year term at 7.16% per year. The purchase price for the AT Holdings common stock was $40 per share.

      The shares of AT Holdings common stock purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to eligible participants on a pro rata basis as loan principal payments are made. Shares released from the plan for each plan year are allocated to each eligible participant’s account based on the ratio of each such participant’s eligible compensation to the total eligible compensation of all eligible participants. Forfeitures of the accounts of non-vested participants are reallocated among eligible participants in the same manner as shares of AT Holdings common stock released from the suspense account.

      For each of the plan years ended October 31, 2001, October 31, 2002 and October 31, 2003, 42,000 shares of AT Holdings common stock were released from the suspense account. Based on the loan payment schedule, the number of shares of AT Holdings common stock released from the suspense account each future plan year during the loan period would be:

Plan year ending	Number of shares released

October 31, 2004	21,000

      We may, for any plan year, make additional discretionary contributions for the benefit of plan participants. These contributions may be made in cash, shares of qualifying employer securities or other property. Whether the ESOP will acquire additional shares of AT Holdings common stock or other qualifying employer securities in the future depends upon future business conditions. Such purchases, if made, would be funded through additional borrowings by the plan or additional contributions from us. The timing, amount and manner of future contributions to the plan will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions. We will contribute 21,000 shares of AT Holdings common stock to the plan in October 2004 and 42,000 shares in October 2005. All of these 63,000 shares have been repurchased by Argo-Tech from plan participants who exercised their put option rights under the plan. These rights are described below.

      Participants may elect to receive the shares of qualifying employer securities credited to their accounts after their termination of employment. After attaining age 55 with 10 or more years of participation in the ESOP, participants may also elect to receive a maximum of 50% of their vested shares over a six year period. Participants vest in their plan accounts 20% per year of service, and service prior to the effective date of the plan counts for this purpose. A participant can require us to purchase qualifying employer securities received from the plan at the value the stock then has, as determined for plan purposes (a “put option”). Shares of qualifying employer securities distributed from the plan are subject to a “right of first refusal” in favor of us or the ESOP at the value the stock then has, as determined annually by an independent financial consulting firm based on our performance and financial condition. The put option and right of first refusal will no longer apply if the qualifying employer securities become tradable on an established securities market.

      Voting rights on and decisions whether to tender or exchange shares of qualifying employer securities held in the ESOP are “passed through” to participants. Each participant is entitled to direct the plan’s trustee as to the voting of (1) shares of qualifying employer securities credited to the participant’s account and (2) a proportionate part of the unallocated shares of qualifying employer securities held in the suspense account and shares of qualifying employer securities allocated to participants’ accounts as to which no direction is received by the plan’s trustee. In the event of a tender or exchange offer for qualifying employer securities held in the plan, each participant is entitled to direct the plan’s Trustee whether to tender or exchange shares of qualifying employer securities held in the plan in a manner similar to the voting directions described above.

      Because the employer’s contributions to the ESOP are not fixed, benefits payable under the plan cannot be estimated.

      For the plan year ended October 31, 2003, the number of shares of AT Holdings common stock allocated under the ESOP to the accounts of the Named Executives were:

	Shares allocated

	Year ended	Cumulative to
Name	Oct. 31, 2003	Oct. 31, 2003

Michael S. Lipscomb	517.4476	4,041.3309
Paul R. Keen	517.4476	4,041.3309
Frances S. St. Clair	517.4476	3,992.3665

      GAAP requires that any third party borrowing by the ESOP be reflected as a liability on our statement of financial condition. Since the plan borrowed from us, the obligation is not treated as an asset of ours, but will be deducted from shares of stock held by the ESOP. If the plan purchases newly issued shares of AT Holdings common stock, total stockholders’ equity would neither increase nor decrease.

      The Internal Revenue Service has issued a determination letter that the plan is qualified under Section 401(a) of the Code and is an employee stock ownership plan under Section 4975(e)(7) thereof. Contributions to the plan and allocations to the accounts of eligible participants thereunder are subject to applicable limitations imposed under the Code. The plan is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, known as “ERISA,” and the regulations thereunder.

Employee Stock Ownership Plan Excess Benefit Plan

      We maintain the ESOP Excess Benefit Plan, an unfunded plan that at all times will be deemed invested in AT Holdings common stock. This plan is for employees participating in the ESOP in respect of reduction to allocations to their accounts because of limitations under the Code applicable to tax-qualified plans. Benefits under this plan vest in the same manner as benefits under the ESOP and distributions from the plan will, subject to certain restrictions, be made in whole or fractional shares of AT Holdings common stock at the same time or times as benefits under the ESOP are distributable, or in the case of benefits with respect to qualifying employer securities subject to the put option under the ESOP, at the time the plan participant exercises (or is deemed to have exercised) a hypothetical “put option” under the plan.

      We maintain a bookkeeping account for amounts credited to the accounts of plan participants. For the plan year ended October 31, 2003, the amounts credited to the accounts of the Named Executives were:

	Equivalent shares allocated

	Year Ended	Cumulative to
Name	Oct. 31, 2003	Oct. 31, 2003

Michael S. Lipscomb	1,161.0895	8,256.0075
Paul R. Keen	299.7795	2,153.7718
Frances S. St. Clair	217.7290	1,404.0268

     Incentive stock option plans

Aggregate Option/ SAR Exercises in Last Fiscal Year

and Fiscal Year End Option/ SAR Values

Number of
				securities	Value of
				underlying	unexercised
				unexercisable	in-the-money
				options/SARs	options
				at FY-end	at FY-end ($)
Shares
	Exercise	acquired	Value	Exercisable/	Exercisable/
Name	price ($)	on exercise	realized ($)	unexercisable	unexercisable

Michael S. Lipscomb	$10.00	—	$—	8,670/—	$300,150/$—
	40.00	—	—	6,125/—	28,298/—
	100.11	—	—	4,000/—	—/—
	49.79	—	—	18,926/—	—/—
Paul R. Keen	10.00	—	—	1,990/—	68,894/—
	40.00	—	—	2,760/—	12,751/—
	100.11	—	—	1,400/—	—/—
	49.79	—	—	6,693/—	—/—
Frances S. St. Clair	10.00	—	—	2,990/—	103,514/—
	40.00	—	—	2,760/—	12,751/—
	100.11	—	—	1,400/—	—/—
	49.79	—	—	6,693/—	—/—

      1991 Performance Stock Option Plan. The 1991 Performance Stock Option Plan provides for option grants for the purchase of AT Holdings common stock. The exercise price of each option is $10.00 per share. All of the options available under this plan were granted and have been amended by the Compensation Committee of AT Holdings, upon the recommendation of our compensation committee, and with the consent of the optionees in June 2001, to extend the expiration date to November 9, 2011. All of the options granted under this plan became fully vested in January 1999.

      1991 Management Incentive Stock Option Plan. The 1991 Management Incentive Stock Option Plan provides for option grants for the purchase of AT Holdings common stock. The exercise price of each option is $10.00 per share. All of the options available under this plan were granted and have been amended by the Compensation Committee of AT Holdings, upon the recommendation of our Compensation Committee, and with the consent of the optionees in June 2001, to extend the expiration date to November 9, 2011. All of the options granted under this plan became fully vested in January 1999.

      1998 Equity Replacement Stock Option Plan. The 1998 Equity Replacement Stock Option Plan (as amended June 12, 2001) was established to provide for option grants for the purchase of AT Holdings common stock. The exercise price of each option is $40.00 per share. The options were granted to each person who was a participant in the 1997 Stock Appreciation Rights Plan in exchange for, and in cancellation of, all of the rights of each such participant under the 1997 Stock Appreciation Rights Plan, which was terminated in 1999. These options, which were granted by the Compensation Committee of AT Holdings upon the recommendation of our compensation committee, expire on January 2, 2005. All of the options granted under this plan were fully vested upon issuance.

      1998 Incentive Plan. The 1998 Incentive Plan was established to provide option grants for the purchase of AT Holdings common stock, at prices that may be more than, less than or equal to the fair market value of the shares, as the Board or Compensation Committee of AT Holdings may determine at the time of grant. Options are granted by the Compensation Committee of AT Holdings upon the recommendation of our compensation committee. There have been three option grants under the 1998 Incentive Plan, the first in 1999 with an exercise price of $100.11, the second in 2001 with an exercise price of $69.18 and the third in 2002 with an exercise price of $49.79. None of the Named Executives received option grants in 2001. The option agreement governing the options granted in 1999 provides that such options vest in 20% increments over five successive years. For any year in which the EBITDA of the company exceeds 105% of the target EBITDA, an additional 131/3% of the optioned shares will vest. Effective November 2, 2000 all holders of options granted in 1999 agreed to the cancellation of the portion of the 1999 options which were not vested at such date. Pursuant to the plan, such cancelled options are available for new grants. The option agreement governing the options granted under the plan in September 2001 and March 2002 provides for vesting as follows: 33.3% at the time of issuance and 33.3% on the anniversary date of the grant over the next two years. All options granted under the plan expire ten years from the date of grant. In the event that AT Holdings common stock becomes registered or traded on a national exchange or in the event of a sales transaction (as defined in the plan) or the involuntary termination (as defined in the agreement), all options will become exercisable in full.

      We are evaluating other stock-based employee benefit programs to provide appropriate incentives for our workforce.

     Executive life insurance plan

      Our executive life insurance plan permits certain officers and key employees to obtain life insurance benefits in addition to those generally provided to salaried employees. The level of coverage provided to such officers and key employees consists of basic term and whole life insurance coverage equal to three times the individual’s salary.

     Management incentive plan

      We have in effect a plan pursuant to which officers and other key management employees may receive cash bonuses paid upon (1) the achievement of specified cash flow goals in the preceding fiscal year and (2) individual performance. The amounts of such bonus awards are approved by the Compensation Committee of AT Holdings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Argo-Tech is a wholly-owned subsidiary of AT Holdings, which owns the only outstanding share of Argo-Tech’s common stock, par value $.01 per share. The following table sets forth the ownership of AT Holdings common stock, par value $.01 per share, as of September 10, 2004 by:

•	each person known to Argo-Tech to be the beneficial owner of more than 5% of AT Holdings common stock;

•	each director of Argo-Tech and AT Holdings;

•	each of the Named Executives; and

•	all of Argo-Tech and AT Holdings directors and executive officers as a group.

      On September 10, 2004, there were 629,928 shares of AT Holdings common stock outstanding, exclusive of treasury shares.

	Ownership at AT Holdings common Stock

			Number of
	Number of		immediately
	outstanding		exercisable options		Percent of
Name of beneficial owner	shares owned		or warrants	Total	class

GreatBancTrust Company(1) 1301 West 22nd Street Oak Brook, IL 60523	333,634		—	333,634	53.0%
YC International, Inc 725 South Figueroa Street Suite 3870 Los Angeles, CA 90117	39,000	(2)	—	39,000	6.2
AT Holdings, LLC 1390 Highway 50 East Suite 4 Carson City, NV 89701	187,452		39,000 (2)	226,452	35.9
J.P. Morgan Partners, LLC 1221 Avenue of the Americas New York, NY 10020	—		46,025 (3)	46,025	7.3
Confar, Thomas*	—		—	—		**
de Chastenet, Remi*	—		500	500		**
Dougherty, Thomas*	2,094		—	2,094		**
Keen, Paul†	18,222	(4)	12,834	31,056	4.9
Lipscomb, Michael*†	34,320	(5)	37,721	72,041	11.4
Nagata, Robert*	—		500	500		**
St. Clair, Frances*†	11,208	(6)	13,843	25,051	4.0
Storrie, Karl*	1,204		450	1,654		**
Directors and Executive Officers as a	67,048		65,848	132,896	21.1
Group (8 persons)

*	Director of AT Holdings Corporation

**	Less than 1%

†	Director of Argo-Tech

(1)	GreatBanc Trust Company is the trustee of the Employee Stock Ownership Plan. The trustee holds shares of AT Holdings common stock in trust for the benefit of the ESOP. Under normal circumstances, the trustee votes all of the shares held by the ESOP in proportion to the actual voting directions of the plan participants. Under certain limited circumstances, the ESOP trustee may, in the exercise of its fiduciary duty, vote the shares held by the ESOP as a block. The share ownership numbers for officers do not include shares held through the ESOP, other than those shares directly attributed to the officer’s account.

(2)	AT Holdings, LLC has the option to purchase all of YC International’s shares of AT Holdings common stock. AT Holdings, LLC disclaims all beneficial ownership of those shares.

(3)	Represents immediately exercisable warrants to purchase 46,025 shares of AT Holdings common stock.

(4)	Includes 4,041 shares attributable to the ESOP.

(5)	Includes 4,041 shares attributable to the ESOP.

(6)	Includes 3,992 shares attributable to the ESOP.

RELATED PARTY TRANSACTIONS

Distribution agreements

      Upsilon International Corporation, which we sometimes refer to as “UIC,” was appointed the exclusive distributor of our engine fuel pump and certain air frame products manufactured at our Cleveland, Ohio facility, first in 1990 with respect to the Japanese market, and in 1994 for the entire international market under a long-term distribution agreement. Effective December 15, 2000, UIC was also appointed an Argo-Tech non-exclusive sales agent for engine overhaul and repair and certain other product support agreements. UIC is owned by YC International, Inc., which is under the control of Mr. Masashi Yamada, a stockholder of AT Holdings, our parent company, through his control of YC International and AT Holdings, LLC. We believe that this distribution agreement was entered into on terms and conditions customary for the industry in all respects with the exception of the contract term of 50 years with respect to UIC’s distribution activities, and termination provisions relating to such distribution activities which are more favorable to UIC than industry norm. The agreement provides for a 15% discount from Argo-Tech catalog prices on all purchases of our products by UIC and a sales commission of 5% on international overhaul and repair business obtained by us after December 15, 2000. For fiscal 2003, sales by UIC accounted for approximately 12% of our net revenues. In addition, two entities controlled by Mr. Yamada serve as distributors in the Japanese military market for products manufactured by Argo-Tech Corporation Costa Mesa. For fiscal 2003, sales to these entities accounted for approximately 2.8% of our net revenues.

Officer loans

      Mr. Lipscomb and Mr. Keen have entered into presently outstanding recourse loan agreements with AT Holdings. The largest amount of indebtedness outstanding since the beginning of fiscal 2004 for each was: $571,664 (Mr. Lipscomb) and $302,561 (Mr. Keen). Each loan is due October 30, 2005 and accrues interest at 6.75% annually. These loans were used to purchase AT Holdings common stock and are secured by that stock. Mr. Lipscomb and Mr. Keen have each entered into a pledge agreement and promissory note with AT Holdings in connection with these loans. We believe that the terms of these loans are no less favorable to AT Holdings than would have been available pursuant to arms’ length negotiations with unaffiliated parties.

Purchase of senior subordinated notes

      On November 22, 2002, Mr. Lipscomb, Ms. St. Clair and eight other key management employees purchased a total of $1,000,000 in principal amount of our 8 5/8% senior subordinated notes. These notes were purchased in an open market transaction arranged by Deutsche Bank Securities for a total purchase price of $700,000 plus accrued interest from October 1, 2002 through November 22, 2002. Mr. Lipscomb purchased $652,000 in principal amount of notes through the Argo-Tech Corporation Trust Agreement, dated October 28, 1994, which was amended effective November 22, 2002, to permit this purchase of notes. Ms. St. Clair purchased $130,000 in principal amount of notes. These notes were purchased or redeemed in connection with the Refinancing. See “Summary — Recent developments.”

Warrants for AT Holdings’ common stock

      Simultaneously with its purchase of the Holdings Preferred Stock in December 1998, J.P. Morgan Partners (SBIC), LLC received immediately exercisable warrants to purchase 46,025 shares, or 7.3% as of September 10, 2004, of AT Holdings common stock. The warrants entitle J.P. Morgan Partners (SBIC), LLC to certain registration, tag-along, preemptive, board observation and mandatory redemption rights. In connection with a mandatory redemption, if AT Holdings does not have sufficient cash available to pay the redemption price in full, or is prohibited from doing so because of a restriction in its then existing debt or preferred stock instruments, it will be required to use its best efforts to arrange debt or equity financing or to effect a consent solicitation or a refinancing, as the case may be. Furthermore, if a leverage ratio threshold is exceeded upon our incurrence of additional indebtedness, AT Holdings is required to issue to J.P. Morgan Partners (SBIC), LLC additional warrants to purchase an additional number of shares of AT Holdings common stock aggregating to 3% of the fully-diluted common stock of AT Holdings. As part of the Refinancing, AT Holdings redeemed all of the outstanding shares of Holdings Preferred Stock. This redemption was funded by a cash dividend from us. In connection with this redemption, J.P. Morgan Partners

(SBIC), LLC, waived certain rights contained in the warrants, preferred stock and related purchase agreements, including certain of those described above.

AT Holdings stockholders’ agreement

      On December 17, 1998, AT Holdings, Sunhorizon International, AT Holdings, LLC, YC International, J.P. Morgan Partners (SBIC), LLC and representatives of Argo-Tech’s management and director investors entered into the AT Holdings stockholders’ agreement. Argo-Tech is not a party to the AT Holdings stockholders’ agreement. The AT Holdings stockholders’ agreement contains customary terms and conditions, including transfer restrictions, registration rights, tagalong rights and rights of first refusal and provides that the stockholders party thereto will vote for:

•	director nominees designated by the management and director investors, comprising a majority of the Board of Directors of AT Holdings; and

•	director nominees designated by Mr. Masashi Yamada, who controls AT Holdings, LLC and YC International, each a significant stockholder of AT Holdings, which will comprise a minority of the Board of Directors of AT Holdings.

      Although J.P. Morgan Partners (SBIC), LLC does not have the right to nominate a voting director nominee, it has the right to designate one non-voting representative to attend all AT Holdings Board of Directors and committee meetings.

      The management and director investors party to the AT Holdings stockholders’ agreement have the right, upon termination of their employment or directorship, as the case may be, to put to AT Holdings all but not part of their shares of AT Holdings common stock for a per share purchase price equal to the greater of (i) the most recent valuation of our independent consultant or (ii) the sale price of AT Holdings common stock in any transaction, within the preceding year, in which 10% or more of AT Holdings common stock was sold.

DESCRIPTION OF OTHER INDEBTEDNESS

      As part of the Refinancing, we amended and restated our credit facility. The following description of the amended credit facility is intended to be an overview of the material provisions of the facility. Since this description is only a summary, you should refer to the amended credit facility, which has been filed with the registration statement of which this prospectus is a part, for a complete description.

      The amended credit facility provides for aggregate borrowings by Argo-Tech of up to $45.0 million, comprised of:

•	senior secured term loans of $15.0 million (the “Term Loans”); and

•	loans under a senior secured revolving credit facility (the “Revolving Loans”) in an aggregate principal amount not to exceed $30.0 million, subject to the borrowing base limitation described below.

      All loans under the amended credit facility will mature five years from June 23, 2004, the date the amended credit facility became effective.

      National City Bank and J.P. Morgan Securities Inc. served as joint bookrunners and joint lead arrangers, National City Bank serves as administrative agent and JPMorgan Chase Bank served as syndication agent for our amended credit facility. National City Bank and JPMorgan Chase Bank are also lenders under the amended credit facility.

      On the closing date of the offering of the outstanding notes, the Term Loans were fully drawn down. Borrowings under the amended credit facility were not applied to the redemption of the Holdings Preferred Stock.

      The proceeds of the Revolving Loans may be used at any time for:

•	working capital purposes; and

•	other general corporate purposes permitted by the amended credit facility.

      In addition, up to $7.5 million of the revolving commitments under the amended credit facility may be used for letters of credit issued for general corporate purposes. At any time that outstanding Revolving Loans and outstanding letters of credit in the aggregate exceed $15.0 million, the availability of the Revolving Loans will be governed by a borrowing base that subjects further Revolving Loans and letters of credit to the sum of the following:

•	80% of Eligible Accounts Receivable; and

•	60% of Eligible Inventory.

      The Term Loans are repayable in equal quarterly principal payments beginning on October 29, 2004 and based upon annual reductions as follows with any unpaid balance due at maturity:

Year 1	$750,000
Year 2	750,000
Year 3	750,000
Year 4	750,000
Year 5	12,000,000

Total:	$15,000,000

      We may optionally prepay the Term Loans from time to time in whole or in part, without premium or penalty, other than certain interest rate breakage compensation requirements. At our option, the Revolving Loans may be prepaid, and revolving commitments may be permanently reduced, in whole or in part, at any time, subject also to certain interest rate breakage compensation requirements.

      We will be required to make mandatory prepayments of the Term Loans in an amount equal to 100% of the net cash proceeds of specified dispositions of assets, certain casualty or other insured damage to assets, issuance of stock or incurrence of specified types of indebtedness. Mandatory prepayments of the Term Loans may not be re-borrowed. After the Term Loans have been paid in full, mandatory prepayments shall reduce permanently the revolving commitments.

Maintenance tests and covenants

      The amended credit facility contains a number of covenants that, among other things, restrict the corporate activities of Argo-Tech and AT Holdings and restrict the ability of Argo-Tech, AT Holdings and their subsidiaries to:

•	incur additional indebtedness;

•	issue preferred stock;

•	create liens on assets;

•	incur guarantee obligations;

•	enter into mergers, consolidations or amalgamations;

•	liquidate, wind up or dissolve;

•	dispose of assets;

•	purchase, acquire or hold any stock, bonds, notes, debentures or other securities or make acquisitions, loans or investments;

•	prepay certain indebtedness or amend certain debt instruments;

•	make any voluntary or optional prepayment or other repurchase, redemption, repayment, purchase or acquisition of the notes, unless certain conditions are met;

•	engage in certain transactions with affiliates;

•	enter into sale and leaseback transactions;

•	pay dividends or make other distributions; and

•	other matters customarily restricted in such agreements.

      In addition, we are required to comply with specified financial ratios and tests, including a minimum fixed charge coverage ratio of 1.1x and a maximum leverage ratio of 7.5x. Over time, the maximum leverage ratio becomes more restrictive. The amended credit facility also contains customary events of default. Examples of events of default include:

•	nonpayment of principal or interest;

•	violation of covenants;

•	incorrectness of representations and warranties;

•	cross-defaults;

•	cross-acceleration;

•	bankruptcy and insolvency;

•	material adverse judgments against AT Holdings, Argo-Tech or any of its subsidiaries;

•	defaults under ERISA;

•	actual or asserted invalidity of security documents; and

•	certain change in control events defined in the amended credit facility.

Guarantees and collateral

      Our obligations under the amended credit facility are unconditionally and irrevocably guaranteed by AT Holdings and by each of our existing and future domestic subsidiaries. In addition, we and each of our guarantors have granted and/or pledged a first priority security interest in all of their respective tangible and intangible assets, debt securities and capital stock of subsidiaries owned by them, except that the pledge of stock in foreign subsidiaries is, subject to certain conditions, limited to 65% of their outstanding stock.

Interest and fees

      All loans under the amended credit facility bear interest, at our election, at a spread over either (1) the applicable Eurodollar Rate or (2) the Alternate Base Rate, or ABR. The spread with respect to the Eurodollar Rate ranges from 2.75% to 2.25% and the spread with respect to the ABR ranges from 1.25% to 0.75% and in each case is determined based on a leverage ratio of Total Debt to Adjusted EBITDA as measured on a rolling four quarter basis as of the most recent fiscal quarter end. We will pay a commitment fee on the unused portion of the revolving commitments at a rate ranging from 0.50% to 0.375% determined based on the leverage ratio as of the most recent fiscal quarter end.

THE EXCHANGE OFFER

Purpose and effect of the exchange offer

      In connection with the sale of the outstanding notes, we entered into a registration rights agreement with the initial purchasers in which we agreed to file and to use our reasonable best efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the outstanding notes for exchange notes with terms identical in all material respects to the terms of the outstanding notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. We are making the exchange offer to satisfy our contractual obligations under the registration rights agreement.

      You may not participate in the exchange offer if you are our “affiliate” within the meaning of Rule 405 under the Securities Act or a broker-dealer that acquired outstanding notes directly from us. If you tender your outstanding notes in exchange for exchange notes, you will represent to us that:

•	any exchange notes you receive are being acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in a distribution, within the meaning of the Securities Act, of exchange notes;

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you have full power and authority to tender, exchange, sell, assign and transfer the tendered outstanding notes;

•	we will acquire good, marketable and unencumbered title to the outstanding notes you tender, free and clear of all liens, restrictions, charges and encumbrances; and

•	the outstanding notes you tender for exchange are not subject to any adverse claims or proxies.

      You also will warrant and agree that you will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the outstanding notes you tender in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of distribution.”

      The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of that jurisdiction.

Terms of the exchange offer

      We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, to exchange $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes properly tendered prior to the expiration date and not withdrawn according to the procedures described below. Holders may tender their outstanding notes in whole or in part in integral multiples of $1,000 principal amount.

      The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the Securities Act and therefore will not be subject to some restrictions on transfer applicable to the outstanding notes; and

•	holders of the exchange notes will not be entitled to the rights of holders of the outstanding notes under the registration rights agreement.

      The exchange notes evidence the same indebtedness as the outstanding notes, which they replace, and will be issued pursuant to, and entitled to the benefits of, the indenture.

      The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. We reserve the right in our reasonable judgment to purchase or make offers for any outstanding notes that remain outstanding after the expiration date or, as set forth under the caption “— Conditions to the exchange offer,” to terminate the exchange offer and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $250.0 million aggregate principal amount of outstanding notes is outstanding.

      Holders of outstanding notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Outstanding notes which are not tendered in, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. For a description of the consequences of not tendering outstanding notes for exchange, see “Risk Factors — Risks relating to the notes — If you do not exchange your notes, you may have difficulty in transferring them at a later time.”

      If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this prospectus, certificates for the unaccepted outstanding notes will be returned, without expense, to the tendering holder of those notes promptly after the expiration date.

      Holders who tender outstanding notes in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer.

      Our board of directors makes no recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. In addition, no one has been authorized to make any similar recommendation. Holders of outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the aggregate amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers based on their financial position and requirements.

Expiration date; extensions; amendments

      The term “expiration date” means 5:00 p.m., New York City time, on                     , 2004, unless we extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

      We expressly reserve the right in our reasonable judgment, subject to applicable law, at any time and from time to time, to:

•	terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, if we determine, in our reasonable judgment, that any of the events or conditions referred to under the caption “— Conditions to the exchange offer” has occurred or exists or has not been satisfied;

•	extend the expiration date of the exchange offer and retain all outstanding notes tendered in the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes as described under the caption “— Withdrawal rights;” or

•	waive any condition or otherwise amend the terms of the exchange offer in any respect.

      If the exchange offer is amended in a manner that we determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

      Any termination, extension or amendment will be followed promptly by:

•	oral or written notice of the change to the exchange agent, with any oral notice to be promptly confirmed in writing; and

•	a public announcement of the change, which announcement, in the case of an extension, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to an appropriate news agency.

Acceptance for exchange and issuance of exchange notes

      Upon the terms and subject to the conditions of the exchange offer, promptly after the expiration date we will exchange, and will issue to the exchange agent, exchange notes for outstanding notes validly tendered and not withdrawn as described under the caption “— Withdrawal rights.”

      In all cases, we will issue exchange notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for the outstanding notes or a timely book-entry confirmation of a book-entry transfer of the outstanding notes into the exchange agent’s account at DTC;

•	the letter of transmittal, properly completed and duly executed, with any required signature guarantees; and

•	any other documents required by the letter of transmittal.

      Accordingly, the delivery of exchange notes might not be made to all tendering holders at the same time, and will depend upon when outstanding notes, book-entry confirmations with respect to outstanding notes and other required documents are received by the exchange agent.

      Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, outstanding notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent of our acceptance of those outstanding notes for exchange in the exchange offer. Any oral notice will be promptly confirmed in writing. Our acceptance for exchange of outstanding notes tendered through any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of outstanding notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving outstanding notes, letters of transmittal and related documents and transmitting exchange notes to holders who validly tendered outstanding notes. The exchange will be made promptly after the expiration date. If for any reason whatsoever the acceptance for exchange or the exchange of any outstanding notes tendered in the exchange offer is delayed, whether before or after our acceptance for exchange of outstanding notes, or we extend the exchange offer or are unable to accept for exchange or exchange outstanding notes tendered in the exchange offer, then, without prejudice to our rights described in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered outstanding notes and such outstanding notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption “— Withdrawal rights.”

Procedures for tendering outstanding notes

      When a holder of outstanding notes tenders, and we accept, notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions described in this prospectus and the letter of transmittal.

      Valid Tender. Except as set forth below, a holder of outstanding notes who wishes to tender notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address set forth under the caption “— Exchange Agent;” or

•	if notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent at the address set forth under the caption “— Exchange Agent.”

      In addition, either:

•	the exchange agent must receive the certificates for the outstanding notes and the letter of transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the notes being tendered into the exchange agent’s account at DTC, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

      The term “agent’s message” means a message, transmitted by DTC, to, and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment that the tendering holder has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that holder. In this prospectus, the term “book-entry confirmation” means a timely confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account at DTC.

      If less than all of the outstanding notes are tendered, a tendering holder should fill in the amount of outstanding notes being tendered in the appropriate box on the letter of transmittal. The entire amount of outstanding notes delivered to an exchange agent will be deemed to have been tendered unless otherwise indicated.

      If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and unless waived by us, evidence reasonably satisfactory to us of the person’s authority to act must be submitted.

      Any beneficial owner of outstanding notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if the beneficial owner wishes to participate in the exchange offer.

      The method of delivery of outstanding notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery and should obtain proper insurance. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them.

      Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of distribution.”

      Book-Entry Transfer. The exchange agent will make a request to establish an account at DTC with respect to outstanding notes for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s book-entry transfer facility system may make a book-entry delivery of outstanding notes by causing DTC to transfer those outstanding notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfers. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered outstanding notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against that participant. Delivery of notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth under the caption “— Exchange agent;” or

•	comply with the guaranteed delivery procedures described below.

      Delivery of documents to DTC does not constitute delivery to the exchange agent.

      Signature Guarantees. Tendering holders do not need to endorse their certificates for outstanding notes and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless:

•	a certificate for outstanding notes is registered in a name other than that of the person surrendering the certificate, or

•	a registered holder completes the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal.

      In either of these cases, the certificates for outstanding notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an “eligible guarantor institution,” including, as such terms are defined in that rule:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association,

unless surrendered on behalf of such eligible institution. Please read carefully Instruction 1 in the letter of transmittal.

      Guaranteed Delivery. If a holder desires to tender outstanding notes in the exchange offer and the certificates for the outstanding notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, the outstanding notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

•	the tenders are made by or through an eligible institution;

•	before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, stating the name and address of the holder of outstanding notes and the amount of outstanding notes tendered, stating that the tender is being made by the notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery; and

•	the certificates (or book-entry confirmation) representing all tendered outstanding notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered outstanding notes will be determined by us, in our reasonable judgment, and that determination will be final and binding on all parties. We reserve the right, in our reasonable judgment, to reject any and all tenders that we determine are not in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under the caption “— Conditions to the exchange offer” or any defect or irregularity in any tender of outstanding notes of any particular holder whether or not we waive similar defects or irregularities in the case of other holders.

      Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding on all parties. No tender of outstanding notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither we, any of our affiliates, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resales of exchange notes

      Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of outstanding notes, other than any holder that is a broker-dealer that acquired outstanding notes as a result of market-making activities or other trading activities, who exchange their outstanding notes for exchange notes in the exchange offer may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	the exchange notes are acquired in the ordinary course of the holders’ business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	the holders are not our “affiliates” within the meaning of Rule 405 under the Securities Act.

      However, the staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that it would make a similar determination with respect to the exchange offer. Only broker-dealers that acquired the outstanding notes as a result of market-making or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

      Exchange notes can be transferred to Plans only if they can make the representations set forth in this prospectus in “Certain ERISA Considerations.”

Withdrawal rights

      Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time before the expiration date.

      In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of the notice of withdrawal must be timely received by the exchange agent at its address set forth under the caption “— Exchange agent” before the expiration date. Any notice of withdrawal must specify the name of the person who tendered the outstanding notes to be withdrawn, the principal amount of outstanding notes to be withdrawn and, if certificates for the outstanding notes have been tendered, the name of the registered holder of the outstanding notes as set forth on the outstanding notes, if different from that of the person who tendered the outstanding notes.

      If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the outstanding notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of outstanding notes tendered for the account of an eligible institution.

      If outstanding notes have been tendered by the procedures for book-entry transfer set forth under the caption “— Procedures for tendering outstanding notes,” the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of outstanding notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of outstanding notes may not be rescinded. Outstanding notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time before the expiration date by following any of the procedures described above under the caption “— Procedures for tendering outstanding notes.”

      All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our reasonable judgment, which determination will be final and binding on all parties. Neither we, any of our affiliates, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any notification. Any outstanding notes which have been tendered but which are withdrawn will be returned to the holder of those notes promptly after withdrawal.

Conditions to the exchange offer

      Notwithstanding any other provisions of the exchange offer or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding notes for any exchange notes and will not be required to issue exchange notes in exchange for any outstanding notes and, as described below, may, at any time and from time to time, terminate or amend the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied before the expiration date:

•	there occurs a change in the current interpretation by the staff of the SEC which permits the exchange notes issued in exchange for outstanding notes in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers that acquired outstanding notes as a result of market-making or other trading activities or broker-dealers that acquired outstanding notes directly from us for resale under Rule 144A or another available exemption under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holders’ business, the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes and the holders are not our ”affiliates” within the meaning of Rule 405 under the Securities Act;

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	any law, statute, rule or regulation has been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

•	a stop order has been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings have been initiated or, to our knowledge, threatened for that purpose;

•	any governmental approval has not been obtained, which approval we, in our reasonable judgment, deem necessary for the consummation of the exchange offer as contemplated hereby; or

•	any change, or any development involving a prospective change, in our business or financial affairs has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

      If we determine in our reasonable judgment that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the expiration date, we may, subject to applicable law, terminate the exchange offer, whether or not any outstanding notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If a waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act. We currently expect that each of the conditions will be satisfied and that no waiver of any condition will be necessary.

Exchange agent

      We have appointed BNY Midwest Trust Company as the exchange agent for the exchange offer for the notes. All executed letters of transmittal should be directed to the exchange agent at the address listed below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests or Notices of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail, Hand or Overnight Delivery:	Facsimile Transmission Number: (For Eligible Institutions Only)
The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay — 7 East Attn: [ ]	Attn: [ ] (212) 298-1915 (confirm by telephone: [ ]

      Any letter of transmittal sent by facsimile must be promptly followed by delivery of the original letter of transmittal to the above address. Delivery of the letter of transmittal to an address other than one listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery of the letter of transmittal.

Fees and expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

      We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent’s reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of outstanding notes, and in handling or tendering for their customers.

      Holders who tender their outstanding notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that if exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes in connection with the exchange offer, then the amount of any such transfer tax, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of a transfer tax or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer tax will be billed directly to the tendering holder.

DESCRIPTION OF EXCHANGE NOTES

      The outstanding notes were, and the exchange notes will be, issued under the Indenture (the “Indenture”) among itself, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee (the “Trustee”). The terms of the outstanding notes and the exchange notes (referred collectively in this description as the “Notes”) include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount, although the issuance of notes in this offering will be limited to $250.0 million. We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the “Additional Notes”). We will only be permitted to issue such Additional Notes, if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the holders of the Notes.

      This description of exchange notes is intended to be an overview of the material provisions of the Notes and the Indenture. Since this description of exchange notes is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company and your rights. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

      You will find the definitions of capitalized terms used in this description under the heading “Certain definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Argo-Tech Corporation and not to its subsidiaries.

General

      The Notes. The Notes:

•	are general unsecured, senior obligations of the Company;

•	are limited to an aggregate principal amount of $250.0 million, subject to our ability to issue Additional Notes;

•	mature on June 1, 2011;

•	will be issued in denominations of $1,000 and integral multiples of $1,000;

•	will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See “Book-entry settlement and clearance;”

•	rank senior in right of payment to any existing and future subordinated Indebtedness of the Company;

•	rank equally in right of payment to any future senior Indebtedness of the Company, without giving effect to collateral arrangements; and

•	are unconditionally guaranteed on a senior basis by all of our domestic Subsidiaries on the Issue Date, and in the future by all of the Subsidiaries providing guarantees under our Amended Credit Facility or guarantees of future Indebtedness of the Company or Subsidiary Guarantors. See “Subsidiary guarantees”; and

•	are eligible for trading in the PORTAL market.

      Interest. Interest on the Notes will compound semi-annually and:

•	accrue at the rate of 9 1/4% per annum;

•	accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

•	be payable in cash semi-annually in arrears on June 1 and December 1, commencing on December 1, 2004;

•	be payable to the holders of record on the May 15 and November 15 immediately preceding the related interest payment dates; and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

      We also will pay additional interest to holders of the Notes if we fail to complete the Exchange Offer of the outstanding notes for exchange notes within 180 days of the date the outstanding notes were issued or if certain other conditions contained in the Registration Rights Agreement are not satisfied. All references herein to “interest” shall be deemed to include the payment of any additional interest owed pursuant to the Registration Rights Agreement.

Payments on the notes; paying agent and registrar

      We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the Registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

      We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

Transfer and exchange

      A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or for a period of 15 days before an interest payment date.

      The registered holder of a Note will be treated as the owner of it for all purposes.

      Exchange notes can be transferred to Plans only if they can make the representations set forth in this prospectus in “Certain ERISA considerations.”

Optional redemption

      Except as described below, the Notes are not redeemable until June 1, 2008. On and after June 1, 2008, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentage

2008	104.625%
2009	102.313%
2010 and thereafter	100.000%

      Prior to June 1, 2007, the Company may on any one or more occasions redeem in the aggregate up to 35% of the original principal amount of the Notes (after giving effect to any future issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1)	at least 65% of the original principal amount of the Notes remains outstanding after each such redemption (after giving effect to any future issuance of Additional Notes); and

(2)	the redemption occurs within 60 days after the closing of such Equity Offering.

      If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

      In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

      The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Ranking

      The Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated and will be effectively subordinated to all of our secured Indebtedness and liabilities of our Subsidiaries that do not guarantee the Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or its Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Amended Credit Facility or other secured Indebtedness, the assets of the Company and its Subsidiary Guarantors that secure secured Indebtedness will be available to pay obligations on the Notes and the Subsidiary Guarantees only after all Indebtedness under such Credit Facility and other secured Indebtedness has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes and the Subsidiary Guarantees then outstanding.

      As of July 31, 2004:

•	outstanding Indebtedness of the Company and the Subsidiary Guarantors (excluding intercompany liabilities, guarantees under the Amended Credit Facility and the Subsidiary Guarantees) was $265.0 million, $15.0 million of which would have been secured (excluding an additional $5.8 million represented by letters of credit under the Amended Credit Facility); and

•	our non-guarantor Subsidiaries had $0.3 million of total liabilities (including trade payables but excluding intercompany liabilities).

Subsidiary guarantees

      The Subsidiary Guarantors will, jointly and severally, unconditionally guarantee on a senior unsecured basis the Company’s obligations under the Notes and all obligations and liabilities under the Indenture. Such Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is expressly subordinate to the obligations arising under the Subsidiary Guarantees.

      As of July 31, 2004, our Subsidiary Guarantors had no outstanding indebtedness other than their guarantees of the Notes and borrowings under the Amended Credit Facility.

      Although the Indenture will limit the amount of indebtedness that Restricted Subsidiaries may Incur, such indebtedness may be substantial.

      The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

      In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

(1)	the sale or other disposition is in compliance with the Indenture, including the covenants “— Limitation on sales of assets and subsidiary stock”, “— Limitation on sales of capital stock of restricted subsidiaries” and “— Merger and consolidation” and

(2)	all the obligations of such Subsidiary Guarantor under all Credit Facilities and related documentation and any other obligations of such Subsidiary Guarantor relating to any other Indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

      In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change of control

      If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “Optional redemption”, each holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “Optional redemption”, the Company will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1)	that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

      The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Notes under a Change of Control Offer or (iii) the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness. The Company covenants to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions of the Indenture if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Amended Credit Facility.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

      The Company’s ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Amended Credit Facility. In addition, certain events that may constitute a change of control under the Amended Credit Facility and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

      Even if sufficient funds were otherwise available, the terms of the Amended Credit Facility and future Indebtedness may prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture will result in a cross-default under the Amended Credit Facility.

      The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder or their Related Parties. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

Certain covenants

Limitation on indebtedness

      The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

      The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1)	Indebtedness of the Company or Subsidiary Guarantors Incurred pursuant to a Credit Facility in an aggregate amount up to the greater of (a) the Borrowing Base and (b) $55.0 million, less the aggregate principal amount of principal repayments with the proceeds from Asset Dispositions utilized in accordance with clause 3(a) of “— Limitations on sales of assets and subsidiary stock” that permanently reduce the commitments thereunder;

(2)	Guarantees by the Company or Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantee, as applicable;

(3)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a)	if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(b)	if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; and

(c) (i)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

(4)	Indebtedness represented by (a) the Notes issued on the Issue Date, the Subsidiary Guarantees and the related exchange notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

(5)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

(6)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness Incurred without violation of the Indenture; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodities;

(7)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

(8)	Indebtedness Incurred in respect of workers’ compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(9)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business and Indebtedness arising from automated clearing house transactions pursuant to agreements or overdrafts, controlled disbursement accounts and other electronic funds transfer in the ordinary course of business, provided, however, that in any such instance such Indebtedness is extinguished within five Business Days of Incurrence;

(11)	Indebtedness of a Joint Venture that is not a Restricted Subsidiary in an aggregate principal amount not to exceed $3.0 million at any time outstanding as calculated pursuant to the third paragraph of the definition of “Indebtedness”; and

(12)	in addition to the items referred to in clauses (1) through (11) above, (a) Indebtedness of Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12)(a) and then outstanding, will not exceed $5.0 million and (b) Indebtedness of the Company or its

Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (12)(b) and then outstanding, will not exceed $15.0 million at any time outstanding (it being understood that any Indebtedness Incurred pursuant to this clause (12) shall cease to be deemed Incurred or outstanding for purposes of this clause (12) but shall be deemed Incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary (if such Restricted Subsidiary is a Subsidiary Guarantor) could have Incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (12)).

      The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

      For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)	all Indebtedness outstanding on the date of the Indenture under the Amended Credit Facility shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

(3)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)	if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)	the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

      Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

      For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Subsidiary Guarantors may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     Limitation on restricted payments

      The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2)	purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default shall have occurred and be continuing (or would result therefrom); or

(b)	the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the “— Limitation on indebtedness” covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding the Restricted Payments permitted by clauses (1), (2), (3), (4), (7), (8), (9)(a), (9)(c), (9)(d), (9)(e) and (11) of the following paragraph only) would exceed the sum of:

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

(iii)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and (iv) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A)	repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

(B)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

      The provisions of the preceding paragraph will not prohibit:

(1)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under “Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness;

(3)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under “Limitation on indebtedness” and that in each case constitutes Refinancing Indebtedness;

(4)	so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under “— Limitation on sales of assets and subsidiary stock” below;

(5)	dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision;

(6)	so long as no Default or Event of Default has occurred and is continuing,

(a)	the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former directors, employees or officers of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees; provided, that such redemptions or repurchases pursuant to this clause will not exceed $3.5 million in the aggregate during any calendar year (with amounts not being used in any calendar year being carried forward to subsequent calendar years; provided that the aggregate amount in any calendar year may not exceed $10.0 million);

(b)	the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company, any Restricted Subsidiary or Holdings held by any existing or former directors, employees or officers of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs, made by exchange for Subordinated Obligations of the Company in connection with the repurchase provisions of the Company’s Employee Stock Ownership Plan and Trust Agreement, as amended, as in effect on the Issue Date and only to the extent of amounts mandatorily required to be purchased, redeemed, acquired, cancelled or retired by such Employee Stock Ownership Plan and Trust Agreement, as amended, as in effect on the Issue Date; and

(c)	loans or advances to employees or directors of the Company or Holdings or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or Holdings, in an aggregate principal amount not in excess of $1.0 million at any one time outstanding; provided, however, that the Company and its Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith relating to such loans and advances;

(7)	so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(8)	repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(9)	cash dividends or loans to Holdings in amounts equal to:

(a)	the amounts required for Holdings to pay any Federal, state or local income taxes to the extent that such income taxes are directly attributable to the income of the Company and its Restricted Subsidiaries;

(b)	to the extent of amounts actually received by the Company from its Unrestricted Subsidiaries, the amounts required for Holdings to pay any Federal, state or local income taxes to the extent that such income taxes are directly attributable to the income of such Unrestricted Subsidiaries;

(c)	the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence;

(d)	an amount not to exceed $0.5 million in any fiscal year to permit Holdings to pay its corporate overhead expenses Incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

(e)	an amount not to exceed $57.6 million to enable Holdings to redeem all of the outstanding shares of Holdings’ Series A Cumulative Exchangeable Redeemable Preferred Stock on the Issue Date; and

(f)	the amounts required to enable Holdings to effect any transaction permitted under clause (6) of this paragraph, to the extent permitted by such clause, in lieu of the Company or any Restricted Subsidiary;

(10)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “— Change of control” covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “— Limitation on sales of assets and subsidiary stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and

(11)	Restricted Payments in an amount not to exceed $5.0 million.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $20.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an

Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant “Restricted Payments” were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     Limitation on liens

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary’s property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

     Limitation on sale/leaseback transactions

      The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/ Leaseback Transaction with respect to any property unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/ Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

(2)	the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/ Leaseback Transaction pursuant to the covenant described under “— Limitation on indebtedness;”

(3)	the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/ Leaseback Transaction without securing the Notes by the covenant described under “— Limitation on liens;” and

(4)	the Sale/ Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under “— Limitation on sales of assets and subsidiary stock” (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/ Leaseback Transaction, treating all of the consideration received in such Sale/ Leaseback Transaction as Net Available Cash for purposes of such covenant.

     Limitation on restrictions on distributions from restricted subsidiaries

      The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	transfer any of its property or assets to the Company or any Restricted Subsidiary.

      The preceding provisions will not prohibit:

(i)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture and identified in an annex to the Indenture, including, without limitation, the Indenture and the Amended Credit Facility in effect on such date;

(ii)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

(iii)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

(iv)	in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(a)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

(b)	contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

(c)	pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(v)(a)	purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(vi)	any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vii)	any provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

(viii)	encumbrances or restrictions (a) contained in indentures or other debt instruments or debt arrangements Incurred by any Subsidiary Guarantor in accordance with the covenant described under “— Limitation on indebtedness” that are not more materially restrictive, taken as a whole, than those applicable to the Company in either the Indenture governing the Notes or the Amended Credit Facility on the date of the Indenture (which may result in encumbrances or restrictions comparable to those applicable to the Company at a Restricted Subsidiary level) or (b) with respect to Restricted Subsidiaries that are not Subsidiary Guarantors, that are Incurred subsequent to the Issue Date pursuant to clause (12) of the second paragraph of the covenant described under “— Limitation on indebtedness” by Restricted Subsidiaries, provided that after giving effect to such incurrence of Indebtedness under clause (b) above, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in the first paragraph of the covenant described under “— Limitation on indebtedness”;

(ix)	net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

(x)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

     Limitation on sales of assets and subsidiary stock

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors of the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

(2)	at least 75%, or 50% in the case of an Asset Disposition relating to the Specified Real Estate, of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

(a)	first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay or purchase secured Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or secured Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations of a Wholly-Owned Subsidiary that is a Subsidiary Guarantor) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

(b)	second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

      Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. Any Excess Proceeds not used by the Company for the purchase of Notes and Pari Passu Notes validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer may be used by the Company for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

      The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

      If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

      On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

      For the purposes of this covenant, the following will be deemed to be cash:

(1)	the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly Owned Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the

Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

(2)	securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

     Limitation on affiliate transactions

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)	the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

      The preceding paragraph will not apply to:

(1)	any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under “Limitation on restricted payments;”

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors of the Company;

(3)	loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $2.0 million in the aggregate outstanding (without giving effect to the forgiveness of any such loan) at any one time with respect to all loans or advances made since the Issue Date; provided, that the Company and its Restricted Subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith in connection with such loans or advances;

(4)	any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “Certain covenants — Limitation on indebtedness;”

(5)	the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors of the Company or any Restricted Subsidiary;

(6)	the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified in an annex to the Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date; and

(7)	the issuance of Capital Stock (other than Disqualified Stock) of the Company to any Affiliate.

     Limitation on sale of capital stock of restricted subsidiaries

      The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or, with respect to a Restricted Subsidiary, to issue any of its Voting Stock (other than, if necessary, shares of its Voting Stock constituting directors’ qualifying shares) to any Person except:

(1)	to the Company or a Wholly-Owned Subsidiary; or

(2)	in compliance with the covenant described under “— Limitation on sales of assets and subsidiary stock” and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

      Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company or such Restricted Subsidiary complies with the terms of the covenant described under “— Limitation on sales of assets and subsidiary stock.”

SEC reports

      Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

      If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Merger and consolidation

      The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the “Limitation on indebtedness” covenant;

(4)	each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

(5)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

      For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

      Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

      Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

      In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any person (other than another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

(1)	(a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

(2)	the transaction is made in compliance with the covenants described under “— Limitation on sales of assets and subsidiary stock,” “— Limitation on sale of capital stock of a Restricted Subsidiary” and “— Merger and consolidation.”

Future subsidiary guarantors

      After the Issue Date, the Company will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior basis and all other obligations under the Indenture. Notwithstanding the foregoing, if a Subsidiary Guarantor, including any Subsidiary Guarantor existing on the Issue Date, is released and discharged in full from all of its obligations under Guarantees of (1) each Credit Facility and related documentation and (2) all other Indebtedness of the Company and its Restricted Subsidiaries, then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged; provided, that such Restricted Subsidiary has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant “— Limitation on indebtedness” unless such Subsidiary Guarantor’s obligations under such Indebtedness so Incurred are satisfied in full and discharged.

      The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Amended Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Limitation on lines of Business

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Payments for consent

      Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default

      Each of the following is an Event of Default:

(1)	default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)	failure by the Company or any Subsidiary Guarantor to comply with its obligations under “Certain covenants — Merger and consolidation;”

(4)	failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under “Change of Control” above or under the covenants described under “Certain covenants” above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with “Certain covenants — Merger and consolidation” which is covered by clause (3));

(5)	failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture or the Securities;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries or is recourse to the Company or its Restricted Subsidiaries, by contract or operation of law), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness within the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(8)	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)	any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee, and such Default continues for a period of 10 days.

      However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

      If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “Events of Default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

      Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care and skill that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as the board of directors, a committee of the board of directors or a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 1, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Subsidiary Guarantor with the intention of avoiding the prohibition on redemption of the Notes prior to June 1, 2008, the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Amendments and waivers

      Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(1)	reduce the principal amount of outstanding Notes whose holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under “Optional redemption,” “Change of control” (including an amendment to the definition of “Change of Control”) or “Certain covenants — Limitation on sales of assets and subsidiary stock”, whether through an amendment or waiver of provisions in the covenants, definitions (with the exception of the defined term “Asset Disposition”) or otherwise;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any holder to receive payment of, principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

(8)	modify the Subsidiary Guarantees in any manner adverse to the holders of the Notes.

      Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the Notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor Company of the obligations of the Company or the assumption by a successor Person of the obligations of any Subsidiary Guarantor under the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)	add Guarantees with respect to the Notes or release a Subsidiary Guarantor upon its designation as an Unrestricted Subsidiary; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

(5)	secure the Notes;

(6)	add to the covenants of the Company and the Restricted Subsidiaries for the benefit of the holders or surrender any right or power conferred upon the Company;

(7)	make any change that does not adversely affect the rights of any holder;

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9)	provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

(10)	to provide for the appointment of a successor trustee, provided that the successor trustee be otherwise qualified and eligible to act as such under the terms of the Indenture.

      The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder’s Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

      The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

      The Company at any time may terminate its obligations described under “Change of Control” and under covenants described under “Certain covenants” (other than “Merger and consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “Events of default” above and the limitations contained in clause (3) under “Certain covenants — Merger and consolidation” above (“covenant defeasance”).

      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “Events of default” above or because of the failure of the Company to comply with clause (3) under “Certain covenants — Merger and consolidation” above.

      In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No personal liability of directors, officers, employees and stockholders

      No director, officer, employee, incorporator or stockholder of Holdings, the Company or a Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or such Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

      BNY Midwest Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

      The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

      “Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

      “Additional Assets” means:

(1)	any property, plant or equipment to be used by the Company or a Restricted Subsidiary in a Related Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

      “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      “Amended Credit Facility” means the Third Amended and Restated Credit Agreement, dated as of June 23, 2004, among the Company, Holdings, National City Bank, as Administrative Agent and the lenders parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

      “Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary; provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

(2)	the sale of Cash Equivalents in the ordinary course of business;

(3)	a disposition of inventory in the ordinary course of business;

(4)	a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5)	the exchange of real property for other similar real property structured on a taxfree like-kind basis in accordance with § 1031 of the Code;

(6)	transactions permitted under “Certain covenants — Merger and consolidation”;

(7)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary;

(8)	for purposes of “Certain Covenants — Limitation on sales of assets and subsidiary stock” only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition subject to “Certain covenants — Limitation on restricted payments”;

(9)	the contribution of any Capital Stock of Holdings held by the Company to any employee stock option plan or similar plan to compensate employees of the Company or any Subsidiary;

(10)	dispositions of assets with an aggregate fair market value since the Issue Date of less than $1.0 million;

(11)	dispositions in connection with Permitted Liens;

(12)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

(14)	foreclosure on assets.

      “Attributable Indebtedness” in respect of a Sale/ Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

      “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

      “Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Amended Credit Facility and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Amended Credit Facility, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

      “Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

      “Borrowing Base” means, as of the date of determination, an amount equal to the sum, without duplication of (1) 80% of the net book value of the Company’s and its Restricted Subsidiaries’ accounts receivable at such date and (2) 60% of the net book value of the Company’s and its Restricted Subsidiaries’ inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

      “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

      “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

      “Cash Equivalents” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3)	certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)	commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6)	interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

      “Change of Control” means:

(1)	prior to the first public offering of Common Stock of the Company or Holdings, the Permitted Holders cease to be the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of the issuance of securities of the Company or Holdings, any merger, consolidation, liquidation or dissolution of the Company or Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the “specified entity”) held by any other entity (the

“parent entity”) so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or

(2)	on the date of or after the first public offering of Common Stock referred to in clause (1), (A) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and (B) the Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, (or its successor by merger, consolidation or purchase of all or substantially all of its assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or Holdings or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group “beneficially owns” directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders “beneficially own” directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

(3)	the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors; or

(4)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company or Holdings and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

(5)	the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings.

      “Code” means the Internal Revenue Code of 1986, as amended.

      “Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

      “Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

      “Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)	has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)	has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)	if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

(a)	the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)	Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

      For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

      “Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	Consolidated Interest Expense;

(2)	Consolidated Income Taxes; and

(3)	Consolidated Non-Cash Charges.

      Notwithstanding the preceding sentence, clauses (2) and (3) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) and (3) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      “Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)	interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)	the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9)	Receivable Fees; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust;

provided that the definition of Consolidated Interest Expense shall exclude the amortization and/or writeoff of debt issuance costs and deferred financing fees.

      For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness”, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness”.

      For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

      “Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)	subject to the limitations contained in clauses (3) through (8) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the

Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)	any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)	subject to the limitations contained in clauses (3) through (8) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/ Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any net after-tax gain or loss arising from the early extinguishment of any Indebtedness, including the amortization or writeoff of debt issuance costs or debt discount attributable to such writeoff;

(5)	any noncash compensation charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(6)	inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments with respect to any acquisition transaction;

(7)	any extraordinary gain or loss; and

(8)	the cumulative effect of a change in accounting principles.

      “Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and impairment charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election.

      “Credit Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities, including, without limitation, the Amended Credit Facility, or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Amended Credit Facility or any other credit or other agreement or indenture).

      “Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

      “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Change of control” and “Limitation on sales of assets and subsidiary stock” and such repurchase or redemption complies with “Certain covenants — Limitation on restricted payments.”

      “Equity Offering” means a primary public or private sale for cash by the Company or Holdings, as the case may be, of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than a public offering with respect to the Company’s or Holdings’ Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

      “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

      “Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

      “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

      “holder” means a Person in whose name a Note is registered on the Registrar’s books.

      “Holdings” means AT Holdings Corporation, a Delaware corporation.

      “Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

      “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)	the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)	the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock;

(7)	the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)	to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

      The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.

      In addition, “Indebtedness” of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

      “Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

      “Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

      For purposes of “Certain Covenants — Limitation on restricted payments,”

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

      “Issue Date” means June 23, 2004.

      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

      “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements); provided that, the cash proceeds of an Equity Offering by Holdings shall not be deemed Net Cash Proceeds, except to the extent such cash proceeds are contributed to the Company.

      “Non-Recourse Debt” means Indebtedness of a Person:

(1)	as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)	the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

      “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

      Officer of any Subsidiary Guarantor has a correlative meaning.

      “Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      “Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes.

      “Permitted Holders” means (i) Mr. Masashi Yamada and members of his immediate family, (ii) corporations and other entities that are controlled by one or more of the persons referred to in clause (i), (iii) trusts for the sole benefit of one or more of the persons referred to in clause (i), (iv) the Company’s Employee Stock Ownership Plan, (v) individuals who are members of management of Holdings or the Company as of the Issue Date and (vi) any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company’s or Holdings’ Capital Stock until the completion of such offering.

      “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; provided that the Company and its Restricted Subsidiaries, will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith in connection with such loans and advances;

(7)	Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)	Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with “Certain covenants — Limitation on sales of assets and subsidiary stock”;

(9)	Investments in existence on the Issue Date;

(10)	Investments by the Rabbi Trust using assets of the Rabbi Trust in existence on the Issue Date (including income and capital growth with respect thereto);

(11)	Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “Certain covenants — Limitation on indebtedness”;

(12)	Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $5.0 million outstanding at any one time (with the fair market value of such

Investment being measured at the time made and without giving effect to subsequent changes in value); and

(13) Guarantees issued in accordance with “Certain covenants — Limitation on indebtedness”.

      “Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations under the Amended Credit Facility (and under any other Credit Facility permitted to be Incurred under the Indenture under the provisions described in clause (1) of the second paragraph under “Certain covenants — Limitation on indebtedness”) and related Hedging Obligations and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company and Subsidiary Guarantors under any Credit Facility permitted to be Incurred under the provisions described in clause (1) of the second paragraph under “Certain covenants — Limitation on indebtedness”); provided that Liens permitted under this clause (1) shall only extend to Indebtedness issued, created or Incurred pursuant to a credit facility or commercial paper facility with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing and/or letters of credit;

(2)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)	Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)	such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(11)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date;

(14)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)	Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)	Liens securing the Notes and Subsidiary Guarantees;

(18)	Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

(20)	Liens securing Indebtedness (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) 10% of Total Tangible Assets and (y) $10.0 million.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

      “Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      “Rabbi Trust” means the irrevocable grantor trust established by the Company pursuant to The Argo-Tech Trust Agreement dated October 28, 1994, as amended on November 22, 2002, for the benefit of Michael Lipscomb, as beneficiary, in connection with Mr. Lipscomb’s Stay Pay and Severance Agreement dated February 13, 1989.

      “Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

      “Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

      “Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances,” and “refinanced” shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

(4)	if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee of a Subsidiary Guarantor, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Registration Rights Agreement” means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

      “Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture.

      “Restricted Investment” means any Investment other than a Permitted Investment.

      “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      “Sale/ Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

      “SEC” means the United States Securities and Exchange Commission.

      “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

      “Specified Real Estate” means the real property owned by Argo-Tech Corporation (HBP) on the Issue Date.

      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

      “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

      “Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar business entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar business entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

      “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes and exchange notes issued in a registered exchange offer pursuant to the Registration Rights Agreement by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

      “Subsidiary Guarantor” means each Subsidiary of the Company in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date and any other Subsidiary of the Company that provides a Subsidiary Guarantee in accordance with the Indenture; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the Indenture, such Person ceases to be a Subsidiary Guarantor.

      “Total Tangible Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company, less goodwill, patents, trademarks and other intangible assets as determined in accordance with GAAP.

      “Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with “Certain covenants — Limitation on restricted payments”;

(4)	such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)	on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

      Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

      The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the “Limitation on indebtedness” covenant on a pro forma basis taking into account such designation.

      “U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

      “Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

      “Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The global notes

      The notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

      Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

      Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

      All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

      So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

      As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

      Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.

      Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

      Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated notes

      Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes by holders. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Code, the Treasury Regulations promulgated under the Code and currently effective administrative rulings and judicial decisions, all relating to the U.S. federal income tax treatment of debt instruments. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the I.R.S. with respect to the statements made herein concerning the notes, and we cannot assure you that the I.R.S. will agree with such statements.

      This summary assumes that the notes are held as capital assets and holders purchased the outstanding notes upon their initial issuance at their initial offering price. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations;

•	dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	U.S. holders whose functional currency is not the United States dollar;

•	persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code; or

•	partnerships or other pass-through entities.

      If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

      This summary of material U.S. federal income tax considerations is for general information only and is not tax advice tailored to your particular circumstances. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

      The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a “U.S. Holder” of the notes. Certain consequences to “Non-U.S. Holders” of the notes are described under “— Consequences to Non-U.S. Holders” below. “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of interest

      Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Disposition of notes

      Upon the sale, exchange (other than pursuant to the exchange offer), redemption or other taxable disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which is treated as interest as described above) and your adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder.

      Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the note is more than 12 months. Long term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses by U.S. Holders is subject to certain limitations.

Exchange offer

      Because the exchange notes will not differ materially in kind or extent from the outstanding notes, your exchange of outstanding notes for exchange notes will not constitute a taxable disposition of the outstanding notes for U.S. federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the exchange notes will generally include the holding period for the outstanding notes, your adjusted tax basis in the exchange notes immediately following the exchange will generally be the same as your adjusted tax basis in the outstanding notes immediately prior to the exchange and the U.S. federal income tax consequences associated with owning the outstanding notes will generally continue to apply to the exchange notes.

Information reporting and backup withholding

      In general, information reporting requirements will apply to certain payments of principal, premium (if any) and interest on and the proceeds of certain sales of notes unless you are an exempt recipient. A backup withholding tax will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the I.R.S. that payments to you are subject to backup withholding.

      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

Consequences to Non-U.S. Holders

      The following is a summary of the material U.S. federal income tax consequences that will generally apply to you if you are a Non-U.S. Holder of notes. The term “Non-U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

      Special rules may apply to certain Non-U.S. Holders such as U.S. expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, “controlled foreign corporations,” “passive foreign investment companies” and “foreign personal holding companies,” as such terms are defined in the Code. If you are a Non-U.S. Holder, we encourage you to consult your own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.

Payments of interest

      The 30% U.S. federal withholding tax (or lower applicable treaty rate) generally will not apply to any payment to you of interest on a note that is not effectively connected with a U.S. trade or business provided that:

•	you do not actually or constructively (under applicable attribution rules) own 10% or more of the total combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us directly or indirectly through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•	(a) you provide your name and address and certify, under penalties of perjury, that you are not a “United States person” (which certification may be made on an I.R.S. Form W-8BEN) or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its business holds the note on your behalf and certifies, under penalties of perjury, either that it has received I.R.S. Form W-8BEN from you or from another qualifying financial institution intermediary or that it is permitted to establish and has established your foreign status through other documentary evidence, and otherwise complies with applicable requirements. If the notes are held by or through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

      If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) I.R.S. Form W-8BEN claiming an exemption from or reduction in withholding under an applicable tax treaty or (2) I.R.S. Form W-8ECI stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the

United States and interest on a note is effectively connected with the conduct of that trade or business, you will instead be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. Holder, except as otherwise provided by an applicable tax treaty. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest on the notes which is effectively connected with your conduct of a trade or business in the United States would be included in your earnings and profits.

Disposition of notes

      Any gain recognized upon the sale, exchange, redemption or other taxable disposition of a note (except with respect to accrued and unpaid interest, which would be taxable as such) will not be subject to the 30% U.S. federal withholding tax. Such gain also generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with your conduct of a trade or business in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

      A Non-U.S. Holder described in the first bullet point above will generally be required to pay U.S. federal income tax on the net gain derived from the sale, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable tax treaty. A Non-U.S. Holder described in the second bullet point above will generally be subject to a 30% tax on the excess of all U.S. source gains over any U.S. source losses.

Exchange offer

      As discussed above under “— Consequences to U.S. Holders,” a holder will not recognize gain or loss on the exchange of the outstanding notes for exchange notes.

Information reporting and backup withholding

      Generally, we must report to the I.R.S. and to you the amount of interest paid by you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

      In general, information reporting and backup withholding may apply to certain payments of principal, premium (if any) and interest on the notes to Non-U.S. Holders, as well as to the proceeds of certain sales of notes made through brokers, unless the holder has made appropriate certifications as to its foreign status, or has otherwise established an exemption. The certification of foreign status described above under “— Payments of interest” is generally effective to establish an exemption from backup withholding.

      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the I.R.S. on a timely basis.

CERTAIN ERISA CONSIDERATIONS

      The following is a summary of certain considerations associated with the acquisition and holding of the exchange notes by employee benefit plans that are subject to Title I of ERISA, and plans, accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) (each, a “Plan”). The exchange of outstanding notes by a Plan for exchange notes and the subsequent sale of exchange notes to a Plan are in no respect a representation by us or our subsidiary guarantors that this investment meets all relevant requirements regarding investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

General fiduciary matters

      ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration or management of such an ERISA Plan or any authority or control over the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

      In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and/or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any applicable Similar Laws.

Prohibited transaction issues

      Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets of ERISA Plans with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the exchange notes by an ERISA Plan with respect to which we or our subsidiary guarantors or, if the exchange notes are acquired from a broker-dealer, such broker-dealer, are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied or that any exemption will apply to all potential prohibited transactions that may occur if a Plan acquires or holds exchange notes.

      Because of the foregoing, the notes and the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of the notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or violation of any applicable Similar Laws.

Representation

      Accordingly, by acceptance of an exchange note each person exchanging original notes and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such person or transferee to acquire and hold the notes and the exchange notes constitutes assets of any Plan or (ii) the acquisition and holding of the exchange notes by such person or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violation under any applicable Similar Laws.

      The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring the exchange notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the exchange notes.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resales of the type described. In addition, until [                              ], 2004, all broker-dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

      If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Purpose and effect” in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of the exchange notes.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of those exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. Any profit on any resale of exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      The validity of the exchange notes offered hereby will be passed upon for us by Paul R. Keen, General Counsel of Argo-Tech. As of September 10, 2004, Mr. Keen owned 18,222 shares of AT Holdings, including 4,041 shares attributable to the ESOP, and had been granted 12,834 immediately exercisable options or warrants for AT Holdings common stock. See “Security Ownership of Certain Beneficial Owners and Management”.

EXPERTS

      The consolidated financial statements of Argo-Tech as of October 25, 2003 and October 26, 2002 and for each of the three fiscal years in the period ended October 25, 2003 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets), and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Directors

of Argo-Tech Corporation and subsidiaries
(a wholly-owned subsidiary of AT Holdings Corporation)

      We have audited the accompanying consolidated balance sheets of Argo-Tech Corporation and subsidiaries (a wholly-owned subsidiary of AT Holdings Corporation) (the “Company”) as of October 25, 2003 and October 26, 2002, and the related consolidated statements of net income, shareholder’s equity/(deficiency), and cash flows for each of the three years in the period ended October 25, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of October 25, 2003 and October 26, 2002, and the results of its operations and its cash flows for each of the three years in the period ended October 25, 2003, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 7 to the consolidated financial statements, effective October 28, 2001, the Company changed its method of accounting for goodwill as a result of the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

January 16, 2004

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED BALANCE SHEETS

October 25, 2003 and October 26, 2002

	2003	2002

	(In thousands,
	except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,057	$17,769
Receivables, net	28,335	24,550
Income tax receivable	3,500	3,274
Inventories	25,701	25,123
Deferred income taxes and prepaid expenses	5,352	5,002

Total current assets	76,945	75,718

PROPERTY AND EQUIPMENT, net of accumulated depreciation	23,956	26,204
GOODWILL, net of accumulated amortization	110,059	110,059
INTANGIBLE ASSETS, net of accumulated amortization	34,916	38,331
OTHER ASSETS	9,921	10,021

Total Assets	$255,797	$260,333

LIABILITIES AND SHAREHOLDER’S EQUITY/(DEFICIENCY)
CURRENT LIABILITIES:
Current portion of long-term debt	$12,000	$16,000
Accounts payable	7,254	5,252
Accrued liabilities	22,757	21,114

Total current liabilities	42,011	42,366

LONG-TERM DEBT, net of current maturities	207,349	219,045
OTHER NONCURRENT LIABILITIES	21,753	21,720

Total Liabilities	271,113	283,131

REDEEMABLE ESOP STOCK	15,452	11,355
Unearned ESOP stock	(840)	(2,520)

	14,612	8,835
SHAREHOLDER’S EQUITY/(DEFICIENCY):
Common Stock, $.01 par value, authorized 3,000 shares; 1 share issued and outstanding	—	—
Paid-in capital	—	—
Accumulated other comprehensive loss	(2,143)	(3,235)
Accumulated deficit	(27,785)	(28,398)

Total shareholder’s equity/(deficiency)	(29,928)	(31,633)

Total Liabilities and Shareholder’s Equity/(Deficiency)	$255,797	$260,333

The accompanying notes to consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED STATEMENTS OF NET INCOME

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001

	2003	2002	2001

	(In thousands)
Net revenues	$160,726	$155,303	$173,208
Cost of revenues	94,535	88,669	94,175

Gross profit	66,191	66,634	79,033

Selling, general and administrative	26,417	23,359	23,094
Research and development	9,525	11,722	10,265
Amortization of intangible assets	3,414	3,721	7,515

Operating expenses	39,356	38,802	40,874

Income from operations	26,835	27,832	38,159
Interest expense	21,257	21,434	24,534
Other, net	(529)	(97)	(51)

Income before income taxes	6,107	6,495	13,676
Income tax provision	1,579	569	2,876

Net income	$4,528	$5,926	$10,800

The accompanying notes to consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY/(DEFICIENCY)

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001

			Accumulated
	Common	Paid-In	Comprehensive	Accumulated
	Stock	Capital	Income/(Loss)	Deficit	Total

	(In thousands)
BALANCE, OCTOBER 28, 2000	$—	$—	$31	$(58,873)	$(58,842)
Net income				10,800	10,800
Additional minimum pension liability			(1,828)		(1,828)
Reduction of redeemable ESOP stock				9,081	9,081
Dividend				(1,661)	(1,661)
Foreign currency translation adjustment			(151)		(151)
Activity related to stock options				526	526
Other, net				(44)	(44)

BALANCE, OCTOBER 27, 2001	—	—	(1,948)	(40,171)	(42,119)
Net income				5,926	5,926
Additional minimum pension liability			(1,273)		(1,273)
Reduction of redeemable ESOP stock				6,504	6,504
Dividend				(578)	(578)
Foreign currency translation adjustment			(14)		(14)
Other, net				(79)	(79)

BALANCE, OCTOBER 26, 2002	—	—	(3,235)	(28,398)	(31,633)
Net income				4,528	4,528
Reduction of minimum pension liability			973		973
Accretion of redeemable ESOP stock				(3,903)	(3,903)
Dividend				(222)	(222)
Foreign currency translation adjustment			119		119
Other, net				210	210

BALANCE, OCTOBER 25, 2003	$—	$—	$(2,143)	$(27,785)	$(29,928)

The accompanying notes to consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001

	2003	2002	2001

	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,528	$5,926	$10,800
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	4,187	4,608	5,559
Amortization of intangible assets and deferred financing costs	5,866	5,779	9,655
Accretion of bond discount	304	277	252
Compensation expense recognized in connection with employee stock ownership plan	1,874	1,344	2,091
Compensation expense recognized in connection with stock options			526
Deferred pension cost	731	(1,375)	(2,299)
Deferred income taxes	(578)	(1,658)	(1,962)
Changes in operating assets and liabilities:
Receivables	(4,010)	8,112	(8,928)
Inventories	(578)	3,738	1,254
Prepaid expenses	(348)	307	301
Accounts payable	2,002	412	(150)
Accrued and other liabilities	1,571	3,284	1,161
Other, net	124	(30)	(197)

Net cash provided by operating activities	15,673	30,724	18,063

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,939)	(1,785)	(1,885)

Net cash used in investing activities	(1,939)	(1,785)	(1,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(16,000)	(18,612)	(11,634)
Payment of financing related fees	(1,224)	(37)
Purchase of AT Holdings stock from former ESOP participants	(273)	(526)	(1,584)
Other, net	51	(52)	(77)

Net cash used in financing activities	(17,446)	(19,227)	(13,295)

CASH AND CASH EQUIVALENTS:
Net increase (decrease) for the period	(3,712)	9,712	2,883
Balance, Beginning of period	17,769	8,057	5,174

Balance, End of period	$14,057	$17,769	$8,057

The accompanying notes to consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001

1.	Basis of Presentation

      The principal operations of Argo-Tech Corporation (a wholly-owned subsidiary of AT Holdings Corporation) and its subsidiaries (the “Company”) include the design, manufacture and distribution of aviation products, primarily aircraft fuel pumps, throughout the world. In addition, the Company leases a portion of its Cleveland, Ohio manufacturing facility to other parties. Argo-Tech’s fiscal year ends on the last Saturday in October. The fiscal years ended October 25, 2003, October 26, 2002 and October 27, 2001 consisted of 52 weeks. Argo-Tech is obligated to fulfill certain obligations of AT Holdings Corporation. As a result, those obligations have been reflected in the Company’s financial statements. Certain reclassifications have been made in the prior years’ financial statements to conform to the current year presentation.

      Argo-Tech Corporation is a parent, holding company with four wholly-owned operating subsidiaries that guarantee Argo-Tech’s senior subordinated notes. Argo-Tech has no outside assets, liabilities or operations apart from its wholly-owned subsidiaries. The senior subordinated notes (Note 12) are fully, unconditionally, jointly and severally guaranteed by the guarantor subsidiaries, and therefore, separate financial statements of the guarantor subsidiaries will not be presented. Management has determined that the information presented by such separate financial statements is not material to investors.

2.	Summary of Significant Accounting Policies

      Principles of Consolidation — The consolidated financial statements include the accounts of the Company. All material intercompany accounts and transactions between the wholly-owned subsidiaries have been eliminated.

      Cash Equivalents — Cash equivalents represent short-term investments with an original maturity of three months or less.

      Receivables — The Company does not generally require collateral or other security to guarantee trade receivables.

      Inventories — Inventories are stated at standard cost which approximates the costs which would be determined using the first-in, first-out (FIFO) method. The recorded value of inventories is not in excess of market value.

      Property and Equipment — Property and equipment are stated at cost and are depreciated using the straight-line or an accelerated method over their estimated useful lives as follows:

Buildings and improvements	7 to 30 years
Equipment	3 to 10 years

      Goodwill — Goodwill represents the excess of the cost of companies acquired over the fair value of their net assets at the dates of acquisition.

      Intangible Assets — In conjunction with the acquisition of Argo-Tech Corporation Costa Mesa in 1997, the Company recognized identified intangible assets, which are amortized on a straight-line basis over their estimated economic lives as follows:

Contracts	10 Years
Spare Parts Annuity	10-28 Years
Patents	14-17 Years

      Deferred Financing Costs — The costs of obtaining financing are included in Other Assets in the Consolidated Balance Sheet and are amortized over the terms of the financing. The amortized cost is included in interest expense in the consolidated statements of net income. Accumulated amortization at October 25, 2003 and October 26, 2002 was $11,856,000, and $9,404,000 respectively.

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

      Redeemable Stock — Redeemable ESOP Stock has been excluded from Shareholder’s Equity/(Deficiency) due to the ability of the holders of AT Holdings common stock to “put”, subject to certain restrictions, the shares to the Company. The increase/ (decrease) in the Redeemable ESOP Stock has been recorded in Accumulated Deficit.

      Foreign Currency Translation — Assets and liabilities of the Company’s foreign subsidiaries are translated into U.S. dollars at the current rate of exchange, while revenues and expenses are translated at the average exchange rate during the year. Adjustments from translating foreign subsidiaries’ financial statements are excluded from the consolidated statements of net income and are reported as a component of shareholder’s equity/ (deficiency).

      Derivative Financial Instruments — All derivative financial instruments, such as interest rate swap contracts and foreign exchange contracts, are recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or shareholders’ equity (as a component of comprehensive income), depending on whether the derivative is being used to hedge changes in fair value or cash flows. At October 25, 2003 the Company did not have any open derivative contracts.

      Revenue Recognition — Revenues are generally recognized when goods are shipped or services provided, at which time title and risk of loss passes to the customer. Substantially all sales are made pursuant to firm, fixed-price purchase orders received from customers. We have executed long-term supply agreements with certain of our original equipment manufacturers. These agreements require us to supply all the amounts ordered by the customers during the term (generally three to five years) of the agreements at specified prices. In certain of these agreements, we expect to incur losses. Provisions for estimating loss contracts are made in the period in which such losses are identified, based on cost and pricing information and estimated future shipment quantities provided by the customer. The cumulative effect of revisions to estimated losses on contracts is recorded in the accounting period in which the amounts become known and can be reasonably estimated. Such revisions could occur at any time there are changes to estimated future revenues or costs. Revenue from certain fixed price engineering contracts for which costs can be reliably estimated are recognized based on milestone billings. Variations in actual labor performance, changes to estimated profitability and final contract settlements may result in revisions to the cost estimates. Revisions in cost estimates as contracts progress have the effect of increasing or decreasing profits in the period of revision. We record estimated reductions to revenue for volume-based incentives based on expected customer activity for the applicable period. Revisions for volume-based incentives are recorded in the accounting period in which such estimates can be reasonably determined.

      Income Taxes — Income taxes are accounted for under the asset and liability approach, which can result in recording tax provisions or benefits in periods different than the periods in which such taxes are paid or benefits realized. Expected tax benefits from temporary differences that will result in deductible amounts in future years and from carryforwards, if it is more likely than not that such tax benefits will be realized, are recognized currently.

      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

3.	Other Balance Sheet Information

      The major components of the following balance sheet captions were (in thousands):

	October 25,	October 26,
	2003	2002

Accrued liabilities:
Salaries and accrued compensation	$6,889	$8,086
Accrued interest	1,319	1,315
Accrued warranty	2,130	2,064
Accrued income taxes	5,787	4,833
Other	6,632	4,816

Total	$22,757	$21,114

Other noncurrent liabilities:
Deferred income taxes	$9,821	$10,154
Accrued post retirement benefits	10,611	9,987
Other	1,321	1,579

Total	$21,753	$21,720

4.	Receivables

      Receivables consist of the following (in thousands):

	October 25,	October 26,
	2003	2002

Amounts billed — net of allowance for uncollectible amounts of $266 and $310	$28,572	$25,000
Amounts unbilled (principally commercial customers):
Net reimbursable costs incurred on uncompleted contracts	1,556	847
Billings to date	(1,793)	(1,297)

Total unbilled — net	(237)	(450)

Net receivables	$28,335	$24,550

5.	Inventories

      Inventories consist of the following (in thousands):

	October 25,	October 26,
	2003	2002

Finished goods	$1,481	$1,861
Work-in-process and purchased parts	16,938	16,593
Raw materials and supplies	12,385	11,723

Total	30,804	30,177
Reserve for excess and obsolete inventory	(5,103)	(5,054)

Inventories — net	$25,701	$25,123

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

6.	Intangible Assets

      The following is a summary of intangible assets, other than goodwill (in thousands):

	October 25, 2003		October 26, 2002

	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization

Intangible Assets:
Contracts	$17,100	$10,404	$17,100	$8,693
Spare parts annuity	38,200	10,217	38,200	8,537
Patents	387	150	387	126

Total	$55,687	$20,771	$55,687	$17,356

      Amortization expense recorded on the intangible assets for each of the fiscal years ended October 25, 2003 and October 26, 2002 was $3.4 million. The estimated amortization expense for each of the three succeeding fiscal years 2004 through 2006 is $3.4 million, fiscal year 2007 is $3.2 million and fiscal year 2008 is $1.7 million.

7.	Goodwill

      Argo-Tech adopted Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” as of October 28, 2001. Under this statement, goodwill and other intangibles determined to have an infinite life are no longer amortized; however, these assets are to be reviewed for impairment on a periodic basis. Argo-Tech completed its transitional impairment test for goodwill during the second fiscal quarter of 2002 using a present value of future cash flows valuation method. This process did not result in any impairment being recorded upon the adoption of SFAS No. 142. Goodwill is subject to an impairment test at least annually thereafter. All of the Company’s goodwill is allocated to its Aerospace segment.

      Upon adoption of SFAS No. 142, $2.4 million related to the unamortized portion of the intangible asset, workforce in place, was reclassified from intangible assets to goodwill along with the related long-term deferred tax liability of $1.0 million. The following pro forma information shows what income would have been had SFAS No. 142 been in effect as of October 29, 2000 for the fiscal years ended 2003, 2002 and 2001 (in thousands):

	2003	2002	2001

Net income as reported	$4,528	$5,926	$10,800
Add amortization expense:
Goodwill			3,489
Workforce in place, net of tax of $245			367

Adjusted net income	$4,528	$5,926	$14,656

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

8.	Property and Equipment

      Owned Property — Property and equipment owned by the Company consists of the following (in thousands):

	October 25,	October 26,
	2003	2002

Land and land improvements	$7,663	$7,663
Buildings and building equipment	34,448	34,199
Machinery and equipment	40,360	39,045
Office and automotive equipment	8,128	7,409
Construction-in-progress	333	979

Total	90,932	89,295
Accumulated depreciation	(66,976)	(63,091)

Total — net	$23,956	$26,204

      Property Leased to Others — The Company leases certain portions of its facility in Euclid, Ohio. The leases have been accounted for as operating leases whereby revenue is recognized as earned over the lease terms. The cost of property leased to others is included in property and equipment and is being depreciated over its estimated useful life. It is not practical to determine the cost of the property that is being leased to others or the related amount of accumulated depreciation. In addition, the Company has separate service contracts with its tenants under which the Company provides maintenance, telecommunications and various other services.

      Total rental revenue under the property leases and service contracts is included in “Net revenues” and was as follows for the fiscal years ended 2003, 2002 and 2001 (in thousands):

	2003	2002	2001

Minimum contractual amounts under property leases	$4,498	$4,526	$4,368
Service contracts revenue based on usage	774	792	862

Total	$5,272	$5,318	$5,230

      Future minimum rentals under the noncancelable property leases and service contracts at October 25, 2003 are (in thousands): $3,285 in 2004, $956 in 2005, $280 in 2006, $6 in 2007, and $0 in 2008.

9.	Product Warranty

      Argo-Tech Corporation adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” effective as of its first quarter of fiscal 2003. FIN 45 requires disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued.

      Argo-Tech accrues for warranty obligations for products sold based on management estimates of the amount that may be required to settle such potential obligations. These estimates are prepared with support from our sales, engineering, quality and legal functions. This accrual, which is reviewed in detail on a regular basis, is based on several factors: past experience, current claims, production changes and various other

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

considerations. The following table presents a reconciliation of changes in the product warranty liability (in thousands):

	October 25,	October 26,
	2003	2002

Beginning balance	$2,064	$2,100
Accruals for warranties issued	325	80
Accruals for pre-existing warranties (including changes in estimate)	448	620
Warranty claims settled	(707)	(736)

Ending balance	$2,130	$2,064

10.	Employee Benefit Plans

      Employee Stock Ownership Plan — The Company has an Employee Stock Ownership Plan (ESOP) to provide retirement benefits to qualifying, salaried employees. The ESOP grants to participants in the plan certain ownership rights in, but not possession of, the common stock of AT Holdings Corporation held by the Trustee of the Plan. Shares of common stock are allocated annually to participants in the ESOP pursuant to a prescribed formula. The value of the shares committed to be released by the Trustee under the Plan’s provisions for allocation to participants was recognized as an expense of $1,874,000, $1,344,000 and $2,091,000 for the fiscal years ended 2003, 2002 and 2001, respectively. The cost of the shares acquired for the ESOP that are not committed to be released to participants is shown as a contra-account, “Unearned ESOP shares”.

      Summary information regarding ESOP activity consists of the following:

	October 25,	October 26,
	2003	2002

Allocated shares	357,000	315,000
Shares released for allocation	42,000	42,000
Unearned ESOP shares	21,000	63,000

Total ESOP shares	420,000	420,000
Repurchased shares received as distributions	(73,692)	(65,151)

Total available ESOP shares	346,308	354,849

Fair market value of unearned ESOP shares	$937,020	$2,016,000

      All of the shares acquired for the ESOP (both allocated and unearned shares) are owned and held in trust by the ESOP.

      The stock of AT Holdings Corporation is not listed or traded on an active stock market and market prices are, therefore, not available. Annually, an independent financial consulting firm determines the fair market value based upon the Company’s performance and financial condition.

      The Company provides an “internal market” for shareholders through its purchase of their common shares. Participants in the Company’s ESOP have the right to require the Company, within a specified period, to repurchase shares received as distributions under the ESOP at their fair market value.

      Pension and Savings Plans — The Company has two noncontributory defined benefit pension plans for qualifying hourly and salary employees. A plan covering salaried employees provides pension benefits that are based on the employees’ compensation and years of service. The future accrual of benefits was terminated in connection with the formation of the ESOP. A plan covering hourly employees provides benefits of stated

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

amounts for each year of service. The Company’s funding policy is to contribute actuarially determined amounts allowable under Internal Revenue Service regulations. The Company also sponsors three employee savings plans, which cover substantially all of the Company’s employees. The plan covering Argo-Tech Corporation Costa Mesa employees provides for a match of participating employees’ contributions. The Company’s contribution, recognized as expense was approximately $488,000, $408,000 and $373,000 in fiscal years 2003, 2002 and 2001 respectively.

      A summary of the components of net periodic pension cost for the pension plans for the fiscal years ended 2003, 2002 and 2001 is as follows (in thousands):

	2003	2002	2001

Service cost — benefits earned during the period	$277	$255	$196
Interest cost on projected benefit obligation	1,299	1,279	1,191
Expected return on plan assets	(1,491)	(1,628)	(1,666)
Net amortization and deferral	384	218	(99)

Net periodic pension cost/(benefit)	469	124	(378)

Settlement (gain)/loss		(184)
Special termination benefits		770

Net periodic pension cost/(benefit) after settlements	$469	$710	$(378)

      The following table sets forth the change in projected benefit obligation (in thousands):

	October 25,	October 26,
	2003	2002

Benefit obligation at beginning of year	$19,180	$17,875
Service cost	277	255
Interest cost	1,299	1,279
Benefits paid	(914)	(918)
Actuarial (gain) loss	(127)	(547)
Change due to amendments	—	401
Change due to assumptions	(201)	—
Curtailments	—	118
Settlements	—	(1,222)
Special termination benefits	—	770
Change in discount rate	1,295	1,169

Benefit obligation at end of year	$20,809	$19,180

      The following table sets forth the change in plan assets (in thousands):

	October 25,	October 26,
	2003	2002

Fair value of plan assets at beginning of year	$16,684	$18,789
Actual return on plan assets	2,914	(965)
Employer contributions	1,290	1,000
Benefits paid	(914)	(918)
Settlements	—	(1,222)

Fair value of plan assets at end of year	$19,974	$16,684

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

      The following table sets forth the funded status of the plans (in thousands):

	October 25,	October 26,
	2003	2002

Funded status	$(835)	$(2,496)
Unrecognized net loss	4,410	5,169
Unrecognized prior service cost	463	543

Prepaid benefit cost	$4,038	$3,216

      Amounts recognized in the statements of financial position consist of (in thousands):

	October 25,	October 26,
	2003	2002

Prepaid benefit cost	$972	$—
Accrued benefit liability	(943)	(2,496)
Intangible asset	462	543
Accumulated other comprehensive loss	3,547	5,169

Net amount recognized	$4,038	$3,216

      The foregoing net amounts regarding the pension benefit obligation and the value of plan assets for the year ended October 25, 2003 are based on a combination of both overfunded and underfunded plans. The aggregate amounts relating to the underfunded plan are as follows (in thousands):

October 25,
2003

Projected benefit obligation	$9,792
Fair value of plan assets	8,849

      The assumptions used to determine net periodic pension cost as well as the funded status are:

	2003	2002	2001

Discount rate	6.50%	7.00%	7.50%
Expected long-term rate of return on plan assets	9.00%	9.00%	9.00%

      A decrease in the discount rate of 0.25%, to 6.25%, would result in a $0.6 million increase in the benefit obligation at October 25, 2003. This increase in the benefit obligation would cause both of the plans for the fiscal year ended October 25, 2003 to be underfunded, with the recognition of an additional accrued benefit liability and charge to accumulated other comprehensive income, net of tax, of $0.9 million.

      Other Postretirement Benefits — The Company provides certain postretirement health care benefits to qualifying hourly retirees and their dependents.

      The net postretirement benefit cost for the fiscal years ended 2003, 2002 and 2001 includes the following components (in thousands):

	2003	2002	2001

Service cost	$187	$136	$124
Interest cost	804	650	634
Net amortization and deferral	23	(7)	(32)

Net postretirement benefit cost	$1,014	$779	$726

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

      The following table sets forth the change in projected benefit obligation (in thousands):

	October 25,	October 26,
	2003	2002

Benefit obligation at beginning of year	$9,954	$9,167
Service cost	187	136
Interest cost	804	650
Benefits paid	(340)	(335)
Actuarial (gain) loss	1,662	(330)
Change in discount rate	2,252	666

Benefit obligation at end of year	$14,519	$9,954

      The following table sets forth the funded status of the plans (in thousands):

	October 25,	October 26,
	2003	2002

Benefit obligation	$(14,519)	$(9,954)
Unrecognized net (gain) loss	3,558	(333)

Accrued benefit cost	$(10,961)	$(10,287)

      Benefit costs were generally estimated assuming retiree health care costs would initially increase at an 11% annual rate, decreasing gradually to a 5% annual growth rate after 12 years and remain at a 5% annual growth rate thereafter. For the plan year beginning November 1, 2003, the annual increase in retiree health care costs was adjusted from 7.00% to a 9.00% annual rate, decreasing gradually to a 5% annual growth rate after seven years and remain at a 5% annual growth rate thereafter. A 1% increase in this annual trend rate would have increased the accumulated postretirement benefit obligation at October 25, 2003 by $2.5 million with a corresponding effect on the 2003 postretirement benefit expense of $0.2 million. The discount rate used to estimate the accumulated postretirement benefit obligation was 6.50% and 7.00% for fiscal years 2003 and 2002, respectively.

11.	Income Taxes

      The income tax provision consists of the following for the fiscal years ended 2003, 2002 and 2001 (in thousands):

	2003	2002	2001

Current tax provision:
Federal	$1,485	$1,647	$4,143
State and local	672	580	695

Total	2,157	2,227	4,838
Deferred tax benefit	(578)	(1,658)	(1,962)

Income tax provision	$1,579	$569	$2,876

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

      The difference between the recorded income tax provision and the amounts computed using the statutory U.S. Federal income tax rates are as follows (in thousands):

	2003	2002	2001

Income tax provision at statutory rate	$2,137	$2,273	$4,787
State tax provision — net of federal benefits	391	366	451
Extraterritorial income	(829)	(996)	(1,458)
R & D credit	(252)	(584)	(2,714)
Goodwill			1,195
ESOP	66	(114)	291
Other — net	66	(376)	324

Income tax provision	$1,579	$569	$2,876

      During the fiscal years ended 2003 and 2001, the Company paid (net of refunds received) approximately $1.7 million and $6.6 million in income taxes, respectively. In fiscal year 2002 the Company received a net refund of income taxes of approximately $0.8 million.

      The components of the Company’s net deferred tax asset (liability) are as follows (in thousands):

	October 25,	October 26,
	2003	2002

Current:
Inventory	$1,273	$1,312
Employee benefits	1,288	1,273
Warranty	844	851
Engineering reserves	599	516
Other reserves	707	514

Total current	4,711	4,466

Long-term:
Hourly retiree medical	4,259	4,254
Prepaid pension benefit	(323)	531
Property and equipment	835	1,137
Intangible assets	(14,324)	(15,719)
Other — net	(268)	(357)

Total long-term	(9,821)	(10,154)

Net deferred tax liability	$(5,110)	$(5,688)

      The temporary difference described above principally represent differences between the tax bases of assets (principally inventory, property and equipment, and intangible assets) or liabilities (principally related to employee benefits and loss reserves) and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled, respectively.

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

12.	Debt

      Summary — The Company’s long-term debt consists of the following (in thousands):

	October 25,	October 26,
	2003	2002

Term Loans	$25,850	$41,850
Revolving Credit Facility
Senior Subordinated Notes	193,499	193,195

Total borrowings	219,349	235,045
Current maturities	(12,000)	(16,000)

Long-term portion	$207,349	$219,045

      Credit Facility and Term Loans — The Company has available $115.0 million principal amount of Term Loans, and a seven-year $20.0 million Revolving Credit Facility. The unused balance of the Revolving Credit Facility ($17.8 million at October 25, 2003 after reduction of $2.2 million for letters of credit) is subject to a .75% commitment fee. The Credit Facility is collateralized by substantially all of the tangible assets of the Company (including the capital stock of AT Holdings) as well as the unearned shares of the AT Holding’s common stock held by the ESOP. The Credit Facility contains a number of covenants that, among other things, limit the Company’s ability to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, dispose of certain assets, create liens, make capital expenditures, make certain investments or acquisitions and otherwise restrict corporate activities. The Credit Facility also requires the Company to comply with certain financial ratios and tests, under which the Company is required to achieve certain financial and operating results. On January 24, 2003 the Company amended and restated its Credit Facility to allow for the re-amortization of the outstanding balance of the Term Loans, amending the Consolidated Interest Coverage Ratio for the remainder of the agreement, adjusting the supplemental percentage of interest applied to an Alternate Base Rate (ABR) or LIBOR, changing the commitment fee rate, increasing the Letter of Credit sublimit in the revolving credit facility to an amount not to exceed $5,000,000 and establishing a borrowing base covenant on revolving credit borrowings in excess of $10.0 million and a fixed charge coverage ratio. The maturities of the Company’s Term Loans are now as follows: $16.0 million, $12.0 million and $13.8 million for fiscal years 2003, 2004 and 2005, respectively. The Company was in compliance with the covenants at October 25, 2003. Interest was calculated, at the Company’s choice, using an alternate base rate (ABR) or LIBOR, plus a supplemental percentage determined by the ratio of debt to EBITDA. The interest rate for fiscal year 2003 ranged from 1.75% to 2.50% plus ABR or 2.75% to 3.50% plus LIBOR.

      Senior Subordinated Notes — The Company has outstanding $195.0 million 8 5/8% Senior Subordinated Notes due 2007 (the “Notes”). At October 25, 2003, the accreted value of the Notes was $193.5 million. Interest on the Notes is payable semiannually on April 1 and October 1 of each year. The Notes will mature on October 1, 2007. After October 1, 2002, the Company may redeem the Notes, in whole or in part, at the redemption prices at the time, together with accrued and unpaid interest, if any, to the date of redemption.

      The Notes are unsecured and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company and are subject to certain limitations and restrictions which the Company has not exceeded at October 25, 2003.

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

      Annual Maturities and Interest Payments — The maturities of the Company’s long-term debt during each of the next five fiscal years are as follows (in thousands):

Fiscal Year	Amount

2004	$12,000
2005	13,850
2006
2007	193,499
2008

Total	$219,349

      Total interest paid during the fiscal years ended 2003, 2002 and 2001 was $18.5 million, $19.0 million and $22.1 million, respectively.

13.	Segment Information

      The Company operates in two business segments, Aerospace and Industrial. The Aerospace segment includes the design, manufacture, distribution, repair and overhaul of aviation products throughout the world consisting of aircraft engine fuel pumps, fuel flow related products and systems found on a plane’s airframe, and aerial refueling pumps and related equipment. The Industrial segment includes the design, manufacture and distribution of industrial pumps, ground fueling valves and related components, industrial marine cryogenic pumps and nozzles for transferring liquefied natural gas and operation of a business park in Cleveland, Ohio where the Company maintains its headquarters and one of its production facilities.

      The Company evaluates the performance of its segments based primarily on operating profit before amortization of deferred financing fees and other identified intangibles, interest expense, interest income, other miscellaneous fees and income taxes.

      The following table presents revenues and other financial information by business segment (in thousands):

2003

	Aerospace	Industrial	Corporate	Consolidated

Customer revenues	$121,278	$39,448	$—	$160,726
Intersegment revenues	—	—	—	—
Eliminations				—
Operating profit (loss)	28,484	2,157	(392)	30,249
Amortization of intangible assets				3,414

Income from operations				26,835
Interest expense				21,257
Other, net				(529)

Income before tax				$6,107

Capital expenditures	933	1,006		1,939
Depreciation	2,503	1,280	404	4,187
Compensation expense recognized in connection with employee stock ownership plan	1,652	222		1,874

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

2002

	Aerospace	Industrial	Corporate	Consolidated

Customer revenues	$120,891	$34,412	$—	$155,303
Intersegment revenues	—	—	—	—
Eliminations				—
Operating profit (loss)	30,978	1,843	(1,268)	31,553
Amortization of intangible assets				3,721

Income from operations				27,832
Interest expense				21,434
Other, net				(97)

Income before tax				$6,495

Capital expenditures	1,240	545		1,785
Depreciation	2,796	1,362	450	4,608
Compensation expense recognized in connection with employee stock ownership plan	1,205	139		1,344

2001

	Aerospace	Industrial	Corporate	Consolidated

Customer revenues	$142,000	$31,208	$—	$173,208
Intersegment revenues		10	—	10
Eliminations				(10)
Operating profit (loss)	47,548	(252)	(1,622)	45,674
Amortization of goodwill and intangible assets				7,515

Income from operations				38,159
Interest expense				24,534
Other, net				(51)

Income before tax				$13,676

Capital expenditures	1,453	432		1,885
Depreciation	3,124	1,165	1,270	5,559
Compensation expense recognized in connection with employee stock ownership plan	1,791	300		2,091
Compensation expense recognized in connection with stock options			526	526

14.	Major Customers and Export Sales

      During the fiscal years ended 2003, 2002 and 2001, the Company had revenues in excess of 10% from only one customer (in thousands):

	2003	2002	2001

Customer A (Related Party)	$19,321	$21,231	$26,792

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

      During the fiscal years ended 2003, 2002 and 2001, export sales to foreign customers were comprised of the following (in thousands):

	2003	2002	2001

Europe	$30,371	$28,002	$34,954
All others (individually less than 10%)	36,320	40,576	45,841

Total	$66,691	$68,578	$80,795

15.	Fair Value of Financial Instruments

      The Company has various financial instruments, including cash and short-term investments and long-term debt. The Company has determined the estimated fair value of these financial instruments by soliciting available market information and utilizing appropriate valuation methodologies, which require judgment. The Company believes that the carrying values of the short-term investments and term loans approximates their fair value. The fair value of the Company’s Senior Subordinated Notes approximated $189.2 million at October 25, 2003 based upon quoted market prices. The Company does not enter into derivative contracts for trading or speculative purposes. A 10% fluctuation in interest rates would not materially affect Argo-Tech’s financial condition, result of operations or cash flow.

16.	Contingencies

      Environmental Matters — The soil and groundwater at the Company’s Euclid, Ohio facility and the Costa Mesa, California facility contain elevated levels of certain contaminants which are currently in the process of being removed and/or remediated. Because the Company has certain indemnification rights from former owners of the facilities for liabilities arising from these or other environmental matters, in the opinion of the Company’s management, the ultimate outcome is not expected to materially affect the Company’s financial condition, results of operations or liquidity.

      Other Matters — The Company is subject to various legal actions and other contingencies. In the opinion of the Company’s management, after reviewing the information which is currently available with respect to such matters and consulting with the Company’s legal counsel, any liability which may ultimately be incurred with respect to these additional matters is not expected to materially affect the Company’s financial condition, results of operations or liquidity.

17.	New Accounting Standards

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. Management determined the adoption of this statement had no effect on Argo-Tech’s consolidated financial statements.

      In November 2002, the FASB issued FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of a guarantee. In addition, FIN 45 requires disclosures about the guarantees that an entity has issued, including a rollforward of the entity’s product warranty liabilities. See Note 9 for this disclosure. Argo-Tech will apply the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002. Argo-Tech has not guaranteed any other obligation before or after December 31, 2002 that would require disclosure under FIN 45.

      In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities.” FIN 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets,

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended October 25, 2003, October 26, 2002 and October 27, 2001 —  (Continued)

liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. FIN 46 also requires additional disclosures by primary beneficiaries and other significant variable interest holders. The provisions of this interpretation became effective upon issuance. Management believes the adoption of this interpretation is not likely to have a material impact on Argo-Tech’s consolidated financial statements.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify certain financial instruments (as identified in the scope of the statement), as a liability (or an asset in some circumstances), that were previously classified as equity. Management determined the adoption of this statement had no effect on Argo-Tech’s consolidated financial statements.

18.	Other Comprehensive Income (Loss)

Other comprehensive income (loss) includes foreign currency translation adjustments and deferred pension income (expense) for the fiscal years ended 2003, 2002 and 2001 (in thousands).

	2003	2002	2001

Net income	$4,528	$5,926	$10,800
Other comprehensive income (loss):
Foreign currency translation adjustment	119	(14)	(151)
Deferred pension income (expense)	1,622	(2,123)	(3,046)

Other comprehensive income (loss) before tax	1,741	(2,137)	(3,197)
Income tax (provision) benefit related to other comprehensive income (loss)	(649)	850	1,218

Other comprehensive income (loss) net of tax	1,092	(1,287)	(1,979)

Comprehensive income	$5,620	$4,639	$8,821

*  *  *  *  *

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED BALANCE SHEETS

July 31, 2004 and October 25, 2003

	2004	2003

	(Unaudited)

	(In thousands,
	except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,587	$14,057
Receivables, net	28,183	28,335
Income tax receivable	3,281	3,500
Inventories	28,625	25,701
Deferred income taxes and prepaid expenses	5,831	5,352

Total current assets	69,507	76,945

PROPERTY AND EQUIPMENT, net of accumulated depreciation	22,142	23,956
GOODWILL	110,059	110,059
INTANGIBLE ASSETS, net of accumulated amortization	32,355	34,916
DEFERRED FINANCING AND OTHER ASSETS	9,688	9,921

Total Assets	$243,751	$255,797

LIABILITIES AND SHAREHOLDER’S EQUITY/(DEFICIENCY)
CURRENT LIABILITIES:
Current portion of long-term debt	$750	$12,000
Accounts payable	6,638	7,254
Accrued liabilities	25,313	22,757

Total current liabilities	32,701	42,011

LONG-TERM DEBT, net of current maturities	264,250	207,349
OTHER NONCURRENT LIABILITIES	21,373	21,753

Total Liabilities	318,324	271,113

REDEEMABLE ESOP STOCK	14,887	15,452
Unearned ESOP stock	(210)	(840)

	14,677	14,612
SHAREHOLDER’S EQUITY/(DEFICIENCY):
Common Stock, $.01 par value, authorized 3,000 shares; 1 share issued and outstanding	—	—
Paid-in capital	—	—
Accumulated comprehensive loss	(2,129)	(2,143)
Accumulated deficit	(87,121)	(27,785)

Total shareholder’s equity/(deficiency)	(89,250)	(29,928)

Total Liabilities and Shareholder’s Equity/(Deficiency)	$243,751	$255,797

The accompanying notes to consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)

For the 40 Week Period Ended July 31, 2004 and the 39 Week Period Ended July 26, 2003

	2004	2003

	(Unaudited)

	(In thousands)
Net revenues	$137,388	$115,373
Cost of revenues	78,990	67,884

Gross profit	58,398	47,489

Selling, general and administrative	21,441	19,308
Research and development	8,682	6,784
Amortization of intangible assets	2,560	2,560

Operating expenses	32,683	28,652

Income from operations	25,715	18,837
Interest expense	15,995	16,005
Debt extinguishment expense	12,961	—
Other, net	(10)	(26)

Income/ (loss) before income taxes	(3,231)	2,858

Income tax (benefit)/ provision	(369)	790

Net income/ (loss)	$(2,862)	$2,068

The accompanying notes to the consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the 40 week period ended July 31, 2004 and the 39 Week Period Ended July 26, 2003

	2004	2003

	(Unaudited)

	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,862)	$2,068
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,849	3,125
Amortization of intangible assets and deferred financing costs	4,248	4,358
Accretion of bond discount	219	225
Debt extinguishment expense	12,961	—
Compensation expense recognized in connection with employee stock ownership plan	1,890	1,008
Deferred income taxes	(1,520)	(1,331)
Changes in operating assets and liabilities:
Receivables	371	(2,134)
Inventories	(2,924)	(1,752)
Prepaid expenses	(412)	(316)
Accounts payable	(616)	(1,439)
Accrued and other liabilities	3,561	4,989
Other, net	21	28

Net cash provided by operating activities	17,786	8,829

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,035)	(1,287)

Net cash used in investing activities	(1,035)	(1,287)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of senior subordinated notes	(200,571)	—
Sale of senior notes	250,000	—
Borrowing of long term debt	15,000	—
Repayment of long-term debt	(25,850)	(14,000)
Payment of financing related fees	(7,500)	(1,224)
Purchase of AT Holdings stock from former ESOP participants	(566)	(235)
Dividend to AT Holdings	(57,734)	—
Other, net	—	60

Net cash used in financing activities	(27,221)	(15,399)

CASH AND CASH EQUIVALENTS:
Net decrease for the period	(10,470)	(7,857)
Balance, Beginning of period	14,057	17,769

Balance, End of period	$3,587	$9,912

The accompanying notes to consolidated financial statements are an integral part of these statements.

ARGO-TECH CORPORATION AND SUBSIDIARIES

(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 40 WEEK PERIOD ENDED JULY 31, 2004 AND THE 39 WEEK PERIOD ENDED
JULY 26, 2003 (Unaudited)

1.	Basis of Presentation

      The principal operations of Argo-Tech Corporation (a wholly-owned subsidiary of AT Holdings Corporation) and its subsidiaries include the design, manufacture and distribution of aviation products, primarily aircraft fuel pumps. In addition, Argo-Tech leases a portion of its Cleveland, Ohio manufacturing facility to other parties. Argo-Tech’s fiscal year ends on the last Saturday in October. Argo-Tech is required to fulfill the obligation of AT Holdings Corporation to purchase AT Holdings’ common stock in accordance with the provisions of the Argo-Tech Corporation Employee Stock Ownership Plan. As a result, that obligation has been reflected in its financial statements. Certain reclassifications have been made in the prior year’s financial statements to conform to the current year presentation.

      Argo-Tech Corporation is a parent holding company and all of its domestic subsidiaries guarantee Argo-Tech’s senior notes issued in June 2004. Argo-Tech also has two wholly-owned, non-guarantor foreign subsidiaries which have inconsequential assets, liabilities and equity. Argo-Tech has no outside assets, liabilities or operations apart from its wholly-owned subsidiaries. The senior notes are fully, unconditionally, jointly and severally guaranteed by the guarantor subsidiaries, and therefore, separate financial statements of the guarantor subsidiaries will not be presented. Management has determined that the information presented by such separate financial statements is not material to investors.

2.	Unaudited Financial Information

      The financial information included herein is unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of Argo-Tech’s financial position, results of operations and cash flows for the interim periods presented. These financial statements and notes should be read in conjunction with the financial statements and related notes included in Argo-Tech’s Annual Report on Form 10-K for the year ended October 25, 2003. The results of operations for the 40 week period ended July 31, 2004 are not necessarily indicative of the results to be expected for the full year.

3.	Inventories

      Inventories are stated at standard cost which approximates the costs which would be determined using the first-in, first-out (FIFO) method. The recorded value of inventories is not in excess of market value. Inventories consist of the following (in thousands):

	July 31,	October 25,
	2004	2003

Finished goods	$2,669	$1,481
Work-in-process and purchased parts	18,685	16,938
Raw materials and supplies	12,372	12,385

Total	33,726	30,804
Reserve for excess and obsolete inventory	(5,101)	(5,103)

Inventories — net	$28,625	$25,701

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 40 WEEK PERIOD ENDED JULY 31, 2004 AND THE 39 WEEK PERIOD ENDED
JULY 26, 2003 (Unaudited) —  (Continued)

4.	Intangible Assets

      The following is a summary of intangible assets, other than goodwill (in thousands):

	July 31, 2004		October 25, 2003

	Gross	Accumulated	Gross	Accumulated
	Amount	Amortization	Amount	Amortization

Intangible assets:
Contracts	$17,100	$11,687	$17,100	$10,404
Spare parts annuity	38,200	11,477	38,200	10,217
Patents	387	168	387	150

Total	$55,687	$23,332	$55,687	$20,771

      Amortization expense recorded on the intangible assets for the 40 week period ended July 31, 2004 and the 39 week period ended July 26, 2003 was $2.6 million. The estimated amortization expense for each of the three succeeding fiscal years 2004 through 2006 is $3.4 million, fiscal year 2007 is $3.2 million and fiscal year 2008 is $1.7 million. The intangible asset “Spare parts annuity” is the result of customer relationships that have been developed by supplying spare parts to our aftermarket customers. The weighted-average amortization period for contracts is 10 years, 26 years for spare parts annuity and 15 years for patents.

5.	Product Warranty

      Argo-Tech accrues for warranty obligations for products sold based on management estimates of the amount that may be required to settle such potential obligations. These estimates are prepared with support from our sales, engineering, quality and legal functions. This accrual, which is reviewed in detail on a regular basis, is based on several factors: past experience, current claims, production changes and various other considerations. The following table presents a reconciliation of changes in the product warranty liability for the 40 week period ended July 31, 2004 and the 39 week period ended July 26, 2003 (in thousands):

	2004	2003

Beginning balance	$2,130	$2,064
Accruals for warranties issued		89
Accruals for pre-existing warranties (including changes in estimate)	982	789
Warranty claims settled	(592)	(520)

Ending balance	$2,520	$2,422

6.	Employee Benefit Plans

      The Company has two noncontributory defined benefit pension plans for qualifying hourly and salary employees. A plan covering salaried employees provides pension benefits that are based on the employees’ compensation and years of service. The future accrual of benefits was terminated in connection with the formation of the Employee Stock Ownership Plan (ESOP). A plan covering hourly employees provides benefits of stated amounts for each year of service. The Company’s funding policy is to contribute actuarially determined amounts allowable under Internal Revenue Service regulations.

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 40 WEEK PERIOD ENDED JULY 31, 2004 AND THE 39 WEEK PERIOD ENDED
JULY 26, 2003 (Unaudited) —  (Continued)

      A summary of the components of net periodic benefit cost for the pension plans is as follows (in thousands):

	40 week	39 week
	period ended	period ended
	July 31, 2004	July 26, 2003

Service cost	$209	$208
Interest cost	993	974
Expected return on plan assets	(1,317)	(1,119)
Net amortization and deferral	261	288

Net periodic pension cost	$146	$351

      Argo-Tech contributed $185,000 to the hourly pension plan in 2004. No further contributions are scheduled to be made.

      The Company also provides certain postretirement health care benefits to qualifying hourly retirees and their dependents. This benefit is not funded.

      A summary of the components of net periodic benefit cost for the postretirement benefit is as follows (in thousands):

	40 week	39 week
	period ended	period ended
	July 31, 2004	July 26, 2003

Service cost	$136	$140
Interest cost	668	603
Net amortization and deferral	111	17

Net periodic postretirement benefit cost	$915	$760

7.	Contingencies

      Environmental Matters — The soil and groundwater at Argo-Tech’s Euclid, Ohio facility and Costa Mesa, California facility contain elevated levels of certain contaminants which are currently in the process of being removed and/or remediated. Because Argo-Tech has certain indemnification rights from former owners of the facilities for liabilities arising from these or other environmental matters, in the opinion of Argo-Tech’s management, the ultimate outcome is not expected to materially affect its financial condition, results of operations or liquidity.

      Other Matters — Argo-Tech is subject to various legal actions and other contingencies arising in the ordinary course of business. In the opinion of Argo-Tech’s management, after reviewing the information which is currently available with respect to such matters and consulting with Argo-Tech’s legal counsel, any liability which may ultimately be incurred with respect to these matters is not expected to materially affect Argo-Tech’s financial condition, results of operations or liquidity.

8.	Segment Information

      Argo-Tech operates in two business segments: Aerospace and Industrial. The Aerospace segment includes the design, manufacture, distribution, repair and overhaul of aviation products, consisting of aircraft fuel pumps, fuel flow related products found on a plane’s airframe, and aerial refueling pumps and related equipment. The Industrial segment includes the design, manufacture and distribution of industrial pumps, ground fueling valves and related components, specialty industrial hose, cryogenic pumps and nozzles for

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 40 WEEK PERIOD ENDED JULY 31, 2004 AND THE 39 WEEK PERIOD ENDED
JULY 26, 2003 (Unaudited) —  (Continued)

transferring liquefied natural gas and operation of a business park in Cleveland, Ohio where we maintain our headquarters and one of our production facilities.

      Argo-Tech evaluates the performance of its segments based primarily on operating profit before amortization of deferred financing fees and other identified intangibles, interest expense, interest income, other miscellaneous fees and income taxes.

      The following table presents revenues and other financial information by business segment (in thousands):

40 Week Period Ended July 31, 2004

	Aerospace	Industrial	Corporate	Consolidated

Net revenues	$99,980	$37,408	$—	$137,388
Operating profit (loss)	27,440	1,069	(234)	28,275
Amortization of intangible assets				2,560

Income from operations				25,715
Interest expense				15,995
Debt extinguishment expense				12,961
Other, net				(10)

Loss before income taxes				$(3,231)

Capital expenditures	681	354		1,035
Depreciation	1,629	920	300	2,849
Compensation expense recognized in connection with employee stock ownership plan	1,663	227		1,890

39 Week Period Ended July 26, 2003

	Aerospace	Industrial	Corporate	Consolidated

Net revenues	$87,762	$27,611	$—	$115,373
Operating profit (loss)	20,609	1,073	(285)	21,397
Amortization of intangible assets				2,560

Income from operations				18,837
Interest expense				16,005
Other, net				(26)

Income before income taxes				$2,858

Capital expenditures	936	351		1,287
Depreciation	1,863	953	309	3,125
Compensation expense recognized in connection with employee stock ownership plan	887	121		1,008

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 40 WEEK PERIOD ENDED JULY 31, 2004 AND THE 39 WEEK PERIOD ENDED
JULY 26, 2003 (Unaudited) —  (Continued)

9.	Other Comprehensive Income (Loss)

      The following table presents other comprehensive income (loss), which includes foreign currency translation adjustments (in thousands):

	40 week	39 week
	period ended	period ended
	July 31, 2004	July 26, 2003

Net income (loss)	$(2,862)	$2,068
Other comprehensive income:
Foreign currency translation adjustment	14	26

Other comprehensive income before tax	14	26
Income tax related to other comprehensive income	—	—

Other comprehensive income, net of tax	14	26

Comprehensive income (loss)	$(2,848)	$2,094

10.	New Accounting Standards

      In December 2003, the Financial Accounting Standards Board (“FASB”) issued a revised FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities.” FIN 46 requires existing, unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. Argo-Tech is not associated with variable interest entities; therefore, the adoption of this statement did not have any effect on Argo-Tech’s consolidated financial position or results of operations.

      In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act was enacted, which introduced a Medicare prescription drug benefit and a federal subsidy to sponsors of retiree health-care plans that provide a benefit at least actuarially equivalent to the Medicare benefit. In accordance with FASB Staff Position (“FSP”) Statement of Financial Accounting Standards (“SFAS”) No. 106-2, Argo-Tech has elected to defer recognition of the effects of the new Medicare Act. The accumulated postretirement benefit obligation and net periodic postretirement benefit cost do not reflect the provisions of the Act. Specific authoritative guidance on accounting for the federal subsidy is pending and may require changes to previously reported information.

      In December 2003, the FASB issued a revision to SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” which expands the disclosure requirements regarding plan assets and benefit obligations for Argo-Tech’s two noncontributory defined benefit pension plans and its postretirement benefit plan. Argo-Tech adopted the provisions of this statement effective with the period beginning February 1, 2004 (see Note 6).

11.	Recent Events

      In June 2004, Argo-Tech Corporation issued $250.0 million of 9 1/4% senior notes due 2011 and amended and restated its senior credit facility. The proceeds from the offering of the notes, together with cash on hand and borrowings under our amended and restated senior credit facility, were used to refinance our previous indebtedness and the capital structure of AT Holdings Corporation, our parent company, by: purchasing through a tender offer and redemption our outstanding $195.0 million 8 5/8% senior subordinated notes due 2007, together with a premium of $5.6 million and accrued and unpaid interest of $4.0 million; dividending $57.6 million to AT Holdings Corporation to redeem all of AT Holdings’ outstanding Series A Cumulative Exchangeable Redeemable Preferred Stock at 100% of the $30.0 million liquidation preference, together with

ARGO-TECH CORPORATION AND SUBSIDIARIES
(A Wholly-Owned Subsidiary of AT Holdings Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 40 WEEK PERIOD ENDED JULY 31, 2004 AND THE 39 WEEK PERIOD ENDED
JULY 26, 2003 (Unaudited) —  (Continued)

accrued and unpaid dividends of $27.6 million; and restating $19.8 million of term loans outstanding under our existing senior credit facility. $7.5 million of the proceeds were used to pay transaction fees and expenses. Our amended and restated senior credit facility provides for a $30.0 million five-year revolving credit facility and a $15.0 million five-year term loan facility.

      A new collective bargaining agreement with the UAW, representing all hourly employees at the Cleveland facility, was ratified in July 2004. The new agreement will expire on March 31, 2008.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Argo-Tech Corporation

      Article VIII of the Argo-Tech’s Restated Certificate of Incorporation provides that Argo-Tech will, to the fullest extent permitted by the General Corporation Law of the State of Delaware (including, without limitation, Section 145 thereof), as the same may be amended from time to time, indemnify any promoter, director, or officer whom it will have power to indemnify from and against any and all of the expenses, liabilities, or other loss of any nature, and such indemnification will not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be promoter, director, or officer and will inure to the benefit of the heirs, executors, and administrators of such a person.

      Subsection (a) of the Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the paragraph above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court deems proper.

      Section 145 further provides that, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) will be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145; that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it is ultimately determined that he is not entitled to be indemnified by the corporation; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

      Section 8.01(a) of Argo-Tech’s By-laws provides that Argo-Tech will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or arbitrative or investigative (other than an action by or in the right of Argo-Tech) by reason of the fact that he is or was a director, officer, employee or agent of Argo-Tech, or is or was serving at the request of Argo-Tech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, except in such cases as involve gross negligence or willful misconduct.

      Section 8.01(b) of Argo-Tech’s By-laws provides that Argo-Tech will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Argo-Tech to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Argo-Tech, or is or was serving at the request of Argo-Tech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Argo-Tech and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Argo-Tech unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

      In addition, Section 801(c) of Argo-Tech’s By-laws provides that expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by Argo-Tech in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is not entitled to be indemnified by Argo-Tech as authorized in Article VIII of Argo-Tech’s By-laws.

Item 21.	Exhibits and Financial Statements Schedules.

Exhibit
Number		Description of Exhibit (and document from which incorporated by reference, if applicable)

3.1		Restated Certificate of Incorporation of the Company, dated April 16, 1999 (incorporated herein by reference to Exhibit 3.1 of the Company’s registration statement on form S-4/ A filed April 22, 1999, SEC File No. 333-73179).
3.2		Restated By-Laws of the Company dated April 16, 1999 (incorporated herein by reference to Exhibit 3.2 of the Company’s registration statement on form S-4/ A filed April 22, 1999, SEC File No. 333-73179).
4.1		Indenture dated June 23, 2004, between the Company, the Subsidiary Guarantors signatory thereto and BNY Midwest Trust Company, as Trustee, relating to the 9 1/4% Senior Notes due 2010 (the form of which is included in such Indenture) (incorporated herein by reference to Exhibit 4.1 of the Company’s quarterly report on form 10-Q for the quarter ended July 31, 2004, SEC File No. 333-38223).
4	.2*	Registration Rights Agreement, dated as of June 23, 2001, by and among Argo-Tech Corporation and J.P. Morgan Securities Inc., Jefferies Quarterdeck, a division of Jeffries & Company, Inc. and NatCity Investments, Inc., as initial purchases.
5	.1*	Opinion of Paul R. Keen.
10.1		Form of Stay Pay and Severance Agreement dated June 6, 1996, between the Company and certain Executive Officers of the Company (Michael S. Lipscomb, Frances S. St. Clair, and Paul R. Keen) (incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).

Exhibit
Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

10.2	Employment Agreement dated February 13, 1989 between the Company and Paul R. Keen (incorporated herein by reference to Exhibit 10.2 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.3	Employment Agreement dated October 15, 1986 between the Company and Michael S. Lipscomb (incorporated herein by reference to Exhibit 10.3 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.4	Argo-Tech Corporation Trust Agreement dated October 28, 1994 between the Company and Society National Bank, as Trustee, relating to the Employment Agreement dated October 15, 1986 between the Company and Michael S. Lipscomb (incorporated herein by reference to Exhibit 10.4 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.5	Argo-Tech Corporation Salaried Pension Plan, dated November 1, 1995 (incorporated herein by reference to Exhibit 10.5 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.6	First Amendment to Argo-Tech Corporation Salaried Pension Plan (incorporated herein by reference to Exhibit 10.6 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.7	Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated May 17, 1994 (incorporated herein by reference to Exhibit 10.7 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.8	First Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated October 26, 1994 (incorporated herein by reference to Exhibit 10.8 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.9	Second Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated May 9, 1996 (incorporated herein by reference to Exhibit 10.9 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.10	Third Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated July 18, 1997 (incorporated herein by reference to Exhibit 10.10 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.11	Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan, dated May 17, 1994 (incorporated herein by reference to Exhibit 10.11 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.12	AT Holdings Corporation Stockholders’ Agreement, dated December 17, 1998 (incorporated herein by reference to Exhibit 10.12 of the Company’s Annual Report on form 10-K for the year ended October 30, 1999, SEC File No. 333-38223).
10.13	AT Holdings Corporation 1998 Supplemental Stockholders’ Agreement, dated December 17, 1998 (incorporated herein by reference to Exhibit 10.13 of the Company’s Annual Report on form 10-K for the year ended October 30, 1999, SEC File No. 333-38223).
10.14	Form of Management Incentive Compensation Plan for key employees of Argo-Tech (incorporated herein by reference to Exhibit 10.19 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.15	1991 Management Incentive Stock Option Plan, as amended, dated May 16, 1994 (incorporated herein by reference to Exhibit 10.20 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.16	Amendment to the 1991 Management Incentive Stock Option Plan, as amended, dated June 12, 2001 (incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on form 10-Q for the quarter ended July 28, 2001).
10.17	Form of Stock Option Agreement in connection with the Management Incentive Stock Option Plan, as amended, between Argo-Tech and each member of Argo-Tech’s Executive Staff (incorporated herein by reference to Exhibit 10.21 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).

Exhibit
Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

10.18	1991 Performance Stock Option Plan, as amended, dated May 16, 1997 (incorporated herein by reference to Exhibit 10.22 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.19	Amendment to the 1991 Performance Stock Option Plan, as amended, June 12, 2001 (incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on form 10-Q for the quarter ended July 28, 2001).
10.20	Form of Stock Option Agreement in connection with the 1991 Performance Stock Option Plan, as amended, between Argo-Tech and certain key employees (incorporated herein by reference to Exhibit 10.23 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.21	Amended and Restated Credit Facility, dated June 23, 2004, by and among Argo-Tech Corporation, the Guarantors party thereto, the Lenders party thereto and National City Bank, as administrative agent. (incorporated herein by reference to Exhibit 10.1 of the Company’s quarterly report on form 10-Q for the quarter ended July 31, 2004, SEC File No. 333-38223).
10.22	Distributorship Agreement, dated December 24, 1990, between Argo-Tech, Yamada Corporation and Vestar Capital Partners, Inc. (incorporated herein by reference to Exhibit 10.25 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.23	Japan Distributorship Agreement, dated December 24, 1990, between Argo-Tech, Aerotech World Trade Corporation, Yamada Corporation, Yamada International Corporation and Vestar Capital Partners, Inc. (incorporated herein by reference to Exhibit 10.26 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.24	Stock Purchase Agreement, dated August 1, 1997, between Argo-Tech, J.C. Carter Company, Inc., Robert L. Veloz, Individually and as Trustee, Marlene J. Veloz, Individually and as Trustee, Edith T. Derbyshire, Individually and as Trustee, Harry S. Derbyshire, Individually and as Trustee, Michael Veloz, Katherine Canfield and Maureen Partch, as Trustee (incorporated herein by reference to Exhibit 10.27 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.25	Prism Prototype Retirement Plan & Trust & 401(k) Profit Sharing Plan Adoption Agreement, dated November 1, 1994 (incorporated herein by reference to Exhibit 10.28 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.26	Prism Prototype Retirement Plan and Trust (incorporated herein by reference to Exhibit 10.29 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.27	Agreement of Purchase and Sale between Agnem Holdings, Inc. and TRW Inc. dated as of August 5, 1986 (incorporated herein by reference to Exhibit 10.30 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.28	1997 Stock Appreciation Rights Plan (incorporated herein by reference to Exhibit 10.31 of the Company’s Annual Report on form 10-K, for the year ended October 31, 1998).
10.29	AT Holdings Corporation/ Argo-Tech Corporation 1998 Equity Replacement Stock Option Plan (incorporated herein by reference to Exhibit 10.32 of the Company’s registration statement on form S-4 filed March 1, 1999, SEC File No. 333-73179).
10.30	Amendment to the AT Holdings Corporation/ Argo-Tech Corporation 1998 Equity Replacement Stock Option Plan dated June 12, 2001 (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on form 10-Q for the quarter ended July 28, 2001).
10.31	Form of Stock Option Agreement in connection with the AT Holdings Corporation/ Argo-Tech Corporation 1998 Equity Replacement Stock Option Plan (incorporated herein by reference to Exhibit 10.33 of the Company’s registration statement on form S-4 filed March 1, 1999, SEC File No. 333-73179).
10.32	First Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan (incorporated herein by reference to Exhibit 10.34 of the Company’s registration statement on form S-4 filed March 1, 1999, SEC File No. 333-73179).

Exhibit
Number		Description of Exhibit (and document from which incorporated by reference, if applicable)

10.33		Amendment, dated November 22, 2002, to Argo-Tech Corporation Trust Agreement, dated October 28, 1994. (incorporated herein by reference to Exhibit 10.36 of the Company’s annual report on form 10-K for the year ended October 26, 2002, SEC File No. 333-73179).
10	.34*	Distribution Agreement, dated April 1, 2003, between Argo-Tech Corporation and Yamada Corporation.
12	.1*	Statement re. Computation of Ratios.
21	.1*	List of Subsidiaries.
23	.1*	Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Paul R. Keen (included in Exhibit 5.1).
25	.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company, as trustee, on Form T-1.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Notice of Guaranteed Delivery.
99	.3*	Form of Letter to DTC Participants.
99	.4*	Form of Letter to Clients.

* Filed herewith.

Item 22.	Undertakings.

      The undersigned registrants hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      The undersigned registrants hereby undertake that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrants hereby undertake to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

      The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act, Argo-Tech Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on September 23, 2004.

ARGO-TECH CORPORATION

By:	/s/ PAUL R. KEEN

Name: Paul R. Keen

Title:	Executive Vice President, General Counsel, Secretary and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. LIPSCOMB Michael S. Lipscomb	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	September 23, 2004

/s/ FRANCES S. ST. CLAIR Frances S. St. Clair	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	September 23, 2004

/s/ PAUL R. KEEN Paul R. Keen	Executive Vice President, General Counsel and Director	September 23, 2004

/s/ PAUL A. SKLAD Paul A. Sklad	Controller (Principal Accounting Officer)	September 23, 2004

      Pursuant to the requirements of the Securities Act, Argo-Tech Corporation (Aftermarket) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on September 23, 2004.

ARGO-TECH CORPORATION (AFTERMARKET)

By:	/s/ PAUL R. KEEN

Name: Paul R. Keen

Title:	Secretary and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. LIPSCOMB Michael S. Lipscomb	President and Director (Principal Executive Officer)	September 23, 2004

/s/ FRANCES S. ST. CLAIR Frances S. St. Clair	Vice President and Director (Principal Financial Officer)	September 23, 2004

/s/ PAUL R. KEEN Paul R. Keen	Secretary and Director	September 23, 2004

/s/ PAUL A. SKLAD Paul A. Sklad	Controller (Principal Accounting Officer)	September 23, 2004

      Pursuant to the requirements of the Securities Act, Argo-Tech Corporation (HBP) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on September 23, 2004.

ARGO-TECH CORPORATION (HBP)

By:	/s/ PAUL R. KEEN

Name: Paul R. Keen

Title:	Secretary and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. LIPSCOMB Michael S. Lipscomb	President and Director (Principal Executive Officer)	September 23, 2004

/s/ FRANCES S. ST. CLAIR Frances S. St. Clair	Vice President and Director (Principal Financial Officer)	September 23, 2004

/s/ PAUL R. KEEN Paul R. Keen	Secretary and Director	September 23, 2004

/s/ PAUL A. SKLAD Paul A. Sklad	Controller (Principal Accounting Officer)	September 23, 2004

      Pursuant to the requirements of the Securities Act, Argo-Tech Corporation (OEM) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on September 23, 2004.

ARGO-TECH CORPORATION (OEM)

By:	/s/ PAUL R. KEEN

Name: Paul R. Keen

Title:	Secretary and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. LIPSCOMB Michael S. Lipscomb	President and Director (Principal Executive Officer)	September 23, 2004

/s/ FRANCES S. ST. CLAIR Frances S. St. Clair	Vice President and Director (Principal Financial Officer)	September 23, 2004

/s/ PAUL R. KEEN Paul R. Keen	Secretary and Director	September 23, 2004

/s/ PAUL A. SKLAD Paul A. Sklad	Controller (Principal Accounting Officer)	September 23, 2004

      Pursuant to the requirements of the Securities Act, Argo-Tech Corporation Costa Mesa has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on September 23, 2004.

ARGO-TECH CORPORATION COSTA MESA

By:	/s/ PAUL R. KEEN

Name: Paul R. Keen

Title:	Secretary and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL S. LIPSCOMB Michael S. Lipscomb	President and Director (Principal Executive Officer)	September 23, 2004

/s/ FRANCES S. ST. CLAIR Frances S. St. Clair	Vice President and Director (Principal Financial Officer)	September 23, 2004

/s/ PAUL R. KEEN Paul R. Keen	Secretary and Director	September 23, 2004

/s/ PAUL A. SKLAD Paul A. Sklad	Controller (Principal Accounting Officer)	September 23, 2004

      Pursuant to the requirements of the Securities Act, Durodyne, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, state of Ohio, on September 23, 2004.

DURODYNE, INC.

By:	/s/ PAUL R. KEEN

Name: Paul R. Keen

Title:	Secretary and Director

Signature	Title	Date

/s/ MICHAEL S. LIPSCOMB Michael S. Lipscomb	President and Director (Principal Executive Officer)	September 23, 2004

/s/ FRANCES S. ST. CLAIR Frances S. St. Clair	Vice President and Director (Principal Financial Officer)	September 23, 2004

/s/ PAUL R. KEEN Paul R. Keen	Secretary and Director	September 23, 2004

/s/ PAUL A. SKLAD Paul A. Sklad	Controller (Principal Accounting Officer)	September 23, 2004

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit (and document from which incorporated by reference, if applicable)

3.1		Restated Certificate of Incorporation of the Company, dated April 16, 1999 (incorporated herein by reference to Exhibit 3.1 of the Company’s registration statement on form S-4/ A filed April 22, 1999, SEC File No. 333-73179).
3.2		Restated By-Laws of the Company dated April 16, 1999 (incorporated herein by reference to Exhibit 3.2 of the Company’s registration statement on form S-4/ A filed April 22, 1999, SEC File No. 333-73179).
4.1		Indenture dated June 23, 2004, between the Company, the Subsidiary Guarantors signatory thereto and BNY Midwest Trust Company, as Trustee, relating to the 9 1/4% Senior Notes due 2010 (the form of which is included in such Indenture) (incorporated herein by reference to Exhibit 4.1 of the Company’s quarterly report on form 10-Q for the quarter ended July 31, 2004, SEC File No. 333-38223).
4	.2*	Registration Rights Agreement, dated as of June 23, 2001, by and among Argo-Tech Corporation and J.P. Morgan Securities Inc., Jefferies Quarterdeck, a division of Jeffries & Company, Inc. and NatCity Investments, Inc., as initial purchases.
5	.1*	Opinion of Paul R. Keen.
10.1		Form of Stay Pay and Severance Agreement dated June 6, 1996, between the Company and certain Executive Officers of the Company (Michael S. Lipscomb, Frances S. St. Clair, and Paul R. Keen) (incorporated herein by reference to Exhibit 10.1 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.2		Employment Agreement dated February 13, 1989 between the Company and Paul R. Keen (incorporated herein by reference to Exhibit 10.2 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.3		Employment Agreement dated October 15, 1986 between the Company and Michael S. Lipscomb (incorporated herein by reference to Exhibit 10.3 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.4		Argo-Tech Corporation Trust Agreement dated October 28, 1994 between the Company and Society National Bank, as Trustee, relating to the Employment Agreement dated October 15, 1986 between the Company and Michael S. Lipscomb (incorporated herein by reference to Exhibit 10.4 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.5		Argo-Tech Corporation Salaried Pension Plan, dated November 1, 1995 (incorporated herein by reference to Exhibit 10.5 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.6		First Amendment to Argo-Tech Corporation Salaried Pension Plan (incorporated herein by reference to Exhibit 10.6 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.7		Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated May 17, 1994 (incorporated herein by reference to Exhibit 10.7 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.8		First Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated October 26, 1994 (incorporated herein by reference to Exhibit 10.8 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.9		Second Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated May 9, 1996 (incorporated herein by reference to Exhibit 10.9 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.10		Third Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement, dated July 18, 1997 (incorporated herein by reference to Exhibit 10.10 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.11		Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan, dated May 17, 1994 (incorporated herein by reference to Exhibit 10.11 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).

Exhibit
Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

10.12	AT Holdings Corporation Stockholders’ Agreement, dated December 17, 1998 (incorporated herein by reference to Exhibit 10.12 of the Company’s Annual Report on form 10-K for the year ended October 30, 1999, SEC File No. 333-38223).
10.13	AT Holdings Corporation 1998 Supplemental Stockholders’ Agreement, dated December 17, 1998 (incorporated herein by reference to Exhibit 10.13 of the Company’s Annual Report on form 10-K for the year ended October 30, 1999, SEC File No. 333-38223).
10.14	Form of Management Incentive Compensation Plan for key employees of Argo-Tech (incorporated herein by reference to Exhibit 10.19 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.15	1991 Management Incentive Stock Option Plan, as amended, dated May 16, 1994 (incorporated herein by reference to Exhibit 10.20 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.16	Amendment to the 1991 Management Incentive Stock Option Plan, as amended, dated June 12, 2001 (incorporated herein by reference to Exhibit 10.3 of the Company’s Quarterly Report on form 10-Q for the quarter ended July 28, 2001).
10.17	Form of Stock Option Agreement in connection with the Management Incentive Stock Option Plan, as amended, between Argo-Tech and each member of Argo-Tech’s Executive Staff (incorporated herein by reference to Exhibit 10.21 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.18	1991 Performance Stock Option Plan, as amended, dated May 16, 1997 (incorporated herein by reference to Exhibit 10.22 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.19	Amendment to the 1991 Performance Stock Option Plan, as amended, June 12, 2001 (incorporated herein by reference to Exhibit 10.1 of the Company’s Quarterly Report on form 10-Q for the quarter ended July 28, 2001).
10.20	Form of Stock Option Agreement in connection with the 1991 Performance Stock Option Plan, as amended, between Argo-Tech and certain key employees (incorporated herein by reference to Exhibit 10.23 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.21	Amended and Restated Credit Facility, dated June 23, 2004, by and among Argo-Tech Corporation, the Guarantors party thereto, the Lenders party thereto and National City Bank, as administrative agent. (incorporated herein by reference to Exhibit 10.1 of the Company’s quarterly report on form 10-Q for the quarter ended July 31, 2004, SEC File No. 333-38223).
10.22	Distributorship Agreement, dated December 24, 1990, between Argo-Tech, Yamada Corporation and Vestar Capital Partners, Inc. (incorporated herein by reference to Exhibit 10.25 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.23	Japan Distributorship Agreement, dated December 24, 1990, between Argo-Tech, Aerotech World Trade Corporation, Yamada Corporation, Yamada International Corporation and Vestar Capital Partners, Inc. (incorporated herein by reference to Exhibit 10.26 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.24	Stock Purchase Agreement, dated August 1, 1997, between Argo-Tech, J.C. Carter Company, Inc., Robert L. Veloz, Individually and as Trustee, Marlene J. Veloz, Individually and as Trustee, Edith T. Derbyshire, Individually and as Trustee, Harry S. Derbyshire, Individually and as Trustee, Michael Veloz, Katherine Canfield and Maureen Partch, as Trustee (incorporated herein by reference to Exhibit 10.27 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.25	Prism Prototype Retirement Plan & Trust & 401(k) Profit Sharing Plan Adoption Agreement, dated November 1, 1994 (incorporated herein by reference to Exhibit 10.28 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.26	Prism Prototype Retirement Plan and Trust (incorporated herein by reference to Exhibit 10.29 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).

Exhibit
Number		Description of Exhibit (and document from which incorporated by reference, if applicable)

10.27		Agreement of Purchase and Sale between Agnem Holdings, Inc. and TRW Inc. dated as of August 5, 1986 (incorporated herein by reference to Exhibit 10.30 of the Company’s Registration Statement on form S-1, filed October 17, 1997, SEC File No. 333-38223).
10.28		1997 Stock Appreciation Rights Plan (incorporated herein by reference to Exhibit 10.31 of the Company’s Annual Report on form 10-K, for the year ended October 31, 1998).
10.29		AT Holdings Corporation/ Argo-Tech Corporation 1998 Equity Replacement Stock Option Plan (incorporated herein by reference to Exhibit 10.32 of the Company’s registration statement on form S-4 filed March 1, 1999, SEC File No. 333-73179).
10.30		Amendment to the AT Holdings Corporation/ Argo-Tech Corporation 1998 Equity Replacement Stock Option Plan dated June 12, 2001 (incorporated herein by reference to Exhibit 10.2 of the Company’s Quarterly Report on form 10-Q for the quarter ended July 28, 2001).
10.31		Form of Stock Option Agreement in connection with the AT Holdings Corporation/ Argo-Tech Corporation 1998 Equity Replacement Stock Option Plan (incorporated herein by reference to Exhibit 10.33 of the Company’s registration statement on form S-4 filed March 1, 1999, SEC File No. 333-73179).
10.32		First Amendment to the Argo-Tech Corporation Employee Stock Ownership Plan Excess Benefit Plan (incorporated herein by reference to Exhibit 10.34 of the Company’s registration statement on form S-4 filed March 1, 1999, SEC File No. 333-73179).
10.33		Amendment, dated November 22, 2002, to Argo-Tech Corporation Trust Agreement, dated October 28, 1994. (incorporated herein by reference to Exhibit 10.36 of the Company’s annual report on form 10-K for the year ended October 26, 2002, SEC File No. 333-73179).
10	.34*	Distribution Agreement, dated April 1, 2003, between Argo-Tech Corporation and Yamada Corporation.
12	.1*	Statement re. Computation of Ratios.
21	.1*	List of Subsidiaries.
23	.1*	Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Paul R. Keen (included in Exhibit 5.1).
25	.1*	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Midwest Trust Company, as trustee, on Form T-1.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Notice of Guaranteed Delivery.
99	.3*	Form of Letter to DTC Participants.
99	.4*	Form of Letter to Clients.

*	Filed herewith.